UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

UQM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

The Board of Directors (the “Board”) of UQM Technologies, Inc. (“UQM” or the “Company”) has unanimously approved a Stock Issuance and Purchase Agreement (the “Purchase Agreement”) providing for American Compass, Inc. (“American Compass”), a California corporation and wholly owned U.S. subsidiary of Hybrid Kinetic Group Limited, a publicly traded Bermuda company listed on the Hong Kong Stock Exchange (“Hybrid Kinetic”), to purchase 66.5 million newly issued shares of the Company’s common stock for an aggregate purchase price of $47,880,000 (the “Transaction”).  Following the closing of the Transaction, Hybrid Kinetic will own through American Compass approximately [58%] of the Company, or [54%] on a fully-diluted basis accounting for all currently outstanding stock options and warrants.  You are cordially invited to attend the annual meeting of UQM shareholders to be held at       a.m., local time, on             , 2016 at                     , Colorado.

At the annual meeting, you will be asked to consider and vote on:

•                  A proposal to approve the Transaction, which results in a “change of control” of the Company;

•                  A proposal to amend and restate the Company’s articles of incorporation to, among other changes, increase the number of authorized shares of common stock by 100,000,000 to 175,000,000

•                  A proposal to further amend the Company’s articles of incorporation to decrease the shareholder vote needed to approve future amendments to the articles of incorporation and certain corporate actions from two-thirds of the outstanding shares to a majority of the outstanding shares;

•                  A proposal to elect a Board of five directors (which will be increased upon closing of the Transaction);

•                  A proposal to approve, on an advisory (nonbinding) basis, the compensation for our named executive officers;

•                  A proposal to amend our 2012 equity incentive plan to increase the number of shares available for grant by 2,500,000 shares;

•                  A proposal to amend our stock bonus plan to increase the number of shares available for grant by 300,000 shares; and

•                  A proposal to ratify the appointment of Hein & Associates LLP to act as our independent auditors.

If the Transaction contemplated by the Purchase Agreement is completed, UQM’s existing shareholders shall continue to hold their shares of the Company and Hybrid Kinetic will indirectly become the majority shareholder of the Company.  The Company’s stock will continue to be listed on the NYSE MKT Stock Exchange (the “NYSE MKT”) and the Company will continue as a public reporting company under the rules of the U.S. Securities and Exchange Commission.

After thoughtful consideration and consultation with UQM’s financial and legal advisors, the Board of UQM approved and adopted the Purchase Agreement and unanimously declared that the Purchase Agreement and the Transaction are advisable, fair to and in the best interests of the shareholders of the Company.

THE BOARD OF UQM UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE TRANSACTION AS CONTEMPLATED BY THE AGREEMENT, FOR THE TWO PROPOSALS TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION, AND FOR THE OTHER PROPOSALS PRESENTED AT THE ANNUAL MEETING.

The Proxy Statement attached to this letter provides you with information about the Transaction and the terms of the Purchase Agreement and the annual meeting of UQM’s shareholders.  UQM encourages you to read the entire Proxy Statement carefully, including the annexes and documents incorporated by reference.  You may also obtain more information about the Company from documents the Company has filed with the Securities and Exchange Commission.

Your vote is important.  Under the rules of NYSE MKT, approval of holders of a majority of the shares represented at the annual meeting is necessary for this “change of control” Transaction.  In addition, the approval of holders of two-thirds of our outstanding shares is necessary to amend the articles of incorporation to, among other things, provide a sufficient number of shares for Hybrid Kinetic to purchase in the Transaction.  The failure of any shareholder to vote will have the same effect as a vote against amending and restating the articles of incorporation, which is a condition to closing the Transaction.  Accordingly, whether or not you plan to attend the annual meeting, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card and returning it in the envelope provided, or by voting over the telephone or over the Internet as instructed in those materials.  If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR approval of the Transaction, FOR the amended and restated articles of incorporation to increase the number of authorized shares, FOR the further amendment of the articles of incorporation to decrease the shareholder vote needed to approve future amendments and certain corporate actions, FOR the election of directors, FOR the advisory approval of compensation to our executive officers, FOR the amendment of our 2012 equity incentive plan, FOR the amendment of our stock bonus plan, and FOR the ratification of Hein & Associates LLP as our independent auditors.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the annual meeting.

If you hold your shares in “street name,” you should instruct your bank, broker, other nominee how to vote your shares in accordance with the voting instructions form you will receive from your bank, broker or other nominee.  Your bank, broker or other nominee cannot vote on any of the proposals, other than for the ratification of our independent auditors, without your instructions.  Thank you for your cooperation and continued support.

Very truly yours,

Donald W. Vanlandingham
Chairman of the Board

Joseph R. Mitchell
Chief Executive Officer and Director

Neither the Purchase Agreement nor the Transaction have been approved or disapproved by the Securities and Exchange Commission or any state securities commission.  Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits of fairness of the

Purchase Agreement or the Transaction contemplated by the Purchase Agreement or accuracy of the information contained in this document or the accompanying Proxy Statement.  Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED             , 2016 AND IS FIRST BEING MAILED TO SHAREHOLDERS OF UQM TECHNOLOGIES, INC. ON OR ABOUT            , 2016.

UQM TECHNOLOGIES, INC.

4120 Specialty Place

Longmont, Colorado 80504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON           , 2016

The annual meeting of shareholders of UQM Technologies, Inc. (“UQM” or the “Company”) will be held on      day,           , 2016, at 10:00 a.m., local time at           ,                   , Colorado for the following purposes:

1.              To approve the sale of 66.5 million newly issued shares of UQM common stock to American Compass, Inc., a wholly-owned subsidiary of Hybrid Kinetic Group Limited (“Hybrid Kinetic”), which sale would constitute a “change of control” of the Company under the rules of the NYSE MKT as Hybrid Kinetic would indirectly own a majority of the Company’s common stock.

2.              To approve the amendment and restatement of the Company’s articles of incorporation to, among other changes, increase the number of authorized shares of common stock by 100,000,000 to 175,000,000.

3.              To approve a further amendment of the Company’s articles of incorporation to decrease the shareholder vote needed to approve future amendments to the articles of incorporation and certain corporate transactions from two-thirds of the outstanding shares to a majority of the outstanding shares.

4.              To elect a Board of five directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified.

5.              To approve on an advisory basis the compensation for our named executive officers.

6.              To approve the amendment of our 2012 equity incentive plan.

7.              To approve the amendment of our stock bonus plan.

8.              To consider and vote upon a proposal to ratify the appointment of Hein & Associates LLP to act as our independent auditors for the fiscal year ending March 31, 2017.

9.              To transact such other business as may properly come before the meeting.

The record date for the annual meeting has been fixed at            , 2016. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

, 2016	By order of the board of directors

/s/ DAVID I. ROSENTHAL
David I. Rosenthal, Secretary

YOUR VOTE IS IMPORTANT.  Please vote, whether or not you expect to attend the annual meeting, as soon as possible.  You may vote by using the Internet or by telephone or by signing and returning the paper proxy card by mail. Your vote is being solicited by the board of directors.  If you attend the meeting, you may vote in person even though you have submitted a proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON           , 2016

Our Proxy Statement and Fiscal Year 2016 Annual Report on Form 10-K are available online at [www.envisionreports.com/UQM].

i

Recommendation by UQM Board	38

PROPOSAL 4: Election of Directors	40
Changes to Board if the Transaction Occurs	41
Board and Corporate Governance Matters	42
Changes to Committees of the Board if the Transaction Occurs	44
Compensation and Benefits Committee Interlocks and Insider Participation	44

MANAGEMENT	45
Section 16(a) Beneficial Ownership Reporting Compliance	45

COMPENSATION DISCUSSION AND ANALYSIS	46

EMPLOYMENT AGREEMENTS	54

PAYMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	55

DIRECTOR COMPENSATION	56

COMPENSATION AND BENEFITS COMMITTEE REPORT	58

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	59

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT	59

EQUITY COMPENSATION PLAN INFORMATION	60

PROPOSAL 5: Advisory Vote to Approve Compensation for Our Named Executive Officers	61

PROPOSAL 6: Approval of the Amendment to the 2012 Equity Incentive Plan to Increase the Number of Shares Available for Grant by 2,500,000 Shares	62
Purpose and Background of the Equity Incentive Plan	62
Dilution, Burn Rate and Overhang of the Company’s Equity-Based Compensation Plans	63
Summary of the Equity Incentive Plan	63
Federal Income Tax Consequences	65
Shareholder Approval	66

PROPOSAL 7 Vote upon a Proposal to Approve the Amendment of the Stock Bonus Plan to Increase the Number of Shares Available for Grant by 300,000 Shares	67
Purpose and Background of the Stock Bonus Plan	67
Summary of the Stock Bonus Plan	68
Federal Income Tax Consequences	69
Shareholder Approval	69

PROPOSAL 8: Ratification of Selection of Independent Auditors	71
Independent Auditor’s Fees	71
Pre-Approval Policies and Procedures	71
Disagreements with Auditors	72

REPORT OF THE AUDIT COMMITTEE	72

PROPOSALS BY SHAREHOLDERS	73

ii

OTHER MATTERS	73

ANNUAL REPORT	73

Annex A	Stock Issuance and Purchase Agreement
Annex B	Fairness Opinion
Annex C	Form of Amended and Restated Articles of Incorporation (increase of Authorized Shares)
Annex D	Form of First Amended and Restated Amendment to Articles of Incorporation (change of voting requirements)
Annex E	Amendment to the 2012 Equity Incentive Plan
Annex F	Amendment to the Stock Bonus Plan

iii

PROXY STATEMENT

UQM TECHNOLOGIES, INC.

4120 Specialty Place

Longmont, Colorado 80504

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON           , 2016

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting, which will be held at the                            ,           , Colorado      , on           , 2016, at 10:00 a.m. local time.  On               , 2016, we began mailing to shareholders of record either a Notice of Internet Availability of Proxy Materials (“Notice”) or this proxy statement and proxy card.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND ANNUAL MEETING

Why am I receiving this proxy statement?

You have received these proxy materials because you own shares of UQM Technologies, Inc. common stock and our board of directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement describes issues on which we would like you to vote at our annual meeting. It also gives you information on these issues so that you can make an informed decision.

On what items am I voting?

You will be voting on eight proposals. Three of these proposals relate to the Company’s Transaction with Hybrid Kinetic:

•                  approval of the Transaction pursuant to the rules of NYSE MKT, as Hybrid Kinetic’s purchase of our stock constitutes a change in control of the Company under those rules; and

•                  approval of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares to a sufficient number to permit Hybrid Kinetic’s purchase of 66.5 million shares of common stock pursuant to the terms of the Purchase Agreement

•                  approval of a First Amendment to the Company’s Amended and Restated Articles of Incorporation to decrease the shareholder vote needed to approve future amendments to the articles of incorporation, and certain corporate actions, from two-thirds of the outstanding shares to a majority of the outstanding shares.

In addition, you will vote on three customary proposals presented at each annual meeting:

•                  approval on an advisory basis of our executive compensation;

•                  election of five directors; and

•                  ratification of our audit committee’s appointment of Hein & Associates LLP as our independent auditors.

You also will vote on two proposals to amend our equity compensation plans to authorize additional shares of Common Stock to be granted under such plans:

•                  approval of an amendment to our 2012 Equity Incentive Plan to increase the number of shares available for grant by 2,500,000 shares; and

•                  approval of an amendment to our Stock Bonus Plan to increase the number of shares available for grant by 300,000 shares.

What are the primary terms of the Transaction with Hybrid Kinetic?

Hybrid Kinetic will purchase 66,500,000 newly issued shares of the Company’s common stock for a purchase price of $47,880,000.  Following the purchase, Hybrid Kinetic will be the majority shareholder of the Company.  Closing of this Transaction is subject to usual and customary terms, including the approval of the shareholders of UQM and the shareholders of Hybrid Kinetic.  For more details about the Transaction, please see the sections “Summary,” “The Transaction” and “The Purchase Agreement.”

If shareholders approve the Transaction, will we be required to sell our stock of UQM?

The Transaction involves the purchase by Hybrid Kinetic of newly issued shares of UQM.  It is not a purchase of shares from UQM’s existing shareholders or a merger agreement, pursuant to which UQM shareholders would receive consideration in exchange for their common stock.  Shareholders of the Company prior to the Transaction’s closing will continue to own their shares of UQM stock following the closing.

If the Transaction is approved will UQM remain a public company?

Following closing of the Transaction, UQM will continue to remain a public company with its shares listed for trading on the NYSE MKT and the requirement to file its annual reports (including the audited financial statements contained therein) and other reports with the U.S. Securities and Exchange Commission (“SEC”).  Indeed, it is a condition to Hybrid Kinetic’s obligation to close the Transaction that UQM’s common stock remain listed for trading on the NYSE MKT.

What is the effect to UQM and its other shareholders of having Hybrid Kinetic as UQM’s majority shareholder?

Under Colorado corporate law, all shares of the Company, regardless of who owns them, have the same rights and privileges.  Because Hybrid Kinetic will own a majority of the Company’s common stock, it will have sufficient votes to elect all of the directors of the Company and to approve any other corporate action requiring the affirmative vote of holders of a majority of the Company’s outstanding shares.

Because of Hybrid Kinetic’s significant ownership of the Company following the Transaction, any transaction or arrangement between the Company, on the one hand, and Hybrid Kinetic or any of its affiliates, on the other hand, will need to be approved by the Board consistent with its fiduciary duties to all shareholders of the Company.  This will entail full disclosure to the Board as well as separate approval by the Audit Committee of the Board, which is composed solely of the independent directors.  In addition, relationships, transactions or other arrangements between the Company and Hybrid Kinetic and/or its affiliates must be disclosed by the Company in its filings with the SEC, other than in very limited circumstances.

Following the Transaction, UQM will be treated as a “controlled company” under the rules of the NYSE MKT because Hybrid Kinetic will own a majority of UQMs outstanding shares.  As a controlled company, UQM’s Compensation and Benefits Committee and its Governance and Nominating Committee will no longer be required to be composed solely of independent directors.  Under the rules of the NYSE MKT and SEC, UQM’s Audit Committee must continue to be composed solely of independent directors.

Does the Board recommend the Transaction?

Our Board determined that the issuance and sale of stock to Hybrid Kinetic, on the terms and conditions set forth in the Purchase Agreement, are fair to and in the best interests of the Company and our shareholders. The Board approved the Purchase Agreement and the Transaction and directed the officers of the Company to sign the Purchase Agreement and to perform all of the obligations on the part of the Company under the Purchase Agreement in order that the Transaction may be closed as expeditiously as possible.

Accordingly, our Board recommends that our shareholders vote:

•                  “FOR” Proposal 1: Approval of the issuance and sale of our stock to Hybrid Kinetic pursuant to the terms of the Purchase Agreement.

•                  “FOR” Proposal 2: Approval of the Amended and Restated Articles of Incorporation to, among other things, increase the number of authorized shares of common stock from 75,000,000 to 175,000,000.

•                  “FOR” Proposal 3: Approval of the First Amendment to the Amended and Restated Articles of Incorporation to decrease the shareholder vote needed to approve future amendments to the articles of incorporation, and certain other corporate actions, from two-thirds of the outstanding shares to a majority of the outstanding shares.

What factors did the Board consider and what were its reasons for approving the Transaction and recommending that the shareholders approve the Transaction?

In making its determinations, our Board considered various factors, including:

•                  the immediate and long-term benefit to UQM’s financial condition of receiving approximately $47.9 million in cash from the sale of stock, in light of UQM’s current cash position and longer-term liquidity concerns;

•                  the position, apparent prospects and confirmed financial condition of Hybrid Kinetic, as UQM’s controlling shareholder and as a guiding “partner” in helping UQM establish its China business;

•                  UQM had conducted, with the assistance of a business development firm focused on Asian opportunities, a formal process over several years to seek strategic partners and/or investors for its electric motors and controllers business in the growing Chinese market as well as explored other opportunities for strategic partnership and/or investment and based on that process believes that this Purchase Agreement offers the best opportunity with greater financial benefit and likelihood of successful closure than that presented by any other potential Chinese market partner or investor; and

•                  the opinion of its financial advisor Duff & Phelps that the consideration to be received by UQM pursuant to the Purchase Agreement is fair from a financial point of view to UQM’s shareholders.

SUMMARY OF THE TRANSACTION

Transaction:

The Company will issue and sell to American Compass, a wholly-owned U.S. subsidiary of Hybrid Kinetic, 66,500,000 newly issued shares of the Company’s common stock upon the terms and conditions of the Purchase Agreement.

Purchase Price

The aggregate purchase price of the shares to be issued to Hybrid Kinetic is $47,880,000, which is equal to $0.72 per share. This purchase price reflects a 6.4% premium over the trading average of the Company’s common stock on a volume weighted average basis over the 90 trading days ended on June 27, 2016, the date before the Purchase Agreement was approved by our Board of Directors and signed by the parties. The Purchase Agreement does not provide for any adjustment to the purchase price.

Hybrid Kinetic Ownership:

Following closing of the Transaction, Hybrid Kinetic will own approximately [58]% of the Company’s outstanding shares of common stock. When adjusted to account for all of the shares of common stock the Company must issue upon the exercise of the stock options and warrants to acquire Company stock that are outstanding as of      , 2016 (also called “on a fully diluted basis”), Hybrid Kinetic’s shares would represent [54.1]% of the Company’s outstanding common stock.

Earnest Money Deposit:

Hybrid Kinetic deposited $3,000,000 (the “Deposit”) in an escrow account at US Bank in Atlanta to be applied to the purchase price. If the Purchase Agreement is terminated without the Transaction closing, in most circumstances the Deposit will be returned to Hybrid Kinetic, but, in certain circumstances, it will be paid to the Company.

Expected Closing Date of the Transaction:

The parties expect to close the Transaction immediately following the annual meeting, assuming UQM’s shareholders approve both Proposal 1 (approval of the Transaction), Proposal 2 (adoption of the Amended and Restated Articles of Incorporation), and Proposal 3 (adoption of the First Amendment to the Amended and Restated Articles of Incorporation). The parties expect that all other conditions to close the Transaction specified in the Purchase Agreement will have been satisfied prior to the date of the annual meeting.

Conditions to Closing the Transaction:

Closing of the Transaction is conditioned upon the approval, by requisite vote, of UQM’s shareholders and Hybrid Kinetic’s shareholders. Because UQM needs to amend its articles of incorporation to provide enough shares to issue to Hybrid Kinetic in the Transaction, UQM shareholders must approve Proposal 1 (approval of the Transaction), Proposal 2 (adoption of the Amended and Restated Articles of Incorporation), and Proposal 3 (adoption of the First Amendment to the Amended and Restated Articles of Incorporation) in order to satisfy this condition. The Purchase Agreement also requires that the Transaction be approved by the U.S. Committee on Foreign Investment in the United States (“CFIUS”) before the Transaction may be closed. Closing of the Transaction is also subject to other usual and customary conditions for a transaction of this type.

Covenants Prior to Closing of the Transaction

The Purchase Agreement imposes obligations on each of the Company and Hybrid Kinetic; some obligations apply to both parties. From the date it executed the Purchase Agreement until the closing, the Company is required to conduct its business in the ordinary course and to use commercially reasonable efforts to maintain and preserve its business, reputation, relationship with employees, customers, suppliers and others. The Purchase Agreement identifies certain non-

ordinary transactions and business practices that require the consent of Hybrid Kinetic before the Company may take such actions. The Company agreed to use its reasonable best efforts to hold the annual meeting, to prepare this Proxy Statement and take such action as necessary to secure the shareholders’ approval of the Transaction.

The Company also agreed that neither it nor its directors, officers, employees, agents, advisors or investment bankers, will directly or indirectly solicit, initiate or knowingly facilitate the submission of any investment or takeover proposal as an alternate to the Transaction. If an unsolicited proposal is received, the Company must provide notice to Hybrid Kinetic before taking any action on this proposal and the Board may only pursue such proposal if it believes not to do so would constitute a breach of its fiduciary duties.

Both parties have agreed to use their reasonable best efforts to obtain all regulatory or other approvals from any governmental agency. Hybrid Kinetic and the Company are working closely together to apply for CFIUS approval for the Transaction.

Covenants Following Closing of the Transaction:

The Company and Hybrid Kinetic have agreed that following closing of the Transaction, the management of the Company will remain as the management of the Company, subject to such subsequent election or removal as are approved by the Board following the closing. The headquarters of the Company will remain in Colorado for at least three years following the closing of the Transaction and the Board following the closing shall take such efforts as are necessary to ensure that the Company’s core technology will remain in the United States and its primary research and development efforts will continue to be conducted at its Colorado facility for at least three years. The Company will continue to support its current customers and seek new customers on a world-wide basis for its products. The Purchase Agreement contains other usual and customary post-closing covenants.

Board of Directors Following Closing of the Transaction:

The Company and Hybrid Kinetic have agreed to increase the size of the Board to nine members effective upon the closing of the Transaction. The Board following the closing will be composed of five members nominated by Hybrid Kinetic, including a director who will be named chairman, the Company’s existing CEO, and three of the Company’s current four independent directors. Shareholders should note that while they will elect five directors at this annual meeting, one of these directors will step down effective upon the closing of the Transaction. Hybrid Kinetic, as a majority shareholder of the Company following the closing of the Transaction, has the ability to elect all of the directors of the Company going forward and has made no commitment to keep the initial directors following their term, which ends at the next annual meeting of the Company.

Termination and Effect

If the Purchase Agreement is terminated without the Transaction closing, then the circumstances under which it was terminated will determine which of three results will occur: (i) the Deposit is retained by the Company, (ii) the Deposit is returned to Hybrid Kinetic, or (iii) in certain limited circumstances, the Deposit is returned to Hybrid Kinetic in addition to the requirement for the

The Company will pay a termination payment in the amount of $3,000,000 (the “Termination Payment”) to Hybrid Kinetic should the Company accept another offer. In certain circumstances the Deposit will be retained by the Company in exchange for issuance of new shares of common stock of the Company, called “Conversion Shares”. The number of Conversion Shares of the Company’s common stock to be issued will be equal to the amount of the Deposit divided by the agreed exchange price per share, which will be between US$0.60-.072 per share.

Amended and Restated Articles of Incorporation

The Amended and Restated Articles of Incorporation, among other changes, would increase the number of our authorized shares of common stock from 100,000,000 to 175,000,000. Approval of the Amended and Restated Articles of Incorporation is a condition to closing the Transaction; even if Proposal 1 (approval of the Transaction) is approved by our shareholders, the Transaction cannot close, or this condition be waived, if Proposal 2 (adoption of the First Amendment to the Amended and Restated Articles of Incorporation) is not approved by the shareholders as there will be an insufficient number of shares available for sale to Hybrid Kinetic.

First Amendment to the Amended and Restated Articles of Incorporation

The First Amendment to the Amended and Restated Articles of Incorporation would decrease the shareholder vote needed to approve future amendments to the articles of incorporation and certain corporate actions from two-thirds of the outstanding shares to a majority of the outstanding shares. Approval of the First Amendment to the Amended and Restated Articles of Incorporation (Proposal 3) is also a condition to closing the Transaction. If this Proposal 3 is not approved even though our shareholders approve Proposal 1 (approval of the Transaction) and Proposal 2 (adoption of the Amended and Restated Articles of Incorporation to increase the number of authorized shares), Hybrid Kinetic could waive the required condition for this Proposal 3 to be approved.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including statements about our beliefs or current expectations of the future financial prospects, operations and corporate governance procedures of the Company following the closing of the Transaction with Hybrid Kinetic as well as our current beliefs of the future prospects of the Company if the Transaction does not occur, whether as a result of a failure of our shareholders to approve the Transaction or otherwise. We intend the forward-looking statements throughout this Proxy Statement to be covered by the safe harbor provisions for forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual outcomes to differ materially from our expectations.

THE ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS

Time, Place and Purpose of the Annual Meeting

Our annual meeting will be held at       a.m., local time, on             , 2016 at                     , Colorado.  The annual meeting is being held for UQM’s shareholders to vote on the Transaction and the proposed amendments of our articles of incorporation.  The two amendments are required, respectively, in order for there to be sufficient shares to issue to Hybrid Kinetic in the Transaction, and to satisfy a condition to the parties’ obligations under the Purchase Agreement.  Shareholders will also vote at the annual meeting on the customary matters presented at every annual meeting—election of directors, a non-binding advisory vote on executive compensation and ratification of the audit committee’s appointment of our independent auditors.  In addition, shareholders will also vote to approve the amendment of our 2012 equity incentive plan and our stock bonus plan.

If we do not receive sufficient votes by proxy or in person to constitute a quorum or to approve the items presented at the annual meeting, as permitted under Colorado law and by our bylaws, we will adjourn the meeting until a future date.

Who Can Vote at the Special Meeting

Holders of our common stock at the close of business on        , 2016 are entitled to vote.  As of that date, there were             shares of our common stock outstanding, each share being entitled to one vote.  There are no other classes of voting securities outstanding.

Quorum; Vote Required

The presence, in person or by proxy, of the holders of one-third of the outstanding shares of our common stock entitled to vote will constitute a quorum. If a quorum is present, we can hold the annual meeting and conduct business.  Because under Colorado corporate law and our existing articles of incorporation we have a higher voting requirement for the amendment and restatement of our articles of incorporation (Proposal 3), we will likely adjourn the annual meeting until a later date if we do not have a sufficient number of shares present to approve that proposal even if we have a quorum.

If a quorum is present, the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for passage of each of Proposal 1 (approval of the Transaction), Proposal 4 (advisory vote on executive compensation), Proposal 5 (approval of the amendment to the 2012 Equity Incentive Plan), Proposal 6 (approval of the amendment to the Stock Purchase Plan) and Proposal 7 (ratification of independent public accountants).  For the two proposals regarding our articles of incorporation, Proposal 2 (adoption of the Amended and Restated Articles of Incorporation to, among other things, increase the number of shares of authorized shares of common stock), and Proposal 3 (adoption of the First Amendment to the Amended and Restated Articles of Incorporation to decrease the shareholder vote needed to approve future amendments of the articles of incorporation), the approval of holders of             shares (two-thirds of our outstanding shares) is required for adoption of these proposals.  For Proposal 4 (election of the directors), the five candidates having the highest number of votes cast for their election will be elected.

Because approval of Proposal 2 and Proposal 3 (both regarding amendment of our articles of incorporation) are each a required condition for the closing of the Transaction, as a practical matter, the approval of holders of two-thirds of our outstanding shares is required for approval of the Transaction.  An abstention from voting on Proposal 2 or Proposal 3 is the same as a vote against that proposal.

Shares that abstain from voting on a proposal presented will be counted toward the presence of a quorum.  No cumulative voting rights are authorized, and dissenters’ rights are not applicable to the matters on which shareholders are voting at the annual meeting.

Voting Your Shares

Method of Voting.  Shareholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. While shareholders also may attend the meeting and vote in person, we strongly encourage you to vote in advance by using the Internet, by telephone or (if you received your proxy card by mail) by signing and returning your proxy card.  If you own common shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•                  You may vote by using the Internet.  The address of the website for Internet voting is www.envisionreports.com/UQM.  Internet voting is available 24 hours a day and will be accessible until    a.m. Eastern Time on        , 2016. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•                  You may vote by telephone.  The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until     a.m. Eastern Time on     , 2016. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•                  You may vote by mail.  If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

When you vote by using the Internet, by telephone or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint Joseph R. Mitchell and David I. Rosenthal as your representatives at the annual meeting. They will vote your shares at the annual meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the annual meeting.

The method you use to vote will not limit your right to vote at the annual meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the annual meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the annual meeting.

Changing your Vote.  You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•                  submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•                  sending written notice of revocation to our Corporate Secretary at 4120 Specialty Place, Longmont, CO 80504; or

•                  voting in person at the annual meeting.

Attendance at the meeting will not by itself revoke a proxy.

Voting of Shares if You Take no Action. If your shares are held in “street name” through a bank or broker, your bank or broker may only vote your shares under certain limited circumstances if you do not provide voting instructions before the annual meeting, in accordance with New York Stock Exchange (“NYSE”) rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement (Proposal 8). With respect to Proposal 8, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The remaining proposals are not considered routine matters under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the annual meeting will be counted for purposes of establishing a quorum, but generally not for determining the number of shares voted for or against any non-routine matter, and therefore will have no effect on the outcome of the vote with respect to any non-routine matter. Because Proposals 2 (adoption of the Amended and Restated Articles of Incorporation) and 3 (adoption of the First Amendment to the Restated Articles of Incorporation) require approval of the votes of two-thirds of the shares outstanding, a broker non-vote will count as a vote against Proposals 2 and 3.

IN ORDER TO HAVE YOUR VOTING PREFERENCES ON PROPOSALS 1, 2, 3, 4, 5, 6 and 7 REFLECTED IN THE VOTING TABULATION, YOU MUST PROVIDE INSTRUCTIONS DIRECTLY TO YOUR BANK OR BROKERAGE FIRM VIA TELEPHONE OR THE INTERNET OR BY SIGNING AND RETURNING THE PAPER PROXY CARD MAILED TO YOU.

Voting Recommendations of UQM’s Board

For the reasons described below in the proxy statement, our Board of Directors unanimously recommends voting your shares: FOR approval of the Transaction (Proposal 1), FOR the Amended and Restated Articles of Incorporation (Proposal 2), FOR the First Amendment to the Amended and Restated Articles of Incorporation (Proposal 3), FOR the election of each of the five nominated directors (Proposal 4), FOR the approval (on an advisory basis) of compensation to our executive officers (Proposal 5), FOR the amendment of the 2012 Equity Incentive Plan (Proposal 6), FOR the amendment of the Stock Purchase Plan (Proposal 7) and FOR the ratification of Hein & Associates LLP as our independent auditors (Proposal 8).

Announcement of Voting Results

We will report the voting results on Form 8-K within four business days following the conclusion of the annual meeting.  The Form 8-K will be available through our website at www.uqm.com or at www.sec.gov.

Householding

We, along with some banks, brokers and other nominee record holders may be participating in the practice of “Householding” proxy statements and annual reports.  This means that only one copy of the Company’s Notice of Internet Availability Proxy Statement or Annual Report on Form 10-K may have been sent to multiple shareholders sharing a household.  The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Secretary of the Company, UQM Technologies, Inc., 4120 Specialty Place, Longmont, Colorado 80504, telephone: (303) 682-4900.  Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report on Form 10-K in the future, or any shareholder who is receiving multiple copies and would like to receive only one per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and phone number.

Solicitation of Proxies

The Company has engaged Alliance Advisors LLC to assist it in soliciting proxies for the annual meeting.  Further solicitation of proxies may be made by telephone or oral communication by regular employees of the Company, who will not be additionally compensated for this work.  The expense of this solicitation is being borne by the Company.

PROPOSAL 1:
Approval of Sale of Shares to Hybrid Kinetic

The rules of the NYSE MKT require the Company to obtain the approval of its shareholders for the Transaction because sale of the shares to Hybrid Kinetic pursuant to the terms of the Purchase Agreement will result in a change of control of the Company.  Information about the Transaction, including how the Company pursued a transaction of this type and the reasons why the Board believes the Transaction is in the best interests of the Company and its shareholders, is included below in the section titled “The Transaction.”  The terms of the Transaction are described below in the section titled “The Purchase Agreement.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE TRANSACTION.

THE TRANSACTION

Background of the Transaction

Overview

The Company and Hybrid Kinetic sell complementary electric vehicle products, and over the last three and a half years have entered into various discussions on ways to collaborate on sales or a potential investment in the Company.  The discussions over the years initially began with exploring a supply relationship whereby the Company would supply electric motors and controllers to affiliates of Hybrid Kinetic, discussions about a potential Chinese manufacturing joint venture and possible investment by Hybrid Kinetic in the Company.  In early 2016, Hybrid Kinetic approached the Company to propose an investment in the Company that eventually led to the negotiation of the terms of the Transaction and execution of the Purchase Agreement.

The Company’s China Strategy

Six to seven years ago, management and our Board realized a potential opportunity for sales of our products into the China market, which represents a fast-growing market and the largest potential market globally.  In late 2013, the Board directed that management explore the best alternatives for increasing the Company’s business operations and prospects in China.  After considering many alternative vehicles to enable direct sales into China, management determined that manufacturing products in an Asian-based facility with a well-positioned local partner offered the best strategic and economic alternative to service the large and growing Chinese domestic market.

In connection with pursuing a transaction with a company with experience in China, on September 25, 2013 the Board formed a Special Committee of independent directors of the Board (the “Special Committee”) to oversee and approve any significant transactions with a local partner.  The Special Committee was reauthorized through a Special Committee Charter approved on June 2, 2016.

On July 16, 2014, the Special Committee and management engaged the investment banking firm BDA Advisors to contact potential strategic investors and/or partners in the United States as well as overseas about an investment in or manufacturing partnership with the Company. The Special Committee and Management chose BDA Advisors for its experience and connections in China and East Asia as well as its familiarity with the Company and its operations and strategy.

Initial Discussions with Hybrid Kinetic

Between 2013-2015, Hybrid Kinetic approached the Company on several occasions to explore the potential for a sales, joint venture or investment arrangement between the companies.  First, in early 2013 Hybrid Kinetic contacted the Company’s sales team to discuss the Company supplying electric motors and controllers for a bus manufacturing venture Hybrid Kinetic was planning to launch for the Chinese market. As the parties discussed this potential supply arrangement, the concept evolved to also include a potential investment by Hybrid Kinetic in the Company.  A draft memorandum of understanding and a supply agreement were exchanged, however, these discussions did not progress to a final agreement.  In mid-2014, Hybrid Kinetic contacted Mr. Ridenour, the Company’s former CEO, indicating they were interested in pursuing a joint venture and technical services license agreement with the Company.  Consequently, a team from Hybrid Kinetic visited the Company on September 21, 2014 to further discuss the terms of the proposed joint venture. The Company and Hybrid Kinetic signed a non-binding memorandum of understanding on October 20, 2014 to explore this potential joint venture to produce electric motor and controller systems in China.  The Company engaged BDA Advisors to assist it in evaluating the new business proposal from Hybrid Kinetic, however, the discussions concluded without consummating a joint venture or license agreement between the parties.

In March 2015, Jason Xu, the CEO of Hybrid Kinetic, again contacted Mr. Ridenour indicating that Hybrid Kinetic would be interested in re-opening discussions with the Company.  During April and May 2015, the parties exchanged draft agreement documents based upon the drafts partially negotiated in the parties’ discussions in 2013 and 2014. This negotiation was ended on June 18, 2015 for various reasons, primarily due to the fact that Hybrid Kinetic was not prepared at the time to invest in an electric vehicle drive company.  In addition, the single source of vehicle transmissions supplied for purposes of the trial testing at the time could not meet the required product and commercial parameters established by Hybrid Kinetic, an issue which has since been rectified through alternative sourcing arrangements for transmission.

Although these exploratory discussions during the years 2013-15 did not result in a definitive sales supply agreement or joint venture agreement, they provided management and the Board an opportunity to conduct due diligence on Hybrid Kinetic, and provided management with valuable information regarding, and familiarity with, Hybrid Kinetic’s management team, financial position, operations, facilities, and its complementary products.

BDA Advisors Marketing Efforts

In 2015, the Company directed BDA Advisors to engage in a broader canvassing of the Chinese and East Asian markets to seek potential investors/partners, which led to increased interest and activity with potential investors and partners in late 2015 and early 2016.

In its preliminary screening effort, BDA Advisors prepared a list of nearly 100 public and private companies who they believed would be interested in a strategic investment in or other arrangement with the Company.  The Company reviewed and finalized the list with BDA Advisors, including adding other companies the Company wished to approach, resulting in a list of 85 potential strategic investors and/or partners who the Company and BDA Advisors believed would be a good fit for the Company and its strategic plans.

Through the remainder of 2015 and into 2016, BDA Advisors contacted a total of approximately 50 target companies at the direction of the Company. While 21 of these declined further discussion, BDA Advisors and the Company discussed an investment in or strategic partnership or joint venture with the remainder.

ITL Agreement

On October 20, 2015, the Company and ITL Efficiency Energy Tech CO. Ltd. (“ITL”), an electric vehicle system supplier company headquartered in Beijing, China, executed a supply agreement, under which ITL agreed to exclusively purchase all of its required electric motor and controller products from the Company for ten years.

The arrangement with ITL provides for the first 3,000 units to be manufactured at the Company’s Colorado manufacturing facility in calendar year 2017.  Beginning in 2018, the Company is required to manufacture the products under the ITL supply agreement from a manufacturing facility located in China.  This condition added extra urgency for the Company to complete a significant investment or strategic partnership to provide it with the financial resources and local expertise necessary to operate a manufacturing facility in China and comply with its obligations under the ITL supply agreement.

Discussions with Various Parties in Early 2016

In late 2015 and early 2016, the Company’s management continued to work with BDA Advisors to review and meet with various potential investors and joint venture partners.  On February 16, 2016, the Board held a meeting to discuss the progress of the Company’s business development efforts in China.  At the direction of the Board, on February 19-26, 2016, Joseph Mitchell, the Company’s CEO, led a delegation of Company representatives to meet with these potential investors, with a focus on potential sales or venture partners, including a vehicle components company headquartered in mainland China that had expressed interest in an equity investment in the Company (the “Alternate Investor”).

Following this meeting in China, on February 29, 2016, the Board held a meeting attended by selected members of management and legal and financial advisors. The legal counsel advised the Board on its fiduciary responsibilities and the structure for an investment agreement. During the meeting, Mr. Mitchell updated the Board on the status of the discussions in China, with an emphasis on those companies the Company determined have the (i) financial capability, (ii) infrastructure, and (iii) access to China’s markets necessary to enable the Company to develop its manufacturing and sales activity in the China electrical vehicle market.  Mr. Mitchell indicated that the Alternate Investor had expressed an interest in acquiring a controlling interest in the Company through issuance of new shares of common stock.  The Board approved continued discussions with the Alternate Investor while Hybrid Kinetic continued at this time to also be viewed as a potential investor or partner the Company.

Discussions with Alternate Potential Investor

Following Mr. Mitchell’s return to the United States in February 2016, the Alternate Investor proposed commercial terms of its potential investment in the Company.  The proposal was for a majority investment in the Company and a target price range, which was subsequently negotiated among the parties to be a specified percentage premium above the 90 day trading average of the Company’s stock, subject to a cap on the maximum price per share.

On March 22, 2016, Mr. Mitchell provided a further update to the Board regarding the China initiative. The Board asked questions regarding the financial capacity and fit of the potential investors.  Following discussion with management, the Company’s attorneys and the representatives from BDA Advisors, the Board determined that the Alternate Investor offered the most favorable commercial terms of the proposals received, and directed management to deliver a memorandum of understanding to the Alternate Investor to frame the required terms of the transaction and to engage in further transaction discussions. A draft memorandum of understanding was delivered to the Alternate Investor on March 24, 2016.

Following the March discussions, no discussions were held between the Company and Alternate Investor in April 2016, as the Alternate Investor conducted due diligence in China regarding the fit of the Company’s products and potential market in China.

On May 6, Mr. Mitchell met with the senior management team of the Alternate Investor in China and discussed the terms of a potential investment transaction along with reasons for the delay in a response from the Alternate Investor.  Based on this meeting, the companies agreed to resume discussions, and scheduled a full team negotiation to be held in California on May 14-16.

At the direction of the Board, in early May the parties agreed to focus on a definitive purchase agreement rather than continuing to negotiate terms of the memorandum of understanding.  The Company (through BDA Advisors) presented the draft definitive purchase agreement to the Alternate Investor to be discussed at the California meetings on May 14-16, 2016.

On May 10, 2016, the Board held a meeting to discuss the status of the negotiations with the Alternate Investor and Mr. Mitchell’s meetings with Hybrid Kinetic. The directors asked questions regarding the proposed terms and the anticipated timetable as well as management’s assessment of the future business potential from partnering with the Alternative Investor.  The Company’s counsel provided guidance regarding fiduciary responsibilities of the Board and the Special Committee.  Mr. Mitchell also reviewed the proposed terms from Hybrid Kinetic and described the meeting he held with Hybrid Kinetic executives at their offices in Hong Kong and at Hybrid Kinetic’s plant in the LYG province.

Although it was agreed that Hybrid Kinetic represented a very strong investor candidate, following discussion with management, Company counsel and the representatives from BDA Advisors, the Alternate Investor’s proposal in the form presented was still determined to be the best current proposal by the Special Committee and the Board, based primarily on the pricing and cash consideration, timing, and other terms. In addition, it was agreed that Alternate Investor had expressed the greatest level of interest in proceeding quickly to consummating a transaction.  The Board of Directors directed management to continue negotiations with Alternate Investor, but to report back to the Special Committee regarding the status after the next round of discussions to be held in California on May 14-16, 2016.

On May 11, 2016, the Special Committee also directed that Duff and Phelps be engaged to provide a fairness opinion for the proposed transaction with the Alternate Investor.  In addition, on May  , 2016, the Special Committee engaged Reid Godbolt, a partner of the firm Jones Keller, to serve as special independent counsel to the committee, so that he could provide the Special Committee with independent guidance regarding its fiduciary obligations and the proposed terms of the transactions under discussion.

In telephone conferences between May 11 and the May 15 meetings, the parties resolved many of the primary business issues, but reserved comments on a few key business points to be discussed by the business principals at an in-person meeting followed by a negotiation session to include the parties’ legal counsel.  On May 14, Messrs. Mitchell, Rosenthal and Schaeffer, together with an advisor from BDA Advisors, met in Southern California to discuss the primary business terms of an investment by the Alternate Investor in the Company and the terms of the draft definitive purchase agreement prepared by the Company.  On May 15 the negotiation session continued with both parties’ legal counsel present.  While many primary business and legal issues were agreed, a number of key issues remained unresolved between the Company and the Alternate Investor.

For the next five weeks following the May 14-16 meetings, the Company and the Alternate Investor continued to negotiate various points. A number of the key business points still remained unresolved, including matters the Board felt were fundamental terms to a transaction.  On May 24, 2016, the Board met to review the status of completing the agreement with the Alternate Investor.  The directors discussed the unresolved terms in the stock purchase agreement with the Alternate Investor, and alternatives available.  The Company continued its conversations and discussions with the Alternate Investor through early June.  However, despite repeated attempts to resolve open issues by the Company and the Alternate Investor’s counsel as well as between the senior leadership of the Company and the Alternate Investor, the parties were unable to resolve the last key terms of a business transaction.

Negotiations with Hybrid Kinetic that Lead to Execution of Purchase Agreement

In April 2016, Jason Xu, CEO of Hybrid Kinetic, contacted Mr. Mitchell on an unsolicited basis to inquire about the Company’s interest in reopening discussions about a potential investment in the Company.  As a result of its successful launch of a manufacturing facility in China and conclusion of other recent transactions, Mr. Xu indicated that Hybrid Kinetic was now in a better position, financially and operationally, to conclude a transaction with the Company.  Because discussions with the Alternate Investor had stalled during April, Mr. Mitchell indicated the Company would be willing to consider Hybrid Kinetic as an alternate investor on a non-exclusive basis but also explained the conditions to any such discussions, including a requirement that Hybrid Kinetic deposit earnest money into escrow before resuming negotiations, to demonstrate Hybrid Kinetic’s dedication to completing a transaction and in light of the other opportunities the Company was continuing to pursue.

In April 2016, the Company’s attorneys prepared a draft memorandum of understanding and draft definitive purchase agreement, which were circulated to Hybrid Kinetic.  Hybrid Kinetic had engaged new U.S. counsel since its previous discussions with the Company and this counsel began additional due diligence on the Company.  The Company sent Hybrid Kinetic and its counsel additional materials for it to update its due diligence pursuant to an existing non-disclosure and confidentiality agreement.

On May 3-5, 2016, Mr. Mitchell met with the Hybrid Kinetic executive team in Hong Kong.  Mr. Mitchell toured Hybrid Kinetic’s new manufacturing plant, and reviewed Hybrid Kinetic’s business plan.  He found that their business plan and its execution had progressed significantly.  At the meeting, Hybrid Kinetic expressed interest in certain new technologies that the Company was developing and how such technologies would fit within the Hybrid Kinetic technology portfolio.  The parties also discussed fundamental terms of a transaction.  Hybrid Kinetic proposed a small premium to the current market share price, with a fixed number of shares and a request for warrants to be issued by the Company in addition to shares of common stock.  Following the Company’s meeting with Hybrid Kinetic in Hong Kong, Mr. Mitchell had also travelled to China to meet with the Alternate Investor. On or about May 18, 2016, BDA Advisors informed Hybrid Kinetic that its proposal was not determined to be the superior proposal to invest in the Company.

In late May 2016 Mr. Xu of Hybrid Kinetic contacted Mr. Mitchell to discuss whether there was any way Hybrid Kinetic could be reconsidered for the transaction.  Mr. Mitchell and Mr. Xu discussed ways for Hybrid Kinetic to improve its proposal, including an increase in the premium offered over the average share price, and removal of certain elements of its previous proposal.  Mr. Mitchell also indicated that in order to demonstrate Hybrid Kinetic’s dedication to completing a transaction in a timely manner, that the Company would require an earnest money deposit by Hybrid Kinetic of $3,000,000 (the “Deposit”) to be held in a U.S. bank as escrow pending completion of the negotiations.  Hybrid Kinetic agreed to significantly increase its share price bid, to provide the Deposit and the other terms, and resubmitted a new proposal on this basis.

By mid-June 2016, negotiations with the Alternative Investor had reached an impasse as to several key business and contract terms.  On June 13, 2016, the Board of Directors and the Special Committee met, joined by their attorneys and BDA Advisors.  Mr. Mitchell reported on the continuing impasse in negotiations with the Alternate Investor in connection with several key terms.  He then outlined the new proposal offered by Hybrid Kinetic, including an increase in the share price premium offered over the 90-day volume-weighted average trading price of the Company’s common stock.  It was agreed that the revised Hybrid Kinetic proposal provided a superior share price premium over the Alternative Investor capped price. The Board also discussed that Hybrid Kinetic had indicated that the Company should maintain its headquarters, executive officers and employees and would initially maintain three of its independent directors on the Board of Directors.  Mr. Mitchell also noted the higher level of autonomy for the operation of the Company that was expected from Hybrid Kinetic as compared to the Alternate Investor, as well as the more favorable regulatory review and cultural fit associated with Hybrid Kinetic, a publicly traded Bermuda company listed on the Hong Kong Stock Exchange. Consequently, the Special Committee and Board directed management to reengage Hybrid Kinetic to finalize an agreement.  Duff & Phelps were instructed to revise their fairness opinion to focus on the terms presented by Hybrid Kinetic rather than the Alternate Investor.  The Alternate Investor was advised that negotiations were being suspended.

Following the June 13 Board meeting, counsel for the Company and Hybrid Kinetic negotiated an escrow agreement to govern the $3,000,000 Deposit from Hybrid Kinetic, and a letter of intent to frame the next steps for negotiation of the Purchase Agreement. In the letter of intent, the Company agreed to negotiate exclusively with Hybrid Kinetic for a period of two weeks, to allow due diligence to be completed and to complete accelerated negotiation of the Purchase Agreement.  On June 17, 2016, the parties executed and delivered the escrow agreement and letter of intent to memorialize this framework arrangement, and Hybrid Kinetic deposited into escrow the $3,000,000 payment.  BDA Advisors informed the Alternative Investor of the exclusivity period with Hybrid Kinetic and the Company’s decision to focus its discussions with Hybrid Kinetic.

Over the next two weeks, Hybrid Kinetic completed its due diligence and the Company and Hybrid Kinetic negotiated all terms of the final Purchase Agreement.  The parties agreed on steps to obtain regulatory approvals, and to present the Purchase Agreement to their respective boards and shareholders.

On June 28, 2016, the Board, including all of the members of the Special Committee, held a telephonic meeting to consider and vote on the Purchase Agreement.  Duff & Phelps rendered its opinion to the Board and the Special Committee that the transaction with Hybrid Kinetic is fair from a financial point of view to the Company and its shareholders and answered all questions from the Board and the Special Committee to the satisfaction of all members.  Following a discussion with the Company’s management, legal advisors, and representatives from BDA Advisors, the Special Committee and the Board determined that the Agreement and the Transaction are in the best interests of the Company and its shareholders because, among other things, (a) the investment provides needed capital to continue operations in the U.S. and expand into China, (b) the negotiated terms of the Purchase Agreement are superior to the proposal offered by the Alternate Investor, (c) the comprehensive search undertaken by BDA Advisors in marketing the potential investment to a wide group of interested investors had results in serious offers from only the Alternate Investor and Hybrid Kinetic, (d) a favorable opinion of Duff & Phelps, and (e) the Transaction aligns the strategies and interests of both the Company and Hybrid Kinetic.  For these reasons and those discussed below in “The Recommendation of UQM’s Board and UQM’s Reasons for the Transaction,” the Special Committee approved the Transaction and execution of the Purchase Agreement and determined to recommend the Purchase Agreement and Transaction to the shareholders of the Company for their approval.  The remaining member of the Board then joined in and ratified the action of the Special Committee.  The Board also approved the Amended and Restated Articles of Incorporation and recommended to the shareholders its approval.

On the afternoon of the same day after the U.S. trading markets closed, the Company and Hybrid Kinetic executed the Purchase Agreement.

Following execution of the Purchase Agreement, BDA Advisors notified a representative of Alternative Investor that the Company was terminating further discussions with the Alternate Investor as it had entered into a definitive agreement with a different party.

Hybrid Kinetic

Hybrid Kinetic Group Limited is a Bermuda incorporated corporation and headquartered in Hong Kong and publically listed on the Hong Kong Stock Exchange (Stock Code: 01188).  Hybrid Kinetic is principally engaged in the environmental friendly automobile and related business and in particular develops and manufactures lithium-ion powered batteries and is in the business of development and manufacturing of electric and hybrid vehicles. Hybrid Kinetic has a market capitalization of approximately US$650 million. Dr. Yeung Yung is one of the executive directors and the chairman of the board of directors of Hybrid Kinetic.  He was previously the chairman, chief executive officer and president of Brilliance China Automotive Holdings Limited and was also the chairman and president of Shenyang Jinbei Passenger Vehicle Manufacture Co., Ltd. from 1992 to 2002.  Dr. Yeung is a well-known, highly successful automotive industrialist with over 18 years’ experience in the automobile industry as well as a pioneering international financier from China.

American Compass, Inc. is a California corporation and wholly owned U.S. subsidiary of Hybrid Kinetic.  Pursuant to the Transaction, shares of the Company’s common stock will be issued and sold to American Compass Inc. For purposes of this Proxy, all references to “Hybrid Kinetic” include its subsidiary American Compass, Inc.

The Recommendation of UQM’s Board and UQM’s Reasons for the Transaction

Our Board held 16 meetings beginning in 2013, through January 2016, at which extensive discussions regarding the various requirements to implement the Company’s strategic plans to expand its business into China took place.  These Board discussions included reviewing and considering the prior discussions with Hybrid Kinetic as well as the other discussions described in “Background of the Transaction.”  The Company’s Board held eight meetings from February through June, 2016 during which the Transaction with Hybrid Kinetic in its ultimate form and contemporaneous alternative transactions were discussed.   The Company’s outside legal advisor, Sherman & Howard L.L.C., and its China investment bank advisor BDA Advisors, LLC, participated in portions of certain of these meetings.  Special independent counsel to the Special Committee also attended certain of those meetings following its engagement in May 2016.

After careful consideration of various factors described below, the Board has unanimously (i) determined that the issuance and sale of new stock of the Company to Hybrid Kinetic, on the terms and conditions set forth in the Purchase Agreement are fair to, and in the best interests of, the Company and its shareholders, (ii) approved and ratified the Purchase Agreement and Transaction and directed the officers of the Company to sign the Purchase Agreement and to perform all of the obligations on the part of the Company under the Purchase Agreement in order that the Transaction may be closed as expeditiously as possible, (iii) resolved that the Purchase Agreement be submitted for consideration by the Company’s shareholders at its annual meeting, and (iv) recommended that the Company’s shareholders vote to approve the Purchase Agreement and the Transaction.

Accordingly, our Board recommends that our shareholders vote:

•                  “FOR” Proposal 1: Approval of the issuance and sale of our stock to Hybrid Kinetic pursuant to the terms of the Purchase Agreement.

•                  “FOR” Proposal 2: Approval of the Amended and Restated Articles of Incorporation to, among other things, increase the number of authorized shares of common stock from 75,000,000 to 175,000,000.

•                  “FOR” Proposal 3: Approval of the First Amendment to the Amended and Restated Articles of Incorporation to decrease the shareholder vote needed to approve future amendments to the articles of incorporation and other corporate actions from two-thirds of the outstanding shares to a majority of the outstanding shares.

In making these determinations, the Board and the Special Committee considered various factors, including the following (not necessarily in order of importance):

1.              Strategic objective of entry into China:

•                  Based on the understanding of the management team and the Board of the Company’s business, operations, financial condition and financing needs, earnings, growth prospects and products, they determined that it is critical that the Company expand its manufacturing, marketing and sales capacity into the growing Chinese market, the largest market in the world for electric vehicles. Accordingly, the Company conducted, with the assistance of a business development firm focused on Asian opportunities, a formal process over the past few years to seek strategic partners and/or investors for the Company’s electric motors and controllers business in China, as well as to explore other opportunities for strategic partnership and/or investment.

•                  The Company and its Board determined that to be a successful entrant into China, the Company would need capital reserves and a strong business affiliation with a local partner.

•                  The proposed Transaction enables expansion into China and other international markets while providing the immediate and long-term financial benefit to the Company of receiving approximately $47.9 million in cash from the sale of its stock, thereby significantly enhancing the Company’s current cash position and alleviating longer-term liquidity concerns.

•                  The proposed Transaction permits the Company to execute on the ITL supply agreement by establishing its manufacturing footprint in Hong Kong to support the China market requirements without restrictions or additional duties per the China Mainland and Hong Kong Closer Economic Partnership Arrangement (“CEPA”).

2.              The sale of a majority interest in the Company to Hybrid Kinetic:

•                  The Board believes that the proposed Transaction represents the best offer following an exhaustive market search aided by independent advisors with knowledge of the Asian markets.   The Company’s management team and its Board have not secured any opportunity with greater financial benefit and likelihood of a successful near-term closure than that presented by Hybrid Kinetic.

•                  The Company’s management team and Board determined that Hybrid Kinetic met their three most important criteria needed for a strategic partner: (1) capital; (2) infrastructure; and (3) access to the Asia market.

•                  The Transaction enables the Company to leverage the market share, future prospects and healthy financial condition of Hybrid Kinetic, as the Company’s controlling shareholder and as a guiding “partner” in helping UQM establish its business in China, and possibly other Asian markets.

•                  Although Hybrid Kinetic reported a net loss from operations for the six months ended June 30, 2016, Hybrid Kinetic has a healthy financial position and is an emerging player in the market in China, with an experienced and highly successful management team.

•                  Hybrid Kinetic in its current stage of growth and development is complimentary with the Company and the Company will be an important member of the Hybrid Kinetic family of operating companies.  Management of the Company has been favorably impressed with Hybrid Kinetic’s plant in China, based on tours of the facilities and information provided by Hybrid Kinetic’s management and from other independent sources.

•                  Hybrid Kinetic is ready to proceed at all due speed, demonstrating its dedication to timely consummating the proposed Transaction by making an earnest money deposit into an escrow account.

•                  The respective management teams of the Company and Hybrid Kinetic have established a good working relationship from the many face-to-face meetings held between the parties, and the Board anticipates that Hybrid Kinetic will provide greater operational autonomy for the Company’s current management team than that offered by other proposed strategic partners and/or investors.

•                  The Company’s management team and Board, working with their financial advisors and legal counsel, have been in preliminary discussions with 50 potential partners over the past 18 months. During that time, only one other potential investor, the Alternative Investor, presented a serious investment or partnership offer to the Company.  The Company’s management team and Board have concluded that if the Company had proceeded with the transaction with the Alternative Investor, the Company would have likely lost its independence.  Based on its negotiation of terms with the Alternative Investor, management also was concerned about the success and benefit to the Company and its shareholders of a long-term partnership with the Alternative Investor. Negotiations with the Alternative Investor reached an impasse due to several key unresolved terms associated with the proposed investment by the Alternative Investor.

3.              The terms of the Purchase Agreement:

•                  Structured as an issuance of new shares of the Company common stock, the Transaction provides $47.9 million in critical funding and access to capital to enable expansion into China, while at the same time enabling the shareholders of the Company to participate in the upside of successful expansion into China and other global growth opportunities.

•                  Following the closing of the Transaction, the Company will continue to act as a stand-alone company, the headquarters will remain in Colorado, and its shareholders will be able to maintain their current shares of the Company if they so wish.

•                  The Purchase Price of $47.9 million represents approximately a 6.4% premium to the volume-weighted average trading price of the Company’s common stock for the 90 day period ending on June 27, 2016.

•                  The terms and conditions of the Purchase Agreement with Hybrid Kinetic, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing of the Transaction, the form and governance of the Company post-closing and the termination rights of the parties, taken as a whole, were more favorable than those terms and conditions negotiated with other potential strategic partners and/or investors.

•                  Pursuant to the terms of the Purchase Agreement, the Company will use its reasonable efforts to maintain the continuity of its management through June 30, 2017.

•                  Pursuant to the terms of the Purchase Agreement, three of the Company’s independent directors will continue to serve on the Board.

•                  The Company engaged separate counsel to advise the Special Committee, as well as the Company’s counsel, to ensure independence and careful consideration of alternative strategies by the Board and the Company’s management team.  The separate counsel confirmed that the proposed Transaction was properly negotiated at arm’s length and that the terms and conditions that were of greatest concern with the Alternative Investor were not concerns in the Purchase Agreement with Hybrid Kinetic.

•                  The opinion of the Company’s financial advisor Duff & Phelps that the consideration to be received by the Company pursuant to the Purchase Agreement was fair from a financial point of view to the Company’s shareholders.

•                  The Purchase Agreement allows the Board to change or withdraw its recommendation in favor of the Purchase Agreement in response to a superior proposal if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to change or withdraw its recommendation would be inconsistent with the Board’s fiduciary duties.

•                  The Purchase Agreement is subject to approval by the Company’s shareholders. In addition, provisions in the Purchase Agreement and provisions under Colorado corporate law and U.S. securities laws provide certain protections to the Company’s current shareholders after they become minority shareholders upon consummation of the Transaction.

4.              Concerns if the Company is unable to close the Transaction or a similar transaction:

•                  The Board and the Special Committee also considered the effect to the Company of not pursuing the Transaction or a similar transaction to acquire additional funds to continue its operations and pursue its desired strategy, and the consequences to the Company and its shareholders of this inaction, including:

•                  At June 30, 2016, the Company had cash and cash equivalents of $5,497,556 and working capital of $7,328,236. The Company’s net loss for the quarter ended June 30, 2016 was $1,954,030 and its operating loss for the same quarter was $1,964,520.  The Company’s current levels of cash and working capital will not continue to support this rate of operating losses until the future time at which the Company’s management and Board believes the Company will become profitable.

•                  Even if the Company’s level of operations did not result in a continuing operating loss or the Company had sufficient cash and working capital on hand to satisfy its current rate of losses, the Company does not currently have sufficient funds for capital expenditures and initial working capital necessary to establish an Asia-based manufacturing facility to support the Chinese and other Asian markets.  The Company needs to establish an Asian-based manufacturing facility to satisfy its manufacturing obligations under the ITL supply contract after the first year’s products that the Company is permitted to supply from its U.S. manufacturing facility.  The Company’s management also believes, from its discussion with numerous China-based potential customers, that having an Asia-based manufacturing facility rather than exporting product from the United States is essential to its ability to generate sales in the China electric vehicle market.

•                  Based on the analysis of the Company’s management on alternative sources of capital, including public or private sales of common stock, warrants, or convertible or nonconvertible debt securities and the likely price and other terms and conditions of such sales, the Board and the Special Committee determined that the significant cost of such financing, even if it could be obtained, to the Company and the attendant significant dilution to its shareholders was substantially less favorable to the Company than pursuing the Transaction.

5.              Adverse Factors:

•                  The Board and the Special Committee also considered the potential adverse effects of the consummation of the transactions contemplated by the Purchase Agreement on the Company compared to the favorable aspects of the Transaction, including:

•                  that the Transaction might be delayed or might not close, including the risk that the required CFIUS approvals might not be obtained, and the likely loss of value to the Company if there is a delay or the Transaction fails to close for any reason;

•                  that there will be a change of ownership control, resulting in a decrease of the current shareholders’ ownership interest percentages, with Hybrid Kinetic assuming majority control of the Board, and the reduced independence and autonomy of current management and Board members;

•                  that there may be difficult hurdles in executing the strategy of establishing a market of the Company’s products in China;

•                  that the Termination Payment required to be made to Hybrid Kinetic under certain circumstances specified in the Purchase Agreement, (although within a customary range for similar transactions based on a percentage of the equity value of the proposed Transaction), may discourage other parties that might be interested in an acquisition, merger or other business combination with the Company (see section entitled “Summary of the Transaction” for discussion of the Termination Payment); and

•                  that the Company’s executive officers may have interests in the proposed Transaction that differ from or are in addition to the interests of the Company’s shareholders, including the accelerated vesting of equity awards held by executive officers, and required cash severance payments to certain executives if their employment is terminated under certain circumstances (as set forth in their executive employment agreements).

The foregoing discussion of the information and factors considered by the Company’s management team, the Board, and the Special Committee is not intended to be exhaustive, but includes the material factors considered by them. The Board based its favorable recommendation to the Company’s shareholders on the totality of the information presented.

Portions of this explanation of the reasons for the Transaction and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Interests of the Company’s Directors and Executive Officers in the Transaction

None of the directors of UQM have any interest in Hybrid Kinetic or any relationship with Hybrid Kinetic other than from association with Hybrid Kinetic and its executives through the course of the negotiation of the Purchase Agreement. Following the closing of the Transaction, Joseph Mitchell, a director and our Chief Executive Officer, and three of the four current independent directors will continue as directors of the Company.

The Purchase Agreement provides that following the closing of the Transaction, UQM’s existing management shall continue as the management of UQM, subject to such subsequent election or removal of such member of management as are approved by the Company’s Board following the closing of the Transaction.  Mr. Mitchell and our other executive officers are parties to employment agreements with the Company, the terms of which end on June 30, 2017 in each case.  The parties have agreed that following the closing of the Transaction, the Company will continue to honor the terms of those employment agreements.

Each of the employment agreements with our executive officers provide certain rights in certain circumstances to the executive upon a change in control of the Company.  Consummation of the Transaction would constitute a change of control pursuant to the terms of the employment agreements.  Upon a change in control of the Company, all stock options and bonus stock awards held by the executives become immediately vested under the terms of the employment agreements.  In addition, upon a termination of the executive officer’s employment (or a material diminution to his responsibilities or other material changes) within twelve months following a change of control, the executive will receive a lump sum equal to one year’s base salary (two years’ base salary in the case of Mr.

Mitchell), a cash bonus (equal to two times the average of the annual cash bonus paid for the preceding three fiscal years), and two times his respective retention bonus. See “Payments and Potential Payments Upon Termination or Change in Control” for identification of the potential payments to each of our executive officers.

Opinion of the Company’s Financial Advisor, Duff & Phelps

On May 11, 2016, the Company engaged Duff & Phelps to serve as an independent financial advisor to the Board (solely in their capacity as members of the Board) to provide an opinion as to the fairness, from a financial point of view, to the public stockholders of the Company of the Consideration (as defined below) to be received by the Company in the Transaction (without giving effect to any impact of the Transaction on any particular stockholder other than in its capacity as a stockholder).

The Company and Hybrid Kinetic entered into the Purchase Agreement, which provides, among other things, that the Transaction will be effected pursuant to the terms and subject to the conditions set forth therein: (i) the Company shall issue 66,500,000 shares of the Company’s common stock (the “Purchased Stock”) to Hybrid Kinetic, and (ii) as consideration for the issuance of the Purchased Stock, the Company shall receive $47,880,000 in the aggregate (the “Consideration”).  Upon issuance, the Purchased Stock will constitute a majority of the total issued and outstanding shares of common stock of the Company on a fully diluted basis.

Duff & Phelps rendered its written opinion to the Board on June 28, 2016 (the “Opinion”), that, subject to the assumptions, qualifications and limiting conditions set forth in the Opinion, as of such date, the Consideration to be received by the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the public stockholders of the Company (without giving effect to any impact of the Transaction on any particular stockholder of the Company other than in its capacity as a stockholder).

The full text of the Opinion of Duff & Phelps is attached as Annex B to this Proxy Statement and is incorporated herein by reference.  The full text of the Opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in rendering the Opinion.

Duff & Phelps provided the Opinion for the information and assistance of the Board in connection with, and for the purposes of its evaluation of, the Transaction.  The Opinion (i) does not address the merits of the underlying business decision to enter into the Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Transaction; (iii) is not a recommendation as to how the Board or any stockholder should vote or act with respect to any matters relating to the Transaction, or whether to proceed with the Transaction or any related transaction, and (iv) does not indicate that the consideration received is the best possibly attainable under any circumstances. Instead, the Opinion merely states whether the Consideration to be received by the Company pursuant to the Purchase Agreement is within a range suggested by certain financial analyses.  The decision as to whether to proceed with the Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Opinion is based.

In connection with the Opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances.  Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular.  Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of the Opinion included, but were not limited to, the items summarized below:

•                  Reviewed the following documents:

•                  The Company’s annual reports and audited financial statements on Form 10-K filed with the SEC for the years ended March 31, 2013 through March 31, 2016;

•                  Other internal documents relating to the history, operations, and probable future outlook of the Company as of such time, including financial projections for the Company (the “Management Projections”), provided by management of the Company (“Company Management”);

•                  Documents related to the Transaction, including a draft, dated as of June 20, 2016, of the Purchase Agreement; and

•                  A letter dated June 28, 2016 from Company Management which made certain representations as to historical financial statements, the Management Projections and the underlying assumptions;

•                  Discussed the information referred to above and the background and other elements of the Transaction with Company Management;

•                  Reviewed the historical trading price and trading volume of the Company’s common stock;

•                  Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant, in each case as described in more detail below; and

•                  Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering the Opinion with respect to the Transaction, Duff & Phelps, with the Company’s consent:

•                  Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company Management, and did not independently verify such information;

•                  Relied upon the fact that the Board and the Company were advised by counsel as to all legal matters with respect to the Transaction, including whether all procedures required by law to be taken in connection with the Transaction had been duly, validly and timely taken;

•                  Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best available information at such time and good faith judgment of the person furnishing the same, and Duff & Phelps expressed no opinion with respect to such projections or the underlying assumptions;

•                  Assumed that information supplied and representations made by Company Management on or prior to the delivery of the Opinion were substantially accurate regarding the Company and the Transaction;

•                  Assumed that the representations and warranties made in the Purchase Agreement were substantially accurate;

•                  Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conformed in all material respects to the drafts reviewed;

•                  Assumed that there was no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps at or prior to the delivery of the Opinion, and that there was no information or facts that would have made the information reviewed by Duff & Phelps incomplete or misleading as of such time;

•                  Assumed that all of the conditions required to implement the Transaction would be satisfied and that the Transaction would be completed in accordance with the Purchase Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

•                  Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction would be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Transaction.

To the extent that any of the foregoing assumptions or any facts on which the Opinion was based prove to be untrue in any material respect, the Opinion cannot and should not be relied upon.  Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of the Opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction.

Although developments following the date the Opinion was delivered may affect the Opinion, Duff & Phelps assumes no obligation to update, revise or reaffirm the Opinion.  The Opinion was necessarily based upon market, economic financial and other conditions as they existed and could be evaluated on the date of the Opinion. Developments subsequent to June 28, 2016 may affect the conclusion expressed in the Opinion.  Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion arising or brought to the attention of Duff & Phelps after the date of the Opinion.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise).  Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, the assets, businesses or operations of the Company, or any alternatives to the Transaction, (ii) negotiate the terms of the Transaction, and therefore, Duff & Phelps assumed that such terms were the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Purchase Agreement and the Transaction, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Transaction.

Duff & Phelps did not express any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Transaction.  The Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice.  Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.  The issuance of the Opinion was approved by an authorized fairness opinion committee of Duff & Phelps.

In rendering the Opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Consideration to be received by the Company pursuant to the Purchase Agreement, or with respect to the fairness of any such compensation.

Summary of Financial Analyses by Duff & Phelps

Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with providing the Opinion to the Board.  This summary is qualified in its entirety by reference to the full text of the Opinion, attached hereto as Annex B.  While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Board, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps.  The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances.  Therefore, neither the Opinion nor Duff & Phelps’ underlying analysis is susceptible to partial analysis or summary description.  In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.  Accordingly, Duff & Phelps’ analyses must be considered as a whole and selecting portions of its analyses and of the factors considered by it in rendering the Opinion, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying the Opinion.  The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format.  In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses undertaken by Duff and Phelps.  Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.

Discounted Cash Flow Analysis

Duff & Phelps performed a sum-of-the-parts analysis for the Company by utilizing a discounted cash flow analysis of the projected unlevered free cash flows of each of the Company’s China operations (the “China Business”) and North America operations (the “North America Business”) for the fiscal years ending March 31, 2017 through March 31, 2026.  Duff & Phelps defines “free cash flow” as the cash generated by the Company that is available either to reinvest or to distribute to security holders.  The discounted cash flow analysis was used to determine the net present value of projected unlevered free cash flows utilizing an appropriate cost of capital for the discount rate, which reflects the relative risk associated with these cash flows as well as the rates of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles to the Company.  Company Management provided Duff & Phelps financial projections for the fiscal years ending March 31, 2017 through March 31, 2026 for the Company’s China Business and North America Business.

Duff & Phelps used discount rates based on a three-stage approach for the Company’s China Business reflecting Duff & Phelps’ estimate of the China Business’s cost of capital, to discount the projected unlevered free cash flows and terminal value.  The three stages include the following:

•                  High-Growth Stage: Due to favorable industry dynamics, including numerous government initiatives to grow the electric vehicle market in China, the Company has the potential to generate significant free cash flow growth from the fiscal years ending March 31, 2017 through March 31, 2021. However, there is a high level of risk associated with these cash flows due to a lack of experience operating in the country, as well as obstacles in navigating through the country’s regulatory hurdles. Based on these factors, a discount rate range commensurate with an early stage venture capital investment of 37.5% to 42.5% was used for this period;

•                  Stable-Growth Stage: Free cash flow growth is expected to gradually moderate for the fiscal years ending March 31, 2022 through March 31, 2026 as the Company establishes a track record and market share in the country, decreasing the riskiness of the cash flows. As a result, a discount rate range commensurate with a later stage venture capital investment of 22.5% to 27.5% was used for this period; and

•                  Normalized-Growth Stage: As the terminal period cash flows represent a normalized level of expected operations going forward into perpetuity, the terminal value for the China Business was estimated utilizing a discount rate range commensurate with its weighted average cost of capital of 16.0% to 18.0%.

Duff & Phelps calculated the China Business’s projected unlevered free cash flows by taking its earnings before interest and taxes (“EBIT”), subtracting taxes, adding back depreciation, subtracting capital expenditures, the change in working capital and withholding tax.  Duff & Phelps calculated the China Business’s terminal value in 2026 using a perpetuity growth formula assuming a 3.0% terminal growth rate and the normalized-growth stage discount rate.  Duff & Phelps believed at the time it gave the Opinion that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles to the China Business.

Based on these assumptions, Duff & Phelps’ discounted cash flow analysis indicated an estimated enterprise value for the Company’s China Business of $29.0 million to $39.0 million. Future facility capital expenditures planned for 2019 of $8.0 million were then subtracted, yielding an estimated enterprise value of $21.0 million to $31.0 million.

Duff & Phelps used a discount rate of 18.0% to 20.0% for the Company’s North America Business to discount the projected unlevered free cash flows and terminal value.  Duff & Phelps calculated the North America Business’s projected unlevered free cash flows by taking its EBIT, subtracting taxes, adding back depreciation, subtracting capital expenditures and the change in working capital.  Duff & Phelps estimated the North America Business’s terminal value in 2026 using a perpetuity growth formula assuming a 3.0% terminal growth rate and a discount rate, based on the North America Business’s weighted average cost of capital of 18.0% to 20.0%.  Duff & Phelps believed at the time it gave the Opinion that this discount rate is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles to the North America Business.

Based on these assumptions, Duff & Phelps’ discounted cash flow analysis indicated an estimated enterprise value for the Company’s North America Business of negative $1.0 million to positive $2.5 million.

Selected Public Companies Reviewed

Duff & Phelps compared certain financial performance metrics of the Company’s China Business and North America Business to corresponding data and ratios from publicly traded companies in the electric vehicle component manufacturing and Tier 1 automotive supplier industries that Duff & Phelps deemed relevant to its analysis. The six companies reviewed in the electric vehicle component manufacturing industry were:

•                  China BAK Battery, Inc.

•                  Kandi Technologies Group, Inc.

•                  Power Solutions International, Inc.

•                  Tenneco Inc.

•                  Westport Fuel Systems Inc.

•                  Workhorse Group Inc.

Duff & Phelps also reviewed the following six companies in the Tier 1 automotive supplier industry due to similarities to the Company’s China Business and North America Business in terms of business model:

•                  Allison Transmission Holdings, Inc.

•                  BorgWarner Inc.

•                  Cummins Inc.

•                  Delphi Automotive PLC

•                  Federal-Mogul Holdings Corporation

•                  Metaldyne Performance Group Inc.

Although none of these selected public companies is directly comparable to the Company’s China Business and North America Business, Duff & Phelps reviewed these companies based on their relative similarity, primarily in terms of business model and primary customers, to that of the Company’s China Business and North America Business.  For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected public companies.

As the Company’s China and North America Businesses each, at the time the Opinion was delivered, had profits below normalized levels due to expected future growth prospects, Duff & Phelps determined it was not possible to develop a meaningful valuation indication of the Company using selected public companies or precedent M&A transactions.

The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies as of June 27, 2016.  The revenue and EBITDA estimates for 2016 and 2017 in the tables below for the selected public companies were derived based on information for the 12-month periods ending closest to the Company’s 2016 and 2017 fiscal years for which information was available.

	Revenue Growth			EBITDA Growth			EBITDA Margin
	LTM	2016E	2017E	LTM	2016E	2017E	LTM	2016E	2017E
Electric Vehicle Component Manufacturers:
Mean	-13.6%	40.5%	34.4%	6.7%	9.0%	7.3%	3.6%	6.9%	1.1%
Median	-0.6%	4.9%	18.0%	6.7%	9.0%	7.3%	2.3%	6.9%	6.9%

Tier 1 Automotive Suppliers:
Mean	-1.3%	1.0%	3.2%	1.5%	7.6%	4.8%	17.6%	18.2%	18.5%
Median	0.7%	-1.4%	2.9%	2.5%	7.0%	6.2%	16.5%	16.8%	17.0%

North America Business	32.1%	55.7%	27.3%	NM	NM	NM	-115.4%	-58.4%	-42.6%
China Business	NA	NA	584.2%	NA	NA	NM	NA	-30.4%	13.1%

	Enterprise Value as Multiple of
	LTM	2016E	2017E	LTM	2016E	2017E
	EBITDA	EBITDA	EBITDA	Revenue	Revenue	Revenue
Electric Vehicle Component Manufacturers:
Mean	4.7x	4.4x	7.4x	1.53x	5.48x	0.89x
Median	4.7x	4.4x	7.4x	1.18x	0.80x	0.58x

Tier 1 Automotive Suppliers:
Mean	7.2x	6.8x	6.5x	1.35x	1.36x	1.32x
Median	6.8x	6.3x	5.8x	0.97x	0.96x	0.96x

LTM = Latest twelve months for which financial information was available

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Cash Equivalents + Net Non-Operating Assets)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports

Selected M&A Transactions Reviewed

Duff & Phelps reviewed the target companies involved in the six selected merger and acquisition transactions listed in the below table.  The selection of these transactions was based, among other things, on the target company’s industry, the relative size of the transaction compared to the Transaction, and the availability of public information related to the selected transaction.  The selected transactions indicated (i) enterprise value to last twelve months’ EBITDA multiples ranging from 7.3x to 13.3x, with a median of 8.7x and a mean of 9.2x, and (ii) enterprise value to last twelve months’ revenue multiples ranging from 0.16x to 2.50x, with a median of 0.80x and a mean of 1.08x.

Date Announced	Acquirer Name	Target Name
2/28/2016 (1)	IEH FM Holdings LLC	Federal-Mogul Holdings Corporation
7/30/2015	Delphi Automotive PLC	HellermannTyton Group PLC
7/12/2015	BorgWarner Inc.	Remy International, Inc.
5/21/2015 (1)	Westport Innovations Inc. (nka: Westport Fuel Systems Inc.)	Fuel Systems Solutions, Inc.
2/19/2015	MAHLE Industrial Thermal Systems GmbH & Co. KG	Delphi Automotive PLC, Thermal Business
4/1/2014	Power Solutions International, Inc.	Professional Power Products, Inc.

(1)         Transaction was announced but had not closed at the time of the analysis

Summary of Analyses

The combined range of estimated enterprise values for the Company’s China and North America Businesses that Duff & Phelps derived from its discounted cash flow analysis was $20.0 million to $33.5 million. Duff & Phelps’ concluded enterprise value does not include the selected public companies and M&A transaction analyses, as described above.

Based on the concluded enterprise value, Duff & Phelps estimated the range of aggregate common equity value of the Company to be $30.2 million to $42.9 million by adjusting the enterprise value as follows:

•                  Adding cash and equivalents of $7.0 million as of March 31, 2016;

•                  Adding the present value of the tax benefit of net operating losses of approximately $3.4 million to $3.6 million;

•                  Adding the after-tax value of surplus land as provided by Company Management of $0.8 million; and

•                  Subtracting the fair value of options and warrants (which were valued using the Black Scholes option pricing model) of approximately $1.1 million to $2.1 million.

Based on the foregoing analysis, Duff & Phelps estimated the value of each common share, including restricted stock units, on a fully diluted basis, to range from $0.62 to $0.89. Subsequently, given the 66,500,000 shares to be issued for 54% fully diluted ownership of the Company as per the Purchase Agreement, the value of the Purchased Stock was estimated to be $41.5 million to $59.0 million. Duff & Phelps noted that the Consideration to be received by the Company pursuant to the Purchase Agreement was within the range of the per share value indicated by its analyses.

The Opinion and financial analyses were only one of the many factors considered by the Board of Directors in their evaluation of the Transaction and should not be viewed as determinative of the views of the Board of Directors.

Miscellaneous

Duff & Phelps is the premier global valuation and corporate finance advisor with expertise in complex valuation, dispute and legal management consulting, M&A, restructuring, and compliance and regulatory consulting.  Since 2005, Duff & Phelps has rendered over 595 fairness opinions in transactions aggregating more than $175 billion and is regularly engaged in the valuation of businesses and securities in the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions.

Fees and Expenses

The aggregate amount of the fees that the Company has agreed to pay Duff & Phelps for its services in connection with the rendering of the Opinion to the Board of Directors, is $275,000 due and payable as follows: $87,500 in cash upon execution of the engagement letter for Duff & Phelps to serve as financial advisor to the Board of Directors in its review of the Transaction; and the remaining $187,500 in cash upon the delivery of Duff & Phelps’ opinion.  No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in the Opinion or whether the Transaction is successfully consummated.  Furthermore, Duff & Phelps is entitled to be paid additional fees at Duff & Phelps’ standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of the Opinion.  The Company has also agreed to reimburse Duff & Phelps for its out-of-pocket expenses and reasonable fees and expenses of counsel, consultants and advisors retained by Duff & Phelps in connection with the engagement.  The Company has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement.

The terms of the fee arrangements with Duff & Phelps, which the Company believes are customary in transactions of this nature, were negotiated at arm’s length, and the Board of Directors has approved these fee arrangements.

Other than this engagement, during the two years preceding the date the Opinion was delivered, Duff & Phelps has not had any material relationship with any party to the Purchase Agreement for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Required Regulatory Approvals

Closing of the Transaction is subject to clearance by the Committee on Foreign Investment in the United States (CFIUS), pursuant to the Defense Protection Act of 1950, as amended (the “DPA”). The Purchase Agreement provides for the Company and Hybrid Kinetic to file a joint voluntary notice for clearance by CFIUS.  The parties submitted their draft joint voluntary notice to CFIUS on September    , 2016.  Based on comments by CFIUS, on       , 2016, the parties submitted its final joint voluntary notice. On        , 2016, CFIUS accepted the parties’ joint voluntary notice and began its initial 30-day review period.  Following its review, CFIUS may either (i) provide the parties written notice that such review has been concluded and that either the Transaction does not constitute a “covered transaction” under the DPA or that the Transaction creates no unresolved national security concerns, (ii) commence a further investigation after such 30-day review period to determine if the Transaction may constitute a “covered transaction” under the DPA or that there are unresolved national security concerns, or (iii) send a report to the President of the United States requesting the President’s decision. In the joint voluntary notice, the parties have provided evidence to support their position that the Purchase Agreement is not a “covered transaction” within the meaning of the DPA, and thus no further review of potential national security impacts is required under the DPA.

Hybrid Kinetic Shareholder Approval

Each party’s obligation to close the Transaction is subject to the satisfaction or (to the extent permitted by law) waiver of conditions precedent to closing of the Purchase Agreement and the Transaction having been duly approved by holders of at least a majority of the outstanding shares of Hybrid Kinetic in a general meeting to be held by Hybrid Kinetic, which shall be no later than November 25, 2016.

Conduct of Business of UQM if the Transaction is Not Completed

While the Company continues its work to increase long term sales and customer orders, it is still operating at a level that produces net losses and negative cash flow.  The Company’s net loss for the quarter ended June 30, 2016 was $1,954,030.  At June 30, 2016, the Company had cash and cash equivalents of $5,497,556 and working capital of $7,328,236.

The Company expects to fund its operations over the next year from existing cash and cash equivalent balances, the reduction of inventories, as well as the anticipated proceeds upon the successful closing of the Transaction.  If the Transaction does not close, the Company will try to raise funds by issuing equity or debt securities in the future, although there can be no assurance that the Company will be able to secure additional capital if the Transaction does not close.  The Company will also approach other parties with whom it had previously discussed transactions similar to the Transaction with Hybrid Kinetic, but there can be no assurance that the Company will be able to conclude an agreement with such parties on terms as good as that of the Transaction if at all.

THE PURCHASE AGREEMENT

The following discussion sets forth the principal terms of the Purchase Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Purchase Agreement and not by this discussion, which is intended to be summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement. You are encouraged to read the Purchase Agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Transaction.

The Transaction

Pursuant to a Stock Issuance and Purchase Agreement dated June 28, 2016, the Company will issue and sell to American Compass, a wholly-owned U.S. subsidiary of Hybrid Kinetic, 66,500,000 newly issued shares of the Company’s common stock for an aggregate purchase price of $47,880,000, which is equal to $0.72 per share, representing approximately fifty-four percent (54%), on a fully diluted basis, of the total outstanding shares of Common Stock of the Company, and priced at a 6.4% premium over the volume weighted average of the closing market price of the Company’s common stock for the 90-day period ended on June 27, 2016, the date before the Purchase Agreement was approved by our Board of Directors and signed by the parties.  The Purchase Agreement does not provide for any adjustment to the purchase price.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties made by the Company to Hybrid Kinetic that are subject to specified exceptions identified in schedules attached to the Purchase Agreement. Certain of these representations and warranties are subject to knowledge qualifications, meaning those representations and warranties are true to the actual knowledge of specified officers of the Company.  Certain of the representations and warranties are also subject to a “materiality” or “material adverse effect” qualification, meaning that they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect on the operations or financial position of the Company.

In the Purchase Agreement, the Company made representations and warranties to Hybrid Kinetic regarding, among other things:

•                  the Company’s due organization, valid existence, good standing and authority to carry on its businesses;

•                  the Company’s  capitalization, including the number of shares of common stock and equity-based awards outstanding;

•                  ownership of the Company’s subsidiaries;

•                  the Company’s corporate power and authority to execute and deliver, and perform its obligations under, the Purchase Agreement;

•                  no conflicts with the Company’s organizational documents, applicable laws or contracts, subject to certain exceptions;

•                  the absence, with certain exceptions, of required approvals of governmental authorities to complete the Transaction;

•                  the proper filing of documents by the Company with the SEC and the accuracy of the information contained in those documents and conformity with generally accepted accounting principles of the Company’s financial statements and no undisclosed liabilities;

•                  the conduct of business, in all material respects, in the ordinary course of business since the date of its last financial statements, and the absence of a material adverse effect or certain other changes during such period;

•                  the Company’s intellectual property;

•                  matters relating to the Company’s owned and leased property;

•                  the absence of certain legal proceedings, investigations and governmental orders against the Company;

•                  compliance with applicable laws and the existence, effectiveness and status of necessary licenses and permits;

•                  certain environmental matters;

•                  certain employee benefits matters, including matters related to employee benefit plans;

•                  compliance with certain employment and labor matters;

•                  certain tax matters;

•                  insurance matters;

•                  compliance with, and enforceability of certain material contracts;

•                  the information to be included in this proxy statement;

•                  matters relating to the fairness opinion from Duff & Phelps, LLC;

•                  the absence of any undisclosed brokerage or finders fees; and

•                  compliance with customs and international trade laws.

The Purchase Agreement also contains customary representations and warranties made by Hybrid Kinetic to UQM that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement including knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which Hybrid Kinetic did not have knowledge. The representations and warranties of Hybrid Kinetic relate to, among other things:

•                  its due organization, valid existence, good standing and authority to carry on its businesses;

•                  its corporate power and authority to execute and deliver, and perform its obligations under, the Purchase Agreement, and the enforceability of the Purchase Agreement;

•                  no conflicts with its organizational documents, applicable laws or contracts, subject to certain exceptions;

•                  the absence, with certain exceptions, of required approvals of governmental authorities to complete the merger;

•                  the availability of sufficient funds to consummate the Transaction contemplated by the Purchase Agreement;

•                  the absence of certain legal proceedings, investigations and governmental orders against it;

•                  that the acquisition of shares of the Company’s common stock is solely for its own account and not with a view to resell or distribute such shares;

•                  the independent investigation of the Company and its business and the absence of reliance by Hybrid Kinetic on any representation, warranty or other statement by any person on behalf of the Company other than the representations and warranties expressly set forth in the Purchase Agreement, and acknowledgement that Hybrid Kinetic has been provided access to all personnel, properties, books and records and other documents as necessary to make its decision to enter into the Transaction; and

•                  the absence of any undisclosed brokerage or finders fees.

Conduct of Business Pending the Closing

The Company has agreed to restrictions on the operation of our business until the earlier of the closing of the Transaction or the termination of the Purchase Agreement. In general, we have agreed to conduct our business in all material respects in the ordinary course of business and use commercially reasonable efforts to preserve intact our business organization, and to maintain our existing material business relationships with customers, suppliers and other persons with which we have business relations. In addition, we have agreed that, subject to specified exceptions, we will not, without the prior written consent of Hybrid Kinetic:

•                  enter into or amend any employment, consulting, indemnification, severance or termination agreement with any third party or enter into any severance or termination agreements or plan or any union or labor agreement;

•                  establish, adopt, enter into or amend in any material respect any benefit plan except as required by applicable law;

•                  take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary and usual course of business, under any benefit plan;

•                  hire as an employee, consultant or independent contractor any person other than in the ordinary course of business; or

•                  make any change to the 2017 fiscal year budget of the Company.

No Solicitation; Changes in Recommendations

Under the Purchase Agreement, our Board shall not, and shall not authorize its directors, officers, employees and representatives to:

•                  solicit, initiate or knowingly take any action to facilitate or encourage the submission of any takeover proposal by a third party,

•                  conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company to, provide access to the business or records of the Company to, or knowingly assist or encourage any effort by, any third party that is seeking to make any takeover proposal; or

•                  enter into any agreement in principle, letter of intent, term sheet, or agreement relating to any takeover proposal by a third party.

Notwithstanding these restrictions, prior to the time that the Company shareholder approval is obtained and so long as the Company is not in violation of the above non-solicitation obligations, the Company’s Board may effect a change of recommendation in response to a superior proposal that was not withdrawn at the time of the change of recommendation or cause the Company to terminate the Purchase Agreement (subject to Hybrid Kinetic’s right to match) for the purpose of entering into a definitive agreement with respect to a superior proposal (subject to paying the required termination payment to Hybrid Kinetic, as described below), in each case, if the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.  As defined in the Purchase Agreement, a “superior proposal” means an acquisition proposal is reasonably likely to result in a transaction that is more favorable from a financial point of view to shareholders of the Company than the Transaction, taking into account all financial considerations, the identity of the third party making such proposal, the anticipated timing, conditions (including any financing conditions) and prospects for completion of such proposal, other aspects of the proposal deemed relevant by the Company’s Board, and any subsequent revisions to the Purchase Agreement by Hybrid Kinetic in order to match such proposal.

Conditions to Closing the Transaction

The obligations of each of the Company and American Compass to consummate the Transaction will be subject to the following conditions:

•                  Approvals, by requisite vote, of the Company’s shareholder at this annual meeting of Proposal 1,  Proposal 2 and Proposal 3;

•                  Approval, by requisite vote, of the shareholders of Hybrid Kinetic;

•                  Approvals of and compliance with the requirements of any appropriate governmental or regulatory authorities, including CFIUS, the NYSE MKT and the Hong Kong Stock Exchange;

•                  That there is no pending lawsuit seeking to restrain or prohibit the Transaction, and no governmental order in effect restraining or prohibiting the Transaction.

In addition, the obligations of Hybrid Kinetic to consummate the Transaction will be subject to the following additional conditions:

•                  That the representations and warranties of the Company set forth in the Purchase Agreement are materially true and correct as of the closing date;

•                  That the Company has complied in all material aspects with all covenants in the Purchase Agreement;

•                  Delivery by the Company of stock certificates representing the shares of the Company’s common stock being issued to Hybrid Kinetic;

•                  Appointment of the five directors nominated by Hybrid Kinetic to the Company’s Board;

•                  Adoption by Company’s Board of the amendment to the Company’s bylaws consistent with the amended articles of incorporation (as described below);

•                  Receipt of a legal opinion from Sherman & Howard, L.L.C., counsel to the Company;

•                  Continued listing of the Company’s common stock on the NYSE MKT; and

•                  Delivery by Hybrid Kinetic of customary closing certificates.

Furthermore, the obligations of the Company to consummate the Transaction will be subject to the following additional conditions:

•                  That the representations and warranties of Hybrid Kinetic set forth in the Purchase Agreement are materially true and correct as of the closing date;

•                  That Hybrid Kinetic has complied in all material aspects with all covenants in the Purchase Agreement;

•                  Delivery of the purchase price in cash; and

•                  Delivery by the Company of customary closing certificates.

Either the Company or Hybrid Kinetic may choose to consummate the Transaction even though a condition to that party’s obligation is not satisfied.

Amendment to UQM’s Bylaws

Subject to Company shareholder approval of Proposal 3 in connection with this proxy statement, the Company will amend its bylaws to provide that a vote to approve (i) any future amendment to the Company’s amended articles of incorporation, (ii) any plan or merger or share exchange, (iii) any sale, lease, exchange or other disposition of all or substantially all of the Company’s assets other than in the usual course of business, or (iv) any proposal to dissolve the Company, shall require the approval of a majority of the shares outstanding entitled to vote on such mater.  Currently, the Company’s bylaws require a vote of 66 2/3 % of the shares outstanding to effect such corporate actions.

In addition, the Company will also amend its bylaws to allow the Company’s shareholders to take actions by written consent as long as such written consent is signed by shareholders holding a majority of the outstanding shares entitled to vote with respect to the subject matter thereof.  Currently, the Company’s bylaws require that shareholder actions by written consent must be unanimous.

The form of the amendment to the Company’s bylaws has been agreed upon by the Company and Hybrid Kinetic and is attached to the Purchase Agreement (Annex A) as an exhibit.

Covenants Following Closing of the Transaction

The Company and Hybrid Kinetic have agreed that following closing of the Transaction, the management of the Company will remain as the management of the Company, subject to such subsequent election or removal as are approved by the Board following the closing.  The headquarters of the Company will remain in Colorado for at least three years following the closing of the Transaction and the Board following the closing shall take such efforts as are necessary to ensure that the Company’s core technology will remain in the United States and its primary research and development efforts will continue to be conducted at its Colorado facility for at least three years.  The Company will continue to support its current customers and seek new customers on a world-wide basis for its products.  The Purchase Agreement contains other usual and customary post-closing covenants.

Deposit and Escrow Agreement

Pursuant to an Escrow Agreement entered into between the Company and Hybrid Kinetic dated June 17, 2016, Hybrid Kinetic deposited $3,000,000 (the “Deposit”) into an escrow account at US Bank in Atlanta.  The Deposit will be applied as a credit toward the purchase price, unless the Purchase Agreement is terminated without the Transaction closing, in which case the Deposit may either be returned to Hybrid Kinetic, paid to the Company, or applied toward the purchase of a an agreed number of shares of the Company’s common stock, as described in the section entitled “Termination of the Purchase Agreement,” below.

Termination of the Purchase Agreement

The Purchase Agreement can be terminated:

(1) by mutual written consent of the Buyer and Company;

(2)         by either party (notwithstanding receipt of the Company shareholder approval):

(a) if the Company shareholder approval has not been received on or prior to 180 days after the date of the Purchase Agreement;

(b) if the Hybrid Kinetic shareholder approval has not been received on or prior  to December 25, 2016 (subject to extensions by mutual agreement, the “End Date”);

(c) if any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or governmental order that is permanent and nonappealable, making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Transaction;

(d) if the clearance from CFIUS has not been received prior to the End Date,

(e) if notification is required to be filed pursuant to the HSR Act and the waiting period with respect to such notification has not expired or early termination for such waiting period has not been received by the End Date,

(f) if the closing condition that (i) no suit, action or other proceeding shall be pending which seeks to restrain or prohibit the transaction or (ii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any law or governmental order that is permanent and nonappealable, making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the transaction, is not reasonably capable of being satisfied on or prior to the End Date;

(3)         by Hybrid Kinetic at any time prior to closing:

(a) if the Company (i) has issued an adverse recommendation change in its recommendation in support of the Transaction, as such change is defined in the Purchase Agreement, (ii) has entered into, or publicly announced its intention to enter into, a Company acquisition agreement with a third party purchaser, (iii) has breached or failed to perform in any material respect any of its non solicitation covenants and agreements or failed to call or hold the Company shareholder meeting by the End Date, or if (iv) a tender offer or exchange offer relating to Company common stock shall have been commenced by a person unaffiliated with Buyer and the Company shall not have sent to its shareholders pursuant to Rule 14e-2 under the Securities Act, within ten Business Days, a statement reaffirming the Company’s Board recommendation that shareholders reject such tender offer or exchange offer, or if (v) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to terminate the Purchase Agreement under this section; or

(b) if has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Purchase Agreement, and such breach is not cured by the Company within 20 days following receipt of written notice of such breach from Hybrid Kinetic, or if such breach is not reasonably capable of being satisfied or on or prior to the End Date.

(4) by the Company at any time prior to closing:

(a) if prior to the receipt of the Company shareholder approval, the Company Board authorizes the Company, in full compliance with the terms of the Purchase Agreement, to enter into a Company acquisition agreement in respect of a superior proposal; provided that in the event of such termination, the Company substantially concurrently enters into such Company acquisition agreement and the Company must pay the Termination Payment defined below; or

(b) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Hybrid Kinetic set forth in the Purchase Agreement, and such breach is not cured by Hybrid Kinetic within 20 days following receipt of written notice of such breach from the Company, or if such breach is not reasonably capable of being satisfied or on or prior to the End Date.]

If the Purchase Agreement is terminated without the Transaction closing, then the circumstances under which it was terminated will determine which of three results will occur: (i) the Deposit is retained by the Company, (ii) the Deposit is returned to Hybrid Kinetic, or (iii) in certain limited circumstances, the Deposit is returned to Hybrid Kinetic in addition to the requirement for the Company to pay a termination payment in the amount of $3,000,000 (the “Termination Payment”) to Hybrid Kinetic, each as briefly summarized below:

•                  If the Purchase Agreement is terminated by the Company as a result of uncured breach of any representation, warranty, covenant or agreement on the part of Hybrid Kinetic, and all other closing conditions are satisfied (excluding such conditions which, by their nature, must be satisfied on the closing date) then the Deposit will be retained by the Company.

•                  If the Purchase Agreement is terminated by the Company due to the failure to obtain clearance from CFIUS prior to the End Date, and all other terms relevant to the Purchase Agreement have been satisfied or duly waived, then the Deposit will be retained by the Company in exchange for the issuance of new shares of the Company’s common stock at an agreed exchange price (the “Conversion Shares”, as defined below), and Hybrid Kinetic will receive registration rights with respect to the Conversion Shares pursuant to the Registration Rights Agreement.

•                  If the Purchase Agreement is terminated by mutual written consent of the Company and Hybrid Kinetic at any time prior to the date of the closing, then the parties will, as part of that mutual determination, agree either (i) to return the Deposit to Hybrid Kinetic, or (ii) for the Company to retain the Deposit in exchange for the Conversion Shares.

•                  If the Purchase Agreement is terminated by either the Company or Hybrid Kinetic (i) as a result of failure to obtain the approval of the Company’s shareholders by the End Date, (ii) as a result of failure to obtain the approval of Hybrid Kinetic’s shareholders by the End Date, (iii) due to any government order permanently enjoining or prohibiting the Transaction, or (iv) due to any pending lawsuit seeking to restrain or prohibit the Transaction that is not resolved prior to the End Date, then the Deposit plus interest will be returned to Hybrid Kinetic.

•                  If the Purchase Agreement is terminated by the Company in favor of a superior proposal by a third party, or if the Purchase Agreement is terminated by either party because of the failure to receive approval from the Company’s shareholders by the End Date but the Company completes another bona fide takeover transaction within six months of the termination date, then the Deposit will be returned to Hybrid Kinetic and the Company will be contractually required to pay the Termination Payment to Hybrid Kinetic.

•                  If the Purchase Agreement is terminated by Hybrid Kinetic as a result of the Company accepting a third party superior proposal or due to uncured breach of any representation, warranty, covenant or agreement on the part of the Company, and all other pre-closing conditions and obligations on the part of Hybrid Kinetic are satisfied (excluding such conditions which, by their nature, must be satisfied on the closing date) then the Deposit will be returned to Hybrid Kinetic and the Company will be contractually required to pay the Termination Payment to Hybrid Kinetic.

As specified above, in certain circumstances the Deposit will be retained by the Company in exchange for issuance of new shares of common stock of the Company, called “Conversion Shares”.  The number of Conversion Shares of the Company’s common stock to be issued will be equal to the amount of the Deposit divided by the agreed exchange price per share, calculated as the greater of:

(i)                                     US$0.60 per share if the 90 day volume weighted average closing price, as reported on the NYSE MKT (the “VWAP Price”) is equal to or less than US$0.60 per share, and

(ii)                                  the actual VWAP Price per share, if the VWAP Price is greater than US$0.60 per share and less than US$0.72 per share; and

(iii)                               US$0.72 per share if the VWAP Price is equal to or greater than US$0.72,

Accordingly, in the event Conversion Shares are issued, the exchange price will result in the issuance and sale of between 4,166,666 and 5,000,000 Conversion Shares to Hybrid Kinetic, representing between approximately   % and   % of the total outstanding shares of the Company, on a fully diluted basis as of the date of this proxy statement.

Governing Law and Dispute Resolution

The Agreement will be governed by Colorado law, and any legal suit, action or proceeding arising out of the Purchase Agreement will be brought in either federal court or the state court in the city and county of Los Angeles, California.  The Company and Hybrid Kinetic agreed to waive their respective rights to a trial by jury.

Registration Rights Agreement

The Company and Hybrid Kinetic have agreed that within five days of the closing of the Transaction, or in the event that the Transaction does not close but Conversion Shares are issued to Hybrid Kinetic (as described in the section above entitled “Termination of the Purchase Agreement”), then the Company and Hybrid Kinetic will execute a Registration Rights Agreement granting Hybrid Kinetic the right to request that the shares of the Company’s common stock issued to Hybrid Kinetic will be registered under the Securities Act of 1933, as amended. The Registration Rights Agreement also provides for piggyback registration rights in the event that the Company proposes to register any of its equity securities for sale to the public, subject to certain exclusions. The Registration

Rights Agreement provides for one request for registration per twelve month period of all or a portion of the registrable securities held by Hybrid Kinetic.

PROPOSAL 2:
Approval of Amended and Restated Articles of Incorporation of the Company

Background

The Company was incorporated in Colorado in 1967 upon filing its articles of incorporation with the Secretary of State of the State of Colorado.  Since its formation, the Company’s shareholders have approved, and the Company has filed with the Secretary of State of Colorado, various amendments to its articles of incorporation.  The last major review and amendment of the Company’s articles of incorporation occurred in 1993.

Under its current articles of incorporation, the Company has an insufficient number of shares to permit the issuance and sale to Hybrid Kinetic of 66,500,000 shares of newly issued common stock.  Accordingly, the Company’s articles of incorporation will need to be amended to increase a number of shares of common stock authorized and available for issuance.  Given the necessity for amending UQM’s articles of incorporation, the Company and Hybrid Kinetic determined to make additional changes to the articles of incorporation to reflect streamlined corporate procedures as permitted by changes in Colorado corporate law as well as to make other changes the parties believe will be useful in the operation of the Company following closing of the Transaction.  The Company and Hybrid Kinetic have agreed upon a form of amended and restated articles of incorporation (the “First Amended and Restated Articles of Incorporation”) that reflect these agreed changes.  The Board has unanimously approved the First Amended and Restated Articles of Incorporation for adoption by the shareholders.

The full text of the Amended and Restated Articles of Incorporation is attached as Annex C to this Proxy Statement and is incorporated herein by reference.  The full text of the Amended and Restated Articles of Incorporation should be read carefully in its entirety.

The Purchase Agreement provides that the shareholders’ approval of, and the Company filing with the Colorado Secretary of State, the Amended and Restated Articles of Incorporation and further second amendment to the Articles of Incorporation are both conditions to closing the Transaction.  Accordingly, even if shareholders have approved Proposal No. 1 (approval of the Transaction), the Transaction may not close unless shareholders have also approved Proposal No. 2 (adoption of the Amended and Restated Articles of Incorporation) and proposal No. 3 (adoption of the First Amendment to the Amended and Restated Articles of Incorporation).

Increase of Authorized Capital Stock

Pursuant to its articles of incorporation currently in effect, the Company has authorized capital stock of 75,000,000 shares of Common Stock, of which              shares are issued and outstanding or otherwise reserved for issuance upon exercise of outstanding stock options and warrants or reserved for future issuance under the Company’s equity incentive plans as of           , 2016.  As a result, the Company has available only                shares of Common Stock available for future issuance.  In order to have sufficient shares to issue in the Transaction, the Company proposes to adopt the First Amended and Restated Articles of Incorporation) to increase the number of authorized shares by 100,000,000 to 175,000,000 shares.

Shareholder Action by Written Consent

The CBCA permits any action required or permitted to be taken at a meeting of shareholders to be taken without a meeting if consent in writing, setting forth the actions so taken, is signed by shareholders holding a majority of the outstanding shares entitled to vote with respect to the subject matter thereof.  To take advantage of this permitted procedure, a Colorado’s corporation’s articles of incorporation must specifically provide for written consent.  The Company’s current articles of incorporation do not allow written consent by shareholders in lieu of a shareholders meeting.  The Amended and Restated Articles of Incorporation provide that the Company, as permitted by the CBCA, may use written shareholder consent in lieu of meetings.  The Company has also agreed that the Board will amend UQM’s bylaws, among other things, to permit written consent by shareholders.  This means that Hybrid Kinetic, as a holder of a majority of the Company’s Common Stock following the closing of the Transaction, may take action in writing to approve a matter that otherwise would be required to be voted upon by shareholders at an annual or special meeting.

Even though the Amended and Restated Articles of Incorporation will permit action by shareholders by written consent, the Company is still required to hold an annual meeting at least once a year pursuant to the rules of the NYSE MKT.  Following adoption of the Amended and Restated Articles of Incorporation, the Company, however, may use written consent of its majority shareholder in lieu of holding any special meeting.

Other Provisions of the Amended and Restated Articles of Incorporation

The Amended and Restated Articles of Incorporation make other changes to the Company’s current articles of incorporation to reflect current practice by many Colorado corporations and streamline the procedural operation of the Company.  These changes include:  (a) describing the general business purpose of the Company rather than enumerating numerous specific objectives and purposes; (b) removing a list of enumerated powers for which the Board is authorized as such powers are already specified in the CBCA; and (c) elaborating on indemnification and advance expenses provided to directors of the Company as permitted by the CBCA.

Other provisions of the Amended and Restated Articles of Incorporation that have not changed from the current articles of incorporation, include, among other things:  (a) specifying that the Company has perpetual existence; (b) not permitting cumulative voting in the election of directors; (c) providing that the number of directors on the Board may from time to time be increased or decreased as provided by the Company’s bylaws, provided that the number of directors should not be reduced to less than three; and (d) specifying that no shareholder of the Company has the preemptive right to subscribe to any additional shares of stock that may be issued by the Company.

Recommendation by UQM Board

The Company negotiated the provisions of the Amended and Restated Articles of Incorporation as part of its negotiation of the Purchase Agreement.  The Board unanimously approved, and recommends to the shareholders for their approval, the First Amended and Restated Articles of Incorporation because it believes the Transaction to be in the best interest of the Company and its shareholders.  Because the Transaction cannot be achieved without increasing the authorized capital stock of the Company and, pursuant to the Purchase Agreement with Hybrid Kinetic, adoption of the other provisions of the First Amended and Restated Articles of Incorporation, the Board believes its adoption is in the best interest of the shareholders of the Company.  If a shareholder approves the Transaction (Proposal 1), the shareholder also needs to approve adoption of the Amended and Restated Amended and Restated Articles of Incorporation (Proposal 2) and the First Amendment to the Amended and Restated Articles of Incorporation (Proposal 3) for the Transaction to occur.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL 3:
Approval of First Amendment to the Amended and Restated Articles of Incorporation of the Company

Background

See Proposal 2 “Background” for background of the Company’s Articles of Incorporation.

The full text of the First Amendment to the Amended and Restated Articles of Incorporation is attached as Annex D to this Proxy Statement and is incorporated herein by reference.  The full text of the First Amendment to the Amended and Restated Articles of Incorporation should be read carefully in its entirety.

The Purchase Agreement provides that the shareholders’ approval of, and the Company filing with the Colorado Secretary of State, the Amended and Restated Articles of Incorporation (Proposal 2) and First Amendment to the Amended and Restated Articles of Incorporation (Proposal 3) are both conditions to closing the Transaction.  Accordingly, even if shareholders have approved Proposal 1 (approval of the Transaction), the Transaction may not close unless shareholders have also approved Proposal 2 (adoption of the Amended and Restated Articles of Incorporation) and Proposal 3 (adoption of the First Amendment to the Amended and Restated Articles of Incorporation).   If our shareholders approve Proposal 1 (approval of the Transaction) and Proposal 2 (adoption of the Amended and Restated Articles of Incorporation to increase the number of authorized shares), Hybrid Kinetic may choose to waive the required condition for this Proposal 3 (adoption of the First Amendment to the Amended and Restated Articles of Incorporation) if our shareholders do not approve this Proposal.  As there can be no assurance, however, that Hybrid Kinetic would waive this condition and permit the Transaction to close if our shareholders do not approve Proposal 3, the Board strongly recommends that the shareholders vote FOR the approval of this Proposal 3.

Voting Requirements for Certain Actions

Prior to the substantial amendment to Colorado corporate law by the adoption, effective July 1, 1994, of the Colorado Business Corporation Act (“CBCA”), Colorado corporate law required the approval of two-thirds of all of the votes entitled to be cast for various corporate actions by a Colorado corporation, including the amendment of its articles of incorporation, mergers, plans of share exchange, sale of substantially all of its assets or its dissolution.  The CBCA reduced this voting requirement to a majority of the votes entitled to be cast for all Colorado corporations formed after June 30, 1994.  The CBCA also allowed any Colorado corporation in existence on June 30, 1994 to adopt this majority voting standard by amending its articles of incorporation.  The Company did not amend its articles of incorporation following the adoption of the CBCA in 1994 and so the two-thirds voting requirement applies rather than the majority requirement applicable to all Colorado corporations formed after June 30, 1994 or those older corporations that have so elected.

The First Amendment to the Amended and Restated Articles of Incorporation, as permitted by the CBCA, uses the lower majority voting requirement rather than the two-thirds voting requirement in the Company’s current articles of incorporation.  This majority voting requirement will apply to (a) an amendment to the Company’s articles of incorporation, (b) a plan of merger or a plan of share exchange, (c) the sale, lease, exchange or other disposition of substantially all of the Company’s property other than in the usual and regular course of business, or (d) a proposal to dissolve the Company.

Recommendation by UQM Board

The Company negotiated the provisions of the First Amendment to the Amended and Restated Articles of Incorporation as part of its negotiation of the Purchase Agreement.  The Board unanimously approved, and recommends to the shareholders for their approval, the First Amendment to the Amended and Restated Articles of Incorporation because it believes the Transaction to be in the best interest of the Company and its shareholders.  Because Hybrid Kinetic is not obligated to close the Transaction without the prior adoption of the First Amendment to the Amended and Restated Articles of Incorporation, the Board believes its adoption is in the best interest of the shareholders of the Company.  If a shareholder approves the Transaction (Proposal 1), the shareholder also needs to approve adoption of the Amended and Restated Articles of Incorporation (Proposal 2), and the First Amendment to the to the Amended and Restated Articles of Incorporation (Proposal 3).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL 4:
Election of Directors

Pursuant to the bylaws of the Company, the Board of Directors sets the number of directors.  The Board of Directors currently consists of five members. The Board of Directors has nominated five candidates to stand for re-election to the Board of Directors, four of whom (Messrs. Vanlandingham, Roy, Sellinger and Sztykiel) are independent directors, as defined in the applicable rules of the Securities and Exchange Commission and the NYSE MKT.  The other member is the Company’s Chief Executive Officer.  Proxies may not be voted for more than five persons.  The Board of Directors is not classified, and each director serves for a term of one year and thereafter until his successor is duly elected and qualified.

At the annual meeting, the shareholders will elect five members to the Board of Directors.  In the absence of instructions to the contrary, the proxy holders will vote the shares represented by proxy in favor of the nominees listed below.  The Company expects each of the nominees listed below to be able to serve as a director.  If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

Name	Age	Position with the Company	Officer or Director Since	Business Experience

Donald W. Vanlandingham	76	Chairman of the Board, Member of the Compensation and Benefits Committee and Member of the Governance and Nominating Committee	2003

Chairman of the Board of Directors of Ball Aerospace and Technologies Corporation, a wholly-owned subsidiary of Ball Corporation from 2002 to 2003; President and Chief Executive Officer of Ball Aerospace and Technologies Corporation from 1996 to 2002.

Joseph R. Mitchell	55	President and Chief Executive Officer	2012

President and CEO of UQM since January 2016. Interim President and CEO of UQM from July 2015 to January 2016. Senior VP of Operations of UQM from June, 2012 to December 2015. Director of Quality, North America for A123 Systems, Inc. from March to May, 2012. Director of Operations and Quality — North American Hybrid Electric Drives for Continental Automotive from 2008 to February, 2012.

Stephen J. Roy	66	Director, Chairman of the Audit Committee and Member of the Compensation and Benefits Committee	2000	Principal, STL Capital Partners, LLC since 2002. Managing Director - Investment Banking for A. G. Edwards & Sons, Inc. from 1989 through 2002.

Joseph P. Sellinger	70	Director, Chairman of the Compensation and Benefits Committee, and Member of the Audit Committee and the Governance and Nominating Committee	2008	Vice President, Anheuser Busch Companies and Chairman, President and Chief Executive Officer of the Anheuser Busch Packaging Group from 2000 to 2006.

John E. Sztykiel	59	Director, Chairman of the Governance and Nominating Committee and Member of the Audit Committee	2012	President, Chief Executive Officer and Director, Spartan Motors, Inc. from 2002 to February 2015.

We have provided below information about each director’s specific experience, qualifications, attributes or skills that led our Board of Directors to conclude, in light of our business and corporate strategy that such individual should serve as a director of the Company at the time of their election in September 2015.

Mr. Vanlandingham, our Chairman, has been an independent director of the Company for 13 years.  He brings many years of leadership and management experience as Chairman and Chief Executive Officer of a major technology and manufacturing company to his role on the Board.  With experience in overseeing development of technology and complex equipment with attention to development schedules, production, quality, business development and budgets, he brings valuable insight to the Board as it oversees the Company’s operations and strategy.

Mr. Mitchell is our President and Chief Executive Officer.  Mr. Mitchell has over 25 years of experience in the automotive sector with particular focus in operations and quality, and over 15 years of experience in hybrid electric automotive applications.  Mr. Mitchell brings operational and management experience specific to UQM’s business and is a recognized leader in the electric propulsion industry.

Mr. Roy has been an independent director of the Company for over 16 years.  With 30 years of investment banking experience and ten years’ experience as a principal and co-founder of a private equity business, Mr. Roy brings valuable insight to the Company in finance and accounting, capital markets, business analysis and strategy.  Mr. Roy has the financial background and skills to serve as an “audit committee financial expert.”

Mr. Sellinger has been an independent director of the Company since 2008.  He brings extensive senior management experience with a major manufacturing company to his role on the Board.  From his experience running a high volume manufacturing business with annual sales in excess of $1 billion, he provides valuable insight to the Board on operations, planning and implementation of strategy, risk management and other issues as the Company launches volume production of its products.

Mr. Sztykiel has been an independent director of the Company since 2012.  Mr. Sztykiel was the Chief Executive Officer of a manufacturer of trucks and truck components for 12 years.  In this capacity, Mr. Sztykiel has extensive senior management and marketing experience in the North American truck market. Mr. Sztykiel’s extensive management experience in a manufacturing company servicing the truck market provides valuable insight to the Board on strategy, marketing and manufacturing of the Company’s products.

No family relationship exists between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer.  There are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director.

During the fiscal year ended March 31, 2016, the Board of Directors held twelve meetings. Each incumbent director attended or participated in more than 80 percent of the meetings of the Board of Directors and Board committees on which he served during the period he was a director.  Participation at meetings was sometimes by telephone, which is authorized under Colorado law.  The Company encourages directors to attend the Annual Meeting each year.  At the last Annual Meeting of Shareholders held September 24, 2015, all members of the Board of Directors attended.  The independent directors serving on the Board of Directors periodically meet as a group without management present.  None of the directors listed above have been involved during the last ten years in any legal proceedings that are material to an evaluation of the ability or integrity of that person to serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES PRESENTED.

Changes to Board if the Transaction Occurs

The Company and Hybrid Kinetic have agreed to increase the size of the Board to nine members following the closing of the Transaction.  The Board following the closing will be composed of five members nominated by Hybrid Kinetic, including a director who will be named chairman, the Company’s existing CEO, and three of the Company’s current four independent directors.  Shareholders should note that while they will elect five directors at this annual meeting, one of these directors will step down immediately following the closing of the Transaction.  Our Board has not yet determined which of Messrs. Vanlandingham, Roy, Sellinger or Sztykiel will step down upon the closing of the Transaction.

Hybrid Kinetic has indicated that it intends to designate the following five individuals as directors of the Company following the closing of the Transaction:

•                  Jianguo Xu, 49, CEO of Hybrid Kinetic

•                  Chunhua Huang, 52, Vice-Chairman of Hybrid Kinetic

•                  Chuantan Wang, 63, Vice-Chairman of Hybrid Kinetic

•                  Junwen Hou, 56, Vice President of Hybrid Kinetic

•                  Junhua Chen, 44, Vice President of Hybrid Kinetic

Board and Corporate Governance Matters

Selecting Nominees for Director

The Board has delegated to the Governance and Nominating Committee the responsibility for reviewing and recommending to the Board nominees for director.  The Governance and Nominating Committee, in evaluating director candidates, considers factors such as professional background and skills, age and business experience, personal character and values, ethical standards, diversity, existing outside commitments and planned future commitments, among other things.  However, the Governance and Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

The Governance and Nominating Committee is responsible for recommending nominees for election at the Annual Meeting and for identifying one or more candidates to fill any vacancies that may occur on the Board.  The Governance and Nominating Committee may use a variety of sources to identify new candidates such as recommendations from independent directors or members of management, search firms, discussions with business associates and other persons who may know of suitable candidates to serve on the Board and shareholder recommendations.  Evaluation of candidates typically includes a review of the candidate’s qualifications by the Governance and Nominating Committee based upon the factors described above, interviews with one or more members of the committee and interviews with one or more members of the Board.  The Governance and Nominating Committee then recommends suitable candidates to the full Board who then approves or rejects the nominee.

The Governance and Nominating Committee will consider director candidates proposed by shareholders using the same evaluation criteria as for candidates recommended from other sources.  Any shareholder interested in submitting a prospective nominee for consideration by the Board of Directors should submit the candidate’s name and qualifications addressed to: Corporate Secretary at 4120 Specialty Place, Longmont, Colorado 80504.

Board Diversity

Our Board is comprised of accomplished professionals who represent diverse and key areas of expertise including, national and international business, operations, marketing, manufacturing, finance and investing, management, entrepreneurship, government and science, research and technology.  While we do not have a formal diversity policy with respect to director nominations, we believe that the diversity of skills, knowledge, opinions and fields of expertise represented on our Board is one of the Board’s core strengths. When identifying and selecting director nominees, the Governance and Nominating Committee considers the impact a nominee would have in terms of increasing the diversity of the Board with respect to professional experience, background, viewpoints, skills and areas of expertise together with considering diversity of race, gender and national origin of potential director candidates.  We believe that the resulting diversity of directors allows the Board to engage in honest and challenging discussions, in service of the best decisions for the Company and its shareholders. The diversity of our directors’ skills allows each director an opportunity to provide specific leadership in his respective areas of expertise.

Board Leadership Structure

We have a Board leadership structure whereby the positions of Chairman of the Board of Directors and Chief Executive Officer are separate.  We believe this structure provides the Board with independent leadership and oversight of management and allows the Chief Executive Officer to concentrate on the Company’s business operations.

Our Board of Directors is comprised of five directors, four of whom are independent directors.  All of our independent directors are highly accomplished and experienced business leaders in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with Board processes.

We believe the current Board leadership structure facilitates effective communication, oversight and governance of the Company consistent with the best interests of the Company’s shareholders and other stakeholders.

Board Risk Oversight

Our Company faces a number of risks including financial, operational, reputational, credit and liquidity, governance and regulatory.  The Chief Executive Officer and Chief Financial Officer are primarily responsible for identifying, assessing and managing these risks.  The Board of Directors provides additional risk oversight in several ways, including:  (a) discussing internal controls and financial reporting annually through review and approval of the Company’s annual budget, including a review of potential risks that could negatively impact the proposed budget and plan; (b) performing regular reviews with management regarding the Company’s liquidity and capital requirements; and (c) engaging in periodic discussions regarding operational, asset protection and security, regulatory and other risks with our Chief Executive Officer, Chief Financial Officer, and other Company officers, as it deems appropriate.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that any communications from shareholders be in writing and addressed to the Board in care of the Corporate Secretary, 4120 Specialty Place, Longmont, Colorado 80504.  The name of any specific intended Board members should be noted in the communication.  The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also authorized the Corporate Secretary, prior to forwarding any correspondence, to review the correspondence, and in his discretion, not to forward certain items if they are deemed frivolous, of inconsequential commercial value or otherwise inappropriate for Board consideration.

Code of Ethics

The Company has adopted a Code of Business Conduct Ethics that applies to all directors, officers, employees, consultants, representatives and agents. The Code of Business Conduct Ethics is available on our website at www.uqm.com “Investors — Corporate Governance.”  If the Company makes any substantive amendments to the Code of Business Conduct Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Committees of the Board

Our Board has three standing committees - Audit, Compensation and Benefits, and Governance and Nominating.  Each of the Audit, Compensation and Benefits, and Governance and Nominating committees is comprised entirely of independent directors and is led by a committee chair.  In connection with the Company’s strategic partnership exploration activities that eventually lead to the signing of the investment agreement with Hybrid Kinetic, the Board created a special committee of all four of its independent directors to oversee management’s efforts to identify a strategic partner and approve the terms of any such transaction.  All of our independent directors are encouraged to, and do, actively participate in the development of the Company’s business strategy in collaboration with the Chief Executive Officer and in the general oversight of the Company’s operations and financial affairs.

Mr. Roy serves as the committee chair of the Audit Committee. In this role, he exercises substantial influence and judgment over the Company’s financial affairs and financial reporting. The Audit Committee has a written charter adopted by the Board of Directors that specifies its duties including assisting the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions, and its direct responsibility for the appointment, retention, compensation and oversight of the independent auditors.  A copy of the Company’s Audit Committee charter is available on our website at www.uqm.com “Investors — Corporate Governance”.  The Audit Committee consists of three directors, Messrs. Roy, Sellinger and Sztykiel and met five times during Fiscal Year 2016.  All members of the Audit Committee are independent directors as defined in applicable rules of the NYSE MKT and the Securities and Exchange Commission (“SEC”).  The Board has determined that Mr. Roy meets the qualifications of an “audit committee financial expert” in accordance with SEC rules.  See also “Report of the Audit Committee” below.

Mr. Sztykiel serves as the committee chair of the Governance and Nominating Committee. In this role, he exercises substantial influence and judgment over the Company’s governance policies and the identification and evaluation of candidates for our Board of Directors.  The Governance and Nominating Committee considers such matters as whether the size and composition of the Board is appropriate in the context of the Company’s business operations, monitors and addresses issues related to corporate governance and suggests changes when it deems appropriate and oversees the annual assessment of Board performance.  The Governance and Nominating Committee has a written charter specifying its responsibilities.  See also “Selecting Nominees for Director” above. The Governance and Nominating Committee consists of three directors, Messrs. Sellinger, Sztykiel and Vanlandingham and met eight times during Fiscal Year 2016.  All members of the Governance and Nominating Committee are independent directors as defined in applicable rules of the NYSE MKT and the SEC.

Mr. Sellinger serves as the committee chair of the Compensation and Benefits Committee.  In this role, he exercises substantial influence and judgment over the Company’s compensation practices, particularly as it relates to the structure and competitiveness of the Company’s executive compensation.  The Compensation and Benefits Committee reviews the performance and compensation of the Company’s Chief Executive Officer and administers the 2012 Equity Incentive Plan, Employee Stock Purchase Plan, Non-Employee Director Stock Option Plan and Stock Bonus Plan.  The Compensation and Benefits Committee consists of three directors. Messrs. Roy, Sellinger and Vanlandingham, and met nine times during Fiscal Year 2016.  All members of the Compensation and Benefits Committee are independent directors as defined in applicable rules of the NYSE MKT and the SEC.  The Compensation and Benefits Committee has a written charter specifying its responsibilities which is available on our website at www.uqm.com “Investors — Corporate Governance.”

Changes to Committees of the Board if the Transaction Occurs

Following the Transaction, UQM will be treated as a “controlled company” under the rules of the NYSE MKT because Hybrid Kinetic will own a majority of UQM’s outstanding shares.  As a controlled company, UQM’s Compensation and Benefits Committee and its Governance and Nominating Committee will no longer be required to be composed solely of independent directors.  Under the rules of the NYSE MKT and SEC, UQM’s Audit Committee must continue to be composed solely of independent directors.  Hybrid Kinetic has indicated that following completion of the Transaction, it may propose changes to the composition of the Company’s Compensation and Benefits Committee and/or its Governance and Nominating Committee.

Compensation and Benefits Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2016, the members of our Compensation and Benefits Committee were not officers or employees of the Company or its subsidiaries, were not former officers or employees of the Company or its subsidiaries and did not have any relationship with the Company or its subsidiaries or any interlocking relationships with other entities requiring disclosure.

MANAGEMENT

The executive officers of the Company are:

Name	Age	Position

Joseph R. Mitchell	55	President and Chief Executive Officer

David I. Rosenthal	61	Treasurer, Secretary and Chief Financial Officer

Adrian P. Schaffer	53	Vice President of Sales and Business Development

Josh M. Ley	41	Vice President of Engineering

On January 5, 2016, Joseph R. Mitchell was appointed our President and Chief Executive Officer in conjunction with already being appointed Chief Operating Officer on July 20, 2015.  Mr. Mitchell served as our interim President and Chief Executive Officer from July 20, 2015 until January 5, 2016.  Mr. Mitchell joined the Company on June 1, 2012 and served as Senior Vice President of Operations.  From March 2012 until joining the Company, Mr. Mitchell was Director of Quality, North America, for A123 Systems, Inc. Mr. Mitchell served as Director, Operations and Quality - North American Hybrid Electric Drives for Continental Automotive from January 2008 through March 2012. From January 2007 through January 2008, Mr. Mitchell served as Director of Operations and Hybrid Drive Segment Manager for Siemens VDO. Prior to that, Mr. Mitchell held a series of manufacturing and quality positions at Ballard Power Systems and Ford Motor Company.

David I. Rosenthal joined the Company as Treasurer, Secretary and Chief Financial Officer on May 1, 2013.  From March 2011 until joining the Company, Mr. Rosenthal was a Financial Consultant for start-up and turnaround companies. From February 2010 until February 2011, Mr. Rosenthal was Interim President and Chief Executive Officer of Cyanotech Corporation, a publicly-traded manufacturer of nutritional supplement products.  Mr. Rosenthal served as a director of Cyanotech from August 2000 until September 2011.  From May 2008 until March 2009, Mr. Rosenthal served as Chief Financial Officer for Hickory Farms and from June 2007 until November 2007 served as Chief Financial Officer of Sanz, Inc., both portfolio companies of the private-equity firm Sun Capital Partners.

Adrian P. Schaffer joined the Company on December 1, 2011 as Vice President of Sales and Business Development.  From February 2006 until joining the Company, Mr. Schaffer served as Vice President of Sales for the Industrial, Commercial and Energy Group of Linamar Corporation, a leading supplier to the global vehicle and mobile industrial markets. Mr. Schaffer also spent thirteen years with Motorola Corporation where he held positions in sales, business development and account management in Motorola’s Telematics, Powertrain, Autobody and Heavy Vehicle Electronics Groups, including most recently as Director of Global Marketing for the global automotive group.

Josh M. Ley joined the Company in January 1994 and was appointed Vice President of Engineering on March 4, 2015.  Mr. Ley previously served as Motor Design Engineer and Manager of Motor Design Engineering for the Company.

There are no arrangements or understandings between any executive officer and any other person pursuant to which any executive officer was selected as an executive officer.  None of the executive officers listed above have been involved during the last ten years in any legal proceedings that are material to an evaluation of the ability of that person to serve as an executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Company’s common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission.  The Company is required to report in this statement any failure to file timely reports with the Securities and Exchange Commission during Fiscal Year 2016.  Based solely on its review of Form 3, Form 4 and Form 5 filings, the Company believes that 10 of the 21 required reports were filed timely during Fiscal Year 2016.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, motivate and retain highly qualified executives, while providing performance-based incentives for the attainment of strategic business objectives, rewarding superior performance and aligning the interests of our executives with those of our shareholders.

Our management compensation program has three primary components:

Base pay	Provides an annual salary level consistent with market conditions, the individuals’ position, responsibility and contributions.

Bonus	Provides variable cash compensation based on the achievement of Company, organizational and individual performance objectives.

Long-term equity-based Incentive pay

Aligns a portion of each executive’s annual compensation to the long-term success of the Company and encourages an ownership mindset that aligns the interests of management with those of the Company’s other shareholders.

The minimum base pay component of executive compensation is specified in employment agreements with our executive officers.  Bonus payments are performance-based payments that are payable annually in cash. Long-term equity-based incentive awards consist of shares of the Company’s common stock, stock options to acquire shares of the Company’s common stock or a combination of both.

Bonus payments and long-term incentive grants are determined by the Compensation and Benefits Committee based principally on objective criteria consisting of each executive officer’s achievement of personal and Company-wide goals.  Payments of bonus awards each fiscal year are based on a retrospective review of the prior fiscal year’s performance.  The amount of the cash bonus payment and long-term incentive grant for each executive is determined based on the Committee’s deliberations regarding attainment of individual and Company-wide goals by Company executives.  The Committee’s determination of the degree of attainment of these goals by each executive was subjective and based on the Committee’s deliberations.  The Compensation and Benefits Committee also annually reviews the base pay of our executive offices and may increase (but not decrease) the amount of base pay as specified in the respective employment agreement with each executive.

The Compensation and Benefits Committee is composed of three members of our Board of Directors, each of which is independent as defined in applicable rules of the NYSE MKT and the SEC.  The Compensation and Benefits Committee does not delegate its authority to establish executive compensation to any other persons.  The Compensation and Benefits Committee approved the total compensation (and each of the individual elements of compensation) for Joseph R. Mitchell, President and Chief Executive Officer.  The Committee also approved the compensation of the other named executive officers with input from the Chief Executive Officer.

In Fiscal Year 2015, the Compensation and Benefits Committee engaged Pay Governance LLC to provide consulting services on executive compensation, pay scales and alternative executive compensation plans.  The Compensation and Benefits Committee anticipates that it may engage a compensation consultant at an interval of every three to five years to assist it in evaluating the competitiveness of its executive compensation program.

The Compensation and Benefits Committee has also reviewed compensation data from a peer group of alternative energy companies that it believed to be in competition with the Company in the marketplace for executive talent.  While the Compensation and Benefits Committee does not set benchmark percentile targets for executive compensation, the compensation levels for the three primary elements of executive compensation are generally set to establish pay levels that are competitive with those of the identified peer group of companies.

The Compensation and Benefits Committee has reviewed all compensation policies and practices for executive officers and employees to determine if there is risk arising from such policies and practices that could reasonably have a material adverse effect on the Company. The Compensation and Benefits Committee reviews all aspects of performance in determining bonus awards and there are no specific threshold targets that increase bonuses.  In addition, the Company’s maximum bonus award in any year is limited to two times the target bonus, and the Company has to date never exceeded a bonus payout of more than 100% of the target.  Further, bonuses awarded may be recouped pursuant to our Clawback Policy.  Therefore, the Committee believes there is a low risk for any material adverse effect on the Company arising from compensation policies and practices.

We have entered into employment agreements with our executive officers that contain retention and severance payment provisions, including change in control severance payments, and provide a modest program of executive perquisites and personal benefits as are further described in the section “Employment Agreements” below.  The purpose of the employment agreements is to provide financial security for the executive, to aid in retention and to encourage loyalty to and long-term employment with the Company.

2015 Say-on-Pay Advisory Vote

At our 2015 Annual Meeting of the Company’s shareholders, over 80% of the Company’s voting shareholders approved, on an advisory basis, the compensation of our named executive officers.  Our Compensation and Benefits Committee considered the results of the advisory vote on executive compensation, and made the changes to our executive compensation program including adoption of a clawback policy.  These changes are described in greater detail below.

Adoption of Compensation Clawback Policy

On July 7, 2015, our Board of Directors adopted the UQM Technologies, Inc. Clawback Policy.  This clawback policy allows us to recoup executive incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws.  The clawback policy applies to all forms of incentive compensation previously granted to executive officers, including stock options, cash bonuses, and restricted stock, that were granted during the three years prior to any accounting restatement.

Elements of Compensation

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions in the peer group of companies, as well as the experience and performance of the individual, our ability to replace the individual and other primarily judgmental factors deemed relevant by the Compensation and Benefits Committee.  Base salaries are reviewed annually by the Compensation and Benefits Committee and the Board of Directors and may be increased, but not decreased without the consent of the executive, by the Board from time to time coincident with our annual review.

During the fiscal year ended March 31, 2016, the Compensation and Benefits Committee increased annual base salary for each executive by approximately 3.3%. Mr. Mitchell received an additional annual base salary increase of 47% because of his promotion to President and Chief Executive Officer on January 5, 2016.  Mr. Ley received an additional annual base salary increase of 36% due to his promotion of Vice President of Engineering. These increases consisted of cost of living and merit based adjustments.

Cash Bonus Compensation. The Compensation and Benefits Committee annually considers the award of performance-based cash bonuses to compensate executives for achieving financial, operational and strategic goals and for individual performance.  The amount of cash bonuses, if any, is established during deliberations by the Compensation and Benefits Committee using its judgment after considering the objective and subjective factors discussed above and the individual’s performance. As a result, bonuses may vary greatly from one year to the next.

The Compensation and Benefits Committee has established target cash bonus levels as a percentage of base salary for each executive officer based on the level of responsibility for each executive position and by reference to the level of target cash bonus payments by the peer group of companies. The target cash bonus levels for each of the Company’s executive officers as a percentage of each officer’s base salary is as follows:

Name of Executive Officer	Target Bonus Percentage
Joseph R. Mitchell(1)	75%
Eric R. Ridenour(2)	100%
David I. Rosenthal	40%
Adrian P. Schaffer	30%
Josh M. Ley	25%

(1)         Mr. Mitchell was appointed President and Chief Executive Officer on January 5, 2016 and served as interim President and Chief Executive Officer from July 20, 2015 until January 5, 2016.

(2)         Mr. Ridenour served as the Company’s President and Chief Executive Officer until July 20, 2015.

Actual cash bonus payments may either exceed or be less than the target level based on the Compensation and Benefit Committee’s judgment as to whether individual and Company-wide goals were met, exceeded or partially-met, subject to a maximum bonus award in any year of two times the target bonus.

For Fiscal Year 2016, cash bonuses paid to executive officers as a percentage of their base salary, were as follows:

Name of Executive Officer	Bonus Percentage Paid
Joseph R. Mitchell(1)	42.75%
Eric R. Ridenour(2)	—
David I. Rosenthal	22.80%
Adrian P. Schaffer	17.10%
Josh M. Ley	14.25%

(1)         Mr. Mitchell was appointed President and Chief Executive Officer on January 5, 2016 and served as interim President and Chief Executive Officer from July 20, 2015 until January 5, 2016.

(2)         Mr. Ridenour served as the Company’s President and Chief Executive Officer until July 20, 2015.

The principal Company-wide goals for Fiscal Year 2016 used by the Compensation and Benefits Committee for purposes of determining bonus payments included solidifying the Company’s base revenue, maintaining and improving gross margins, securing a long-term supply contract, controlling the rate of cash outflows with cost management and efficiencies, product innovation and product quality.  In reviewing management’s performance at the end of Fiscal Year 2016 against the goals, the Compensation and Benefits Committee noted management’s success in securing a long-term supply agreement and controlling cash outflows, and its less satisfactory performance in solidifying base revenue and adding new growth opportunities.  Based on this performance, the Compensation and Benefits Committee determined that a cash bonus of 57% of the target level be awarded to the executives.

When the Company entered into new employment agreements with its named executive officers in July 2015, it agreed to provide retention bonuses to its named executive officers to incent them to remain employees of the Company while it explored strategic alternatives which eventually led to the execution of the stock issuance and purchase agreement with Hybrid Kinetic Group Limited.  If the executive remains an employee of the Company continuously through June 30, 2017, he will be paid a cash bonus after that date in the amount specified in his respective employment agreement.

Long-Term Incentive Compensation.  The Compensation and Benefits Committee annually considers the award of long-term incentive compensation to compensate executive officers for their efforts in positioning the Company for long-term growth. The Compensation and Benefits Committee considers a number of qualitative factors in setting the long-term incentive compensation for each executive officer, including the specific goals listed above as well as each executive officer’s contribution to a variety of  other Company-wide goals such as new customer and market development activities, supply chain optimization and improvement, technology base enhancements, new product development and launch activities, enhanced investor relations and implementation of certain extraordinary transactions, among other things.

Long-term incentive compensation may be paid in the form of Company common stock or in the form of a grant of stock options or any combination of stock and stock options.  The Committee believes that equity-based compensation awards aid in the retention of the executive and serve to align the interests of the executive with those of the Company’s other shareholders. Equity-based compensation awards have a future service requirement (vesting period) of three years.

Qualitative criteria are generally used to establish goals and objectives that the Board believes add value to the Company and enhance its prospects for long-term growth and success.  The Compensation and Benefits Committee has established target levels for long-term incentive compensation for each executive officer based on the level of responsibility for each executive position and the peer group of companies. The target long-term incentive compensation level (as a percentage of each officer’s base salary) for each of the Company’s executive officers is as follows:

Name of Executive Officer	Target Long- Term Incentive Compensation
Joseph R. Mitchell(1)	100%
Eric R. Ridenour(2)	100%
David I. Rosenthal	65%
Adrian P. Schaffer	50%
Josh M. Ley	50%

(1)         Mr. Mitchell was appointed President and Chief Executive Officer on January 5, 2016 and served as interim President and Chief Executive Officer from July 20, 2015 until January 5, 2016. During 2015, Mr. Mitchell’s target was 55% which was increased to 100% when he became President and Chief Executive Officer on January 5, 2016.

(2)         Mr. Ridenour served as the Company’s President and Chief Executive Officer until July 20, 2015.

The Compensation and Benefits Committee evaluated the performance of the executives against the Company goals and determined that the executives be awarded long-term incentive compensation for Fiscal Year 2015 performance at 40% of the target level.  The fair value of long-term incentive compensation awards granted to executive officers in early Fiscal Year 2016 for their performance against Fiscal Year 2015 goals, as a percentage of their base salary, were as follows:

Name of Executive Officer	Actual Long-Term Incentive Compensation Percentage Awarded	Stock Options # of Shares
Joseph R. Mitchell(1)	22%	67,808
Eric R. Ridenour(2)	0%	—
David I. Rosenthal	26%	85,836
Adrian P. Schaffer	20%	58,630
Josh M. Ley	20%	47,945

(1)         Mr. Mitchell was appointed President and Chief Executive Officer on January 5, 2016 and served as interim President and Chief Executive Officer from July 20, 2015 until January 5, 2016.

(2)         Mr. Ridenour served as the Company’s President and Chief Executive Officer until July 20, 2015.

The Compensation and Benefits Committee reviewed Fiscal Year 2016 performance in July 2016 and determined to award long-term incentive compensation to the executive officers for Fiscal Year 2016 performance at 57% of the target level.  The fair value of long-term incentive compensation awards granted to executive officers in early Fiscal Year 2017 for their performance against Fiscal Year 2016 goals, as a percentage of their base salary, were as follows:

Name of Executive Officer	Actual Long-Term Incentive Compensation Percentage Awarded	Stock Options # of Shares	Stock Shares # of Shares
Joseph R. Mitchell	57.0%	199,856	41,493
David I. Rosenthal	37.1%	97,717	20,287
Adrian P. Schaffer	28.5%	66,746	13,857
Josh M. Ley	28.5%	52,992	11,002

Employment Agreements

Each of our executive officers has an employment agreement with the Company, as described below.  The agreements provide for compensation in the form of annual base salary, which cannot be decreased during the term of the agreement without the consent of the executive, a monthly automobile allowance, the opportunity for cash bonuses, stock awards and stock options and employee benefits available to other Company employees.  The agreements also provide for potential payments upon termination without cause, termination upon a change in control, disability or death.  See “Employment Agreements.”

Tax and Accounting Considerations

All elements of our employee and executive compensation program generate charges to earnings under generally accepted accounting principles in the United States.  Our allocations of the elements of total compensation are generally not influenced by the accounting treatment of each element.  We do, however, consider the tax treatment of compensation elements as one factor in the allocation of each element.

Clawback Policy

On July 28, 2015, our Board of Directors adopted a clawback policy pursuant to which executive compensation will be recouped by the Company from our named executive officers if our financial statements are subsequently restated due to the our material noncompliance with any financial reporting requirement under the securities laws.  The amount to be recovered will be the excess of the executive compensation paid to the named executive officer based on the erroneous data over the executive compensation that would have been paid to the named executive officer had it been based on the restated results, as determined by the Compensation Committee.

Executive Compensation

The following tables and narrative discuss the compensation of our Chief Executive Officer, Chief Financial Officer and other highly compensated officers determined under the Securities and Exchange Commission rules for compensation earned or paid in Fiscal Years ended on March 31, 2016, 2015 and 2014.  These persons are referred to as our named executive officers.

Summary Compensation Table - Fiscal Year Ended March 31, 2016

Name and						All other
Principal	Fiscal			Stock	Option	compen-
Position	year ended	Salary	Bonus	awards(4)	awards(4)	sation(6)		Total
		($)	($)	($)	($)	($)		($)

Joseph R. Mitchell	2016	265,280	141,000	21,576	103,925	19,576		551,357
President and Chief	2015	220,000	17,000	—	32,548	19,456		289,004
Executive Officer(1)	2014	204,375	38,188	22,550	33,828	26,804		325,745

Eric R. Ridenour	2016	137,922	—	—	—	464,203	(5)	602,125
Former President and Chief	2015	447,000	112,000	—	—	12,595		571,595
Executive Officer(2)	2014	445,625	245,850	98,340	147,509	13,086		950,410

David I. Rosenthal
Treasurer, Secretary	2016	247,326	57,000	10,549	50,813	15,011		380,699
And Chief Financial	2015	240,250	15,000	—	41,201	14,703		311,154
Officer	2014	215,416	51,700	33,605	50,408	12,070		363,199

Adrian P. Schaffer	2016	219,618	37,800	7,206	34,708	14,204		313,536
Vice President of Sales	2015	213,250	13,500	—	28,142	13,409		268,301
and Business Development	2014	207,375	28,600	22,880	34,320	13,624		306,799

Josh M. Ley	2016	175,000	25,000	5,721	27,556	15,314		248,591
Vice President of	2015	123,376	11,000	—	23,014	5,149		162,539
Engineering(3)

(1)         Mr. Mitchell was appointed President and Chief Executive Officer on January 5, 2016 and served as interim President and Chief Executive Officer from July 20, 2015 until January 5, 2016.

(2)         Mr. Ridenour served as the Company’s President and Chief Executive Officer until July 20, 2015.

(3)         Mr. Ley was appointed Vice President of Engineering on March 4, 2015. Prior to that, Mr. Ley served as Motor Group Manager and Motor Magnetics Design Engineer.

(4)         The amounts reported in the stock and option awards’ columns represent the aggregate grant date fair value computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate.  The assumptions used in determining the fair value are contained in footnote 10 to the Company’s consolidated financial statements contained in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

(5)         Mr. Ridenour’s employment with the Company ended on July 20, 2015. Per his employment agreement, he was entitled to a severance payment of $460,410 equal to one year’s salary.

(6)         Amounts reported in the all other compensation column above are comprised of the following items:

All Other Compensation

					Moving,
					professional
	Fiscal	401(k) plan		Employer	dues,
	Year	Matching	Automobile	paid life	education
Name	ended	Contributions	allowance	insurance(3)	& other		Total
		($)	($)	($)	($)		($)

Joseph R. Mitchell (1)	2016	7,992	9,720	1,864	—		19,576
	2015	7,806	9,720	1,930	—		19,456
	2014	7,627	9,720	1,509	7,948	(4)	26,804
Eric R. Ridenour (2)	2016	—	2,835	958	460,410	(5)	464,203
	2015	—	9,720	2,875	—		12,595
	2014	—	9,720	3,291	75		13,086
David I. Rosenthal	2016	3,294	9,720	1,997	—		15,011
	2015	2,916	9,720	2,067	—		14,703
	2014	2,152	8,910	1,008	—		12,070
Adrian P. Schaffer	2016	2,925	9,720	1,559	—		14,204
	2015	2,130	9,720	1,559	—		13,409
	2014	2,425	9,720	1,479	—		13,624
Josh M. Ley	2016	5,594	9,720	—	—		15,314
	2015	4,339	810	—	—		5,149

(1)         Mr. Mitchell was appointed President and Chief Executive Officer on January 5, 2016 and served as interim President and Chief Executive Officer from July 20, 2015 until January 5, 2016.

(2)         Mr. Ridenour was the Company’s President and Chief Executive Officer until July 20, 2015.

(3)         Premiums paid by the Company on Company-owned insurance policies to insure the salary continuation provisions contained in executive employment agreements which provide for the payment of three years annual base salary to the estate of the executive in the event of his death during the term of the employment agreement.

(4)         Includes income tax gross-ups on moving and temporary living expenses of $7,469.

(5)         Mr. Ridenour’s employment with the Company ended on July 20, 2015. Per his employment agreement, he was entitled to a severance payment of $460,410 equal to one year’s salary.

Grants of Plan-Based Awards During Fiscal Year Ended March 31, 2016

			All other
			option		Grant
		All other	awards:		date fair
		stock	Number of	Exercise	value of
		awards:	securities	price of	stock and
	Grant	Number of	underlying	option	option
Name	date	shares of stock(1)	options(2)	awards	awards(3)
		(#)	(#)	($/Sh)	($)

Joseph R. Mitchell	9/24/2015	—	67,808	0.66	32,548
David I. Rosenthal	9/24/2015	—	85,836	0.66	41,201
Adrian P. Schaffer	9/24/2015	—	58,630	0.66	28,142
Josh M. Ley	9/24/2015	—	47,945	0.66	23,014

(1)         Represents awards granted under the UQM Technologies, Inc. Stock Bonus Plan. The fair value of the shares granted is calculated using the closing price of our common stock on the date of grant.

(2)         Represents stock option awards granted under the UQM Technologies, Inc. 2012 Equity Incentive Plan, as amended.

(3)         The grant date fair value is the amount computed under FASB ASC Topic 718. The fair value of stock options is computed utilizing the Black-Scholes-Merton pricing model.  The assumptions used in determining the fair value are contained in footnote 10 to the Company’s consolidated financial statements contained in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

Stock Awards

We granted stock awards under the Company’s Stock Bonus Plan.  The shares granted vest in three equal annual installments beginning on the first anniversary of the grant date.

Option Awards

We granted option awards under the Company’s 2012 Equity Incentive Plan.  The options granted vest in three equal annual installments beginning on the first anniversary of the grant date.  The options granted were incentive stock options and are exercisable for a term of ten years from the date of grant.  The exercise price of the options is equal to the closing price of our common stock on the NYSE MKT Stock Exchange on the date of grant.

Outstanding Equity Awards at March 31, 2016

	Option awards						Stock awards
									Market
	Number		Number						value
	of securities		of securities				Number		of shares
	underlying		underlying				of shares		of stock
	unexercised		unexercised		Option	Option	of stock		that have
	options		options		exercise	expiration	that have		not
Name	exercisable		unexercisable		price	date	not vested		vested(10)
	(#)		(#)		($)		(#)		($)

Joseph R. Mitchell (1)	—		67,808	(4)	0.66	9/23/2025
	9,093		18,185	(5)	1.71	8/18/2024	8,792	(7)	5,012
	—		—		n/a	n/a	6,061	(8)	3,455
	—		—		n/a	n/a	8,000	(9)	4,560
	24,193		—		0.89	7/11/2022
	25,000		—		1.03	5/31/2022
Eric R. Ridenour (2)	118,959	(3)	—		1.71	8/18/2024
	411,290	(3)	—		0.89	7/11/2022
	125,000		—		2.40	6/30/2021
	130,719		—		2.21	8/31/2020
David I. Rosenthal	—		85,836	(4)	0.66	9/23/2025
	13,550		27,101	(5)	1.71	8/18/2024	13,101	(7)	7,468
	—		—		n/a	n/a	4,802	(8)	2,737
	—		—		n/a	n/a	3,636	(9)	2,073
	9,333		4,667	(6)	0.69	4/30/2018	3,667	(5)	2,090
Adrian P. Schaffer	—		58,630	(4)	0.66	9/23/2025
	9,226		18,451	(5)	1.71	8/18/2024	8,920	(7)	5,084
	—		—		n/a	n/a	6,152	(8)	3,506
	—		—		n/a	n/a	8,120	(9)	4,628
	71,854		—		0.89	7/11/2022
	25,000		—		2.10	11/1/2021
Josh M. Ley	—		47,945	(4)	0.66	9/23/2025
	2,662		5,324	(5)	1.71	8/18/2024
	—		—		n/a	n/a	2,560	(7)	1,459
	26,935		—		0.89	7/11/2022
	6,250		—		2.40	6/30/2021
	5,388		—		2.63	8/12/2020
	2,803		—		4.73	11/2/2019
	5,742		—		2.18	7/22/2018
	2,093		—		3.57	8/21/2017

(1)              Mr. Mitchell was appointed President and Chief Executive Officer on January 5, 2016 and served as interim President and Chief Executive Officer from July 20, 2015 until January 5, 2016.

(2)              Mr. Ridenour served as the Company’s President and Chief Executive Officer until July 20, 2015.

(3)              Per Mr. Ridenour’s employment agreement, all unvested restricted stock and options vested upon the termination of his employment on July 20, 2015.

(4)              These unexercisable options were granted on September 24, 2015. One-third of the options will vest over the next three years starting on September 24, 2016.

(5)              These unexercisable options were granted on August 19, 2014. One-third of the options have vested as of March 31, 2016, an additional one-third of the options are scheduled to vest on August 19, 2016 and August 19, 2017.

(6)              These restricted shares were granted on August 19, 2014.  One-third of the options have vested as of March 31, 2016, an additional one-third of the options are scheduled to vest on August 19, 2016 and August 19, 2017.

(7)              These restricted shares were granted on August 19, 2014. One-third of the options have vested as of March 31, 2016, an additional one-third of the options are scheduled to vest on August 19, 2016 and August 19, 2017.

(8)              The restricted shares were granted on August 1, 2013. Two-thirds of the shares have vested as of March 31, 2016, the remaining one-third of the shares vested on July 9, 2016.

(9)              The restricted shares were granted on July 9, 2013. Two-thirds of the shares have vested as of March 31, 2016, the remaining one-third of the shares vested on July 9, 2016.

(10)       The market value has been determined based on the closing price of Company common stock on March 31, 2016 of $0.57 per share.

Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2016

	Option awards		Stock awards
	Number		Number
	of shares	Value	of shares	Value
	acquired	realized on	acquired	realized
Name	on exercise	exercise	on vesting	on vesting
	(#)	($)	(#)	($)

Joseph R. Mitchell	—	—	22,201	17,928

Eric R. Ridenour(1)	—	—	243,780	207,935

David I. Rosenthal	—	—	18,653	14,943

Adrian P. Schaffer	—	—	29,855	24,825

Josh M. Ley	—	—	2,560	2,176

(1)   Mr. Ridenour served as the Company’s President and Chief Executive Officer until July 20, 2015.

EMPLOYMENT AGREEMENTS

We have employment agreements with each of our named executive officers as described below.

Current Named Executive Officers

On July 20, 2015, the Company entered into employment agreements with Messrs. Mitchell, Rosenthal, Schaffer and Ley, which continue through June 30, 2017. When Mr. Mitchell was appointed our President and Chief Executive Officer on January 5, 2016, we entered into a new employment agreement with Mr. Mitchell and amended the employment agreements with each of Messrs. Rosenthal, Schaffer and Ley to revise the non-competition and non-solicitation obligations and the change of control definition to match what was contained in Mr. Mitchell’s employment agreement.  The agreements for these officers contain certain severance provisions, including severance provisions arising from a change in control of the Company.

The agreements also contain a special retention bonus.  If the executive remains an employee of the Company continuously through June 30, 2017, the Company shall pay Mr. Mitchell $100,000, Mr. Rosenthal $100,000, Mr. Schaffer $75,000 and Mr. Ley $75,000.

If the executive’s employment is terminated by the Company without cause, other than upon a change in control event, the executive will be paid a lump sum equal to six months’ base salary (twelve months’ base salary in the case of Mr. Mitchell).

Mr. Ridenour

The term of Mr. Ridenour’s employment agreement ended on July 20, 2015, the last day of his employment with the Company.  Pursuant to the terms of his agreement, upon termination of his employment without cause, Mr. Ridenour was entitled to receive a lump sum payment equal to one year’s salary.

Health and Life Insurance and Other Benefits

The executive employment agreements provide that upon termination without cause, change in control or because of disability, the Company will pay two-thirds of the cost of COBRA premiums for the executive and any covered dependents for a period of six months or, if earlier, until the executive is employed by another employer.  Each executive of the Company also receives a monthly automobile allowance.

All of the employment agreements provide that the Company shall maintain at its expense, life insurance coverage on the executive payable to the executive’s designees in an amount equal to three times the annual salary payable to the executive.

Change in Control

In the event of a change in control, all stock options and bonus stock awards held by executive officers become immediately vested under the terms of the employment agreements.  In addition, upon a termination of the executive officer’s employment (or a material diminution to his responsibilities or other material changes) within twelve months following a change of control, the executive will receive a lump sum equal to one year’s base salary (two years’ base salary in the case of Mr. Mitchell), a cash bonus (equal to two times the average of the annual cash bonus paid for the preceding three fiscal years), and two times his respective retention bonus.  For purposes of the agreements, a change in control generally means any merger, reorganization, sale of substantially all Company assets, liquidation, a change in the composition of the Company’s Board of Directors as defined in the employment agreement and any other transaction that the Board of Directors determines by resolution to be a corporate transaction.  Consummation of the announced transaction with Hybrid Kinetic would constitute a change of control pursuant to the terms of the agreements.

Other Provisions

The employment agreements have customary confidentiality obligations.  The employment agreements further provide that the executive, for a period of one year after the term of his respective employment agreement, will not become affiliated with any person, firm or corporation whose business is similar to or in competition with the Company and for a period of one year (in the case of Mr. Mitchell) or six months (in the case of the other executives) after termination of the executive’s employment agreement, to not induce or attempt to induce any employee of the Company to leave the employ of the Company; nor will the executive induce or attempt to induce any customer, supplier or licensee to cease doing business with the Company.

PAYMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our current executive employment agreements provide compensation to Messrs. Mitchell, Rosenthal, Schaffer and Ley in the event of a termination of employment, including termination of employment (or deemed termination) following a change in control.  Mr. Ridenour’s agreement, which was terminated on July 20, 2015, had similar provisions as well as payment upon voluntary termination by Mr. Ridenour.  The tables below show the potential payments or benefits upon a termination or change in control for each of the Company’s executive officers assuming the triggering event took place on March 31, 2016.  The closing price per share of our common stock on the last trading day prior to March 31, 2016 was $0.57.  Actual amounts can only be determined at the date of the triggering event.  The amount of acceleration of unvested equity awards represents the intrinsic value of in-the-money non-vested stock options and non-vested stock awards as of March 31, 2016 that would vest upon termination or change in control.

		Termination			Termination
	Termination	by us			due to a
	by us for	without	Termination		change in
	cause	cause	due to death		control
	($)	($)	($)		($)
Joseph R. Mitchell:
Base Salary/Severance	—	330,000	165,000		920,125
Life Insurance Proceeds	—	—	990,000		—
Acceleration of unvested equity awards	—	—	9,073		13,026
Total	—	330,000	1,164,073		933,151

David I. Rosenthal:
Base Salary/Severance	—	124,115	124,115		492,697
Life Insurance Proceeds	—	—	744,690		—
Acceleration of unvested equity awards	—	—	7,700		14,368

Total	—	124,115	876,505		507,064

Adrian P. Schaffer:
Base Salary/Severance	—	110,210	110,210		422,070
Life Insurance Proceeds	—	—	661,260		—
Acceleration of unvested equity awards	—	—	12,339		13,219

Total	—	110,210	783,809		435,289

Josh M. Ley:
Base Salary/Severance	—	87,500	87,500		342,816
Life Insurance Proceeds	—	—	—	(1)	—
Acceleration of unvested equity awards	—	—	1,094		1,459

Total	—	87,500	88,594		344,275

(1)         Pursuant to Mr. Ley’s employment agreement he is entitled to have a life insurance policy in place with beneficiary coverage in the amount equal to three times his then current base salary.  This policy is in the process of being finalized.

DIRECTOR COMPENSATION

In 2009, the Compensation and Benefits Committee retained the consulting firm Towers Watson to assist it in establishing appropriate compensation for the Company’s directors.  Towers Watson evaluated the Board compensation practices of the peer group of alternative energy companies listed under “Compensation Philosophy and Objectives” above in Fiscal Year 2011 which the consulting firm selected based on its belief that the listed companies competed with the Company in the marketplace for executive talent.  After considering the recommendations of the compensation consultant, the Board of Directors adopted a director compensation policy consisting of an annual cash retainer and equity-based compensation that it believes appropriately aligns the interests of directors with those of the Company’s shareholders.

For Fiscal Year 2016, directors of the Company who are not employees may elect to receive an annual retainer of $35,000 in cash or the grant of options with an exercise period of ten years to acquire that number of shares of the

Company’s common stock that is equivalent to $35,000 as determined by utilizing the Black-Scholes-Merton option pricing model on the date of grant or a combination of cash and options that together have a fair value of $35,000.  Options granted under the plan vest immediately. In addition, the Chairman of the Board of Directors receives an additional annual cash retainer of $9,000 and the Chairman of the Compensation and Benefits Committee, the Chairman of the Audit Committee and the Chairman of the Governance and Nominating Committee each receive an additional annual cash retainer of $5,000 each.

Non-employee directors also receive each year shares with a fair value of $14,000 on the date of grant, except for the Chairman of the Board who receives shares with a fair value of $17,000 on the date of grant.  These shares vest immediately.  In addition, each non-employee director receives a stock option for that number of shares of the Company’s common stock that is equivalent to $21,000, or $26,000 in the case of the Chairman of the Board, as determined by utilizing the Black-Scholes-Merton option pricing model on the date of grant.  Options granted under this component of director compensation vest immediately. In Fiscal Year 2016, the directors received shares equal to 40% of the dollar values noted above.

In addition, each non-employee director upon his initial election to the Board is awarded 2,000 shares of the Company’s common stock at a purchase price of $0.01 per share.  Directors who are employees of the Company are not entitled to additional compensation for their service as directors.  Accordingly, Mr. Mitchell did not receive additional compensation for his service as a director, and Mr. Ridenour did not receive additional compensation for his service as a director prior to his resignation on July 24, 2015.

The following table sets forth information concerning remuneration paid to directors of the Company during Fiscal Year 2016:

Non-Employee Director Compensation Fiscal Year Ended March 31, 2016

	Fees earned
	or paid in		Stock	Option	All other
Name	cash		awards (1)	awards (1)	compensation	Total
	($)		($)	($)	($)	($)

Donald W. Vanlandingham	47,333		4,488	6,825	—	58,646

Stephen J. Roy	40,000		3,696	5,513	—	49,208

Joseph P. Sellinger	36,667		3,696	5,513	—	45,875

John E. Sztykiel	67,000	(2)	3,696	5,513	—	76,208

(1)         The amount reported is the aggregate grant date fair value computed under FASB ASC Topic 718.  The fair value of stock options is computed utilizing the Black-Scholes-Merton pricing model.  The assumptions used in determining the fair value are contained in footnote 10 to the Company’s consolidated financial statements contained in Item 8 of the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2016. Stock and option awards vest in full on the date of grant.

(2)         Includes $27,000 of compensation for additional services at the assignment of the Board of Directors related to the transition of the Chief Executive Officer.

The table below shows the aggregate number of shares of common stock granted under the Stock Bonus Plan held by each non-employee director as of March 31, 2016:

Number of
Name	common shares

Donald W. Vanlandingham	58,710

Stephen J. Roy	56,545

Joseph P. Sellinger	54,188

John E. Sztykiel	29,916

The table below shows the aggregate number of options held by each non-employee director as of March 31, 2016:

		Number of	Option	Option
		options	exercise	expiration
	Grant date	outstanding	price	date

Donald W. Vanlandingham	9/24/2015	16,250	$0.66	9/23/2025
	8/19/2014	13,240	$1.71	8/18/2024
	8/7/2013	14,383	$1.19	8/6/2023
	8/3/2011	58,095	$2.04	8/2/2018
	8/13/2010	48,413	$2.63	8/12/2016
		150,381
Stephen J. Roy	9/24/2015	13,125	$0.66	9/23/2025
	8/19/2014	10,694	$1.71	8/18/2024
	8/7/2013	14,383	$1.19	8/6/2023
	8/8/2012	51,220	$0.79	8/7/2019
	8/13/2010	14,789	$2.63	8/12/2018
		104,211
Joseph P. Sellinger	9/24/2015	13,125	$0.66	9/23/2025
	8/19/2014	10,694	$1.71	8/18/2024
	8/7/2013	14,383	$1.19	8/6/2023
	8/8/2012	56,757	$0.79	8/7/2017
	8/3/2011	17,073	$2.04	8/2/2021
	11/3/2009	12,111	$4.73	11/2/2019
		124,143
John E. Sztykiel	9/24/2015	13,125	$0.66	9/23/2025
	8/19/2014	10,694	$1.71	8/18/2024
	8/7/2013	14,383	$1.19	8/6/2023
	11/1/2012	36,741	$0.88	10/31/2017
		74,943

The Board of Directors determines the total amount of the annual retainer, bonus share award and stock option award payable to non-employee members of the Board of Directors.

COMPENSATION AND BENEFITS COMMITTEE REPORT(1)

The Compensation and Benefits Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, recommends that it be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and Proxy Statement for the annual meeting of Shareholders to be held           , 2016.

Compensation and Benefits Committee

Stephen J. Roy

Joseph P. Sellinger

Donald W. Vanlandingham

, 2016

(1) The material in this report is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into indemnification agreements with all members of the Board of Directors and with all of its officers. These agreements require that the Company to indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Colorado law and the Company’s Bylaws.

The Company does not have a written policy regarding the identification, review, consideration and approval or ratification of “related person’s transactions.”  The Audit Committee approves any transaction between the Company and a related person.  A related person is any executive officer, director, or more than five percent shareholder of the Company’s stock, including any of their immediate family members, and any entity owned or controlled by such persons.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table shows the ownership of the Company’s $0.01 par value common stock by (i) beneficial owners of five percent or more of the Company’s common stock, (ii) each director, (iii) each of our named executive officers and (iv) all directors and named executive officers as a group, as of July 31, 2016.  Unless otherwise noted, each shareholder’s address is the address of the Company and exercises sole voting and investment power with respect to the shares beneficially owned.

	Shares Owned
Name of Beneficial Owner	Number of Common Shares	Percent of Class (1)
GDC Green Dolphin, LLC, 1 N. Wacker Drive, Suite 2500, Chicago, Illinois 60606	3,148,523	6.3%
Joseph R. Mitchell	171,839	*
David I. Rosenthal	114,136	*
Adrian P. Schaffer	207,240	*
Josh M. Ley	95,764	*
Donald W. Vanlandingham	261,091	*
Stephen J. Roy	167,756	*
Joseph P. Sellinger	178,331	*
John E. Sztykiel	104,859	*
Director and Named Executive Officers as a Group (eight persons)	1,301,015	2.6%

* Less than 1%

(1)         Calculated separately for each holder on the basis of the actual number of outstanding shares as of July 28, 2016.  Assumes that shares issuable upon exercise of options and warrants held by such person (but not by anyone else) and exercisable within 60 days have been issued as of such date.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of March 31, 2016, with respect to the Company’s equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Equity Incentive Plan	2,090,283	$1.38	525,095
Non-Employee Director Stock Option Plan	471,486	$1.48	435,935
Stock Bonus Plan	88,214	$1.36	233,641
Equity compensation plans not approved by security holders	—	—	—
Total	2,649,983		1,194,671

PROPOSAL 5:
Advisory Vote to Approve Compensation
for Our Named Executive Officers

Shareholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This advisory vote offers shareholders the opportunity to endorse or not endorse the Company’s executive compensation policies and practices described in this proxy statement.  Last year, over 65 percent of the advisory votes cast by the Company’s shareholders approved of our executive compensation policies and practices.  Following our 2011 annual meeting, at which our shareholders supported an annual frequency for the advisory vote on the compensation of our named executive officers, our Board has determined to hold the advisory vote on executive compensation each year.

Our executive compensation programs are designed with the objectives of attracting, motivating and retaining highly qualified executives, providing performance-based incentives for the attainment of strategic business objectives, rewarding superior performance and aligning the interests of our executives with those of our shareholders.  Accordingly, we are submitting the following resolution for shareholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

For a more complete discussion of our compensation policies and practices please see the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative disclosures in this proxy.

Your vote on this matter is advisory and non-binding, and therefore cannot overrule any decisions made by the Board of Directors of the Company.  However, the Compensation and Benefits Committee will consider the outcome of this shareholder vote in its future deliberations on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 6:
Approval of the Amendment to the 2012 Equity Incentive Plan to Increase the
Number of Shares Available for Grant by 2,500,000 Shares

The Board is seeking the approval of shareholders to an amendment to the Company’s 2012 Equity Incentive Plan (the “Equity Incentive Plan”) to increase the number of shares of Company common stock available for award by 2,500,000 shares. This amount is approximately 5.2% of the Company’s currently outstanding shares of common stock (2.2% if the Transaction is consummated). The amendment to increase the number of shares under the Equity Incentive Plan is included in this proxy statement as Annex E.

Purpose and Background of the Equity Incentive Plan

The Equity Incentive Plan provides for the grant of non-qualified stock options and incentive stock options to our employees and consultants.  The purpose of our Equity Incentive Plan is to attract and retain the best available employees and consultants for positions of substantial responsibility, to provide additional incentives to continue in our long-term service and to optimize the future success of our operations through incentives that are consistent with the Company’s goals and that link the personal interests of participants in the Equity Incentive Plan to those of our shareholders. On April 11, 2012, our Board adopted the Equity Incentive Plan to replace the previous equity incentive program, which expired by its terms in 2012.  Our shareholders approved adoption of the Equity Incentive Plan on August 8, 2012.  On May 27, 2014, our Board approved an amendment to the Equity Incentive Plan to increase the number of shares by an additional 1,000,000 shares, which was approved by our shareholders on August 13, 2014. On August 30, 2016, our Board approved an amendment to the Equity Incentive Plan to increase the number of shares by an additional 2,500,000 shares, subject to the approval of the Company’s shareholders.

The number of shares of the Company’s Common Stock reserved for issuance under the Equity Incentive Plan, as amended, was 12,100,000. As of July 12, 2016, the Company granted awards for an aggregate of 12,065,686 shares of common stock to employees under the Equity Incentive Plan, leaving 34,314 shares available for future grant. If the amendment is approved, the number of shares available for future grants under the Equity Incentive Plan will increase by 2,500,000 shares. If shareholder approval is not obtained, then the amendment to the Equity Incentive Plan will not be implemented, and the Equity Incentive Plan will continue in effect pursuant to its current terms. Approval of the amendment will ensure that the Company is able to continue recruiting and retaining talented employees and consultants and award, as a portion of their compensation package, equity awards that further align the employees’ and consultants’ interests with the Company’s shareholders. The Company expects that additional employees will be hired as a result of expansion into Asia and that these equity awards are necessary to attract and retain qualified personnel.

Our compensation structure for executives consists of base pay, payable in cash, and performance-based variable compensation to reward our executives for achieving financial, operational, and strategic goals as well as for individual performance.  The Board has established grants of stock options under the Equity Incentive Plan as a significant component of our equity-based compensation program.  The grant of equity-based compensation is generally linked to the attainment of performance objectives established by the Board.  Performance-based variable compensation may be paid either in cash or in the form of Common Stock under the Stock Bonus Plan, stock options under the Equity Incentive Plan, or a combination of both.  Over the last several years, equity-based compensation (common stock and stock options) have been a significant component of each executive officer’s total compensation, typically representing more than 25% of total annual compensation.  This significant equity-based compensation component of executive compensation is designed to encourage an ownership mindset that aligns the interests of management with those of our shareholders.

Management believes that the grant of options to acquire common stock under the Equity Incentive Plan is critically important to attracting and retaining highly qualified employees.  Many large companies have substantially greater financial resources that permit them to offer highly competitive compensation packages.  Grants of equity-based compensation to existing and potential employees under the Equity Incentive Plan is a significant tool that we can use in competing for and retaining highly qualified employees in a competitive job market where we routinely compete with large companies for personnel.  Equity-based compensation awards with multiple-year vesting periods can also serve as a powerful retention tool by requiring employees to remain with us over a number of years to earn the full amount of the compensation.

If the shareholders do not approve the amendment of the Equity Incentive Plan, the Compensation and Benefits Committee expects to pay in cash the fair value of each executive’s annual compensation typically paid through the grant of stock options.  Consequently, a vote against the amendment of the Equity Incentive Plan will not have the effect of reducing the total amount of executive compensation, but rather will convert a noncash compensation cost to a compensation cost payable in cash.

Dilution, Burn Rate and Overhang of the Company’s Equity-Based Compensation Plans

The Company’s two equity-based compensation plans for its employees and consultants are the Equity Incentive Plan (the subject of this Proposal 6) and the Stock Bonus Plan (the subject of Proposal 7 below).  The annual dilution as the result of awards made under these two plans was approximately (1.2%), (0.7%) and (1.0%) in each of the fiscal years ended March 31, 2014, 2015 and 2016, respectively.  Dilution is generally defined as the total equity awards granted under these two plans less cancellations or forfeitures of awards under these two plans, divided by total number of the Company’s Common Stock outstanding at the beginning of each fiscal year.  The Company manages its long-term dilution by limiting the number of equity awards that are granted annually, commonly referred to as burn rate.  Burn rate differs from dilution, as it does not account for equity awards that have been cancelled.  The Company’s annual burn rate for the fiscal years ending March 31, 2014, 2015 and 2016 was 1.5%, 1.3% and 1.1%, respectively.

An additional metric that the Company uses to measure the cumulative impact of our equity-based compensation programs for employees and consultants is overhang.  Overhang is the number of equity awards outstanding but not exercised, plus equity awards available to be granted, divided by the total number of common shares outstanding at the end of the year.  At March 31, 2016, the Company’s overhang was 7.1% and at March 31, 2015, the Company’s overhang was 10.9%.

In considering the number of shares to add to the Equity Incentive Plan (pursuant to this Proposal 6) and to the Stock Bonus Plan (pursuant to Proposal 7), the Company’s Board and Compensation and Benefits Committee considered the Company’s historical grant practices as well as the potential dilution and potential costs of these plans.  The Company estimates that, based on its historical grant practices over the past several years, the number of shares authorized under the Equity Incentive Plan would last approximately two years and the number of shares authorized under the Stock Bonus Plan would last approximately two years.

On      , 2016, the closing price of a share of Common Stock on the NYSE MKT was $    .

Summary of the Equity Incentive Plan

The following paragraphs provide a summary of the principal features of the Equity Incentive Plan and do not purport to be complete and are subject to and qualified in its entirety by the actual terms of the plan.

Shares Subject to the Equity Incentive Plan.  The number of shares of the Company’s Common Stock reserved for issuance under the Equity Incentive Plan, as amended, was 2,100,000.  If the amendment is adopted, there will be an aggregate of 4,600,000 shares covered by the Plan.  The Equity Incentive Plan provides that all shares of Common Stock reserved for the Equity Incentive Plan can be granted with respect to incentive options.  Shares of Common Stock covered by unexercised options that expire, terminate, or are canceled, together with shares of Common Stock that are used to pay withholding taxes or the option exercise price, will again be available for awards under the Equity Incentive Plan.

Per-Person Limit.  In order to qualify the options as “performance-based compensation” not subject to the limit on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan limits the maximum number of shares subject to one or more options that can be granted during any calendar year to any employee or consultant to 500,000 shares of Common Stock.

Adjustment of Shares.  The number of shares eligible for option grants under the Equity Incentive Plan, the number of shares subject to outstanding options, the number of shares that may be granted to any individual, the number of shares available for grant pursuant to incentive options, and the number of shares subject to a delegation of authority are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Common Stock.

Eligibility.  The Equity Incentive Plan provides that options may be granted to those key employees and consultants who are selected by the Compensation and Benefits Committee in its sole discretion.  We currently consider certain of our employees and consultants to be eligible for the grant of options under the Equity Incentive Plan.  As of August 30, 2016, there were approximately 64 eligible individuals.

Administration of the Equity Incentive Plan.  The Equity Incentive Plan is administered by the members of the Compensation and Benefits Committee of the Board.  The Compensation and Benefits Committee may, when necessary, appoint one or more subcommittees to (1) consist solely of individuals who satisfy the requirements of any exchange or market on which the Common Stock is traded, (2) consist solely of persons who qualify as an “outside director” under Section 162(m) of the Code, or (3) consist solely of individuals who qualify as “non-employee” directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Compensation and Benefits Committee has the sole discretion to determine the employees and consultants to whom options may be granted under the Equity Incentive Plan and the manner in which such options will vest.  Options are granted by the Compensation and Benefits Committee to employees and consultants in such numbers and at such times during the term of the Equity Incentive Plan as it shall determine.  In granting options, the Compensation and Benefits Committee intends to take into account such factors as it may deem relevant in order to accomplish the Equity Incentive Plan’s purposes, including one or more of the following:  the extent to which performance goals have been met, the duties of the respective employees and consultants, and their present and potential contributions to our success.

The Equity Incentive Plan provides that the Compensation and Benefits Committee may delegate authority to grant options to specified officers of the Company; provided no grants of options may be made by such specified officers to any employee or consultant who is covered by Section 16(b) of the Exchange Act.  At this time, the Compensation and Benefits Committee has not made such a delegation.

Grant of Options.  The Compensation and Benefits Committee may grant stock options, including incentive stock options (“ISOs”), which may be eligible for favorable tax treatment for the option holder, or non-qualified options (“NQOs”).  ISOs may only be granted to employees.

Exercise Price.  The Compensation and Benefits Committee determines the exercise price for each option, which must be equal to or greater than the fair market value of the Common Stock on the date of grant.  An ISO that is granted to an employee who owns Common Stock having more than 10% of the voting power must have an exercise price that is at least equal to 110% of the fair market value of the Common Stock on the date the ISO is granted.

No Repricing.  The Equity Incentive Plan provides that, without prior shareholder approval, we will not (1) amend the terms of any outstanding option to reduce the option price, (2) cancel any outstanding option and replace it with a new option with a lower exercise price where the economic effect would be the same as reducing the option price of the cancelled option, (3) cancel any outstanding option in exchange for cash, or (4) take any other action with respect to an option that would be treated as a “repricing” under the accounting rules or under the rules of the Securities and Exchange Commission.

Vesting.  The Compensation and Benefits Committee determines the vesting schedule for options in its sole discretion.

Exercise of Options.  An option holder may exercise an option by written notice and payment of the exercise price (1) in cash or certified funds, (2) by the surrender of a number of shares of Common Stock already owned by the option holder for at least 6 months and having a fair market value equal to the exercise price, or (3) through a broker’s transaction by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price.  Option holders who are subject to tax withholding may pay the withholding in cash.  Otherwise, we will withhold the number of shares necessary to satisfy the minimum required tax withholding obligation.

Option Term.  The Compensation and Benefits Committee determines the term of each option, which shall be no longer than 10 years (5 years in the case of an ISO granted to an employee who owns Common Stock having more than 10% of the voting power).

Termination of Employment or Services.  Unless the Compensation and Benefits Committee provides otherwise, the following provisions apply in the event of an employee option holder’s termination of employment.  If the option holder’s employment is terminated for cause, the option terminates immediately.  If the option holder becomes disabled, the option may be exercised for one year after the option holder’s employment terminates on account of disability.  If the option holder dies during employment or in the one-year period referred to in the preceding sentence, or in the 3-month (ISOs) or 12-month (NQOs) period following termination of employment other than on account of cause, disability or retirement, the option may be exercised for one year after the option holder’s death.  If the option holder’s employment terminates for any reason other than cause, disability, death, or retirement, an ISO may be exercised for 3 months after termination of employment, and a NQO may be exercised for 12 months after termination of employment.  If the option holder’s employment terminates on account of retirement, an ISO may be exercised for 3 months after retirement and an NQO can be exercised for the rest of the option term.  For this purpose, retirement means termination of employment after the option holder’s 65th birthday, termination pursuant to an early retirement provision in the option holder’s employment agreement, or voluntary termination of employment by a UQM officer who has served as a UQM officer for 20 or more years.  In all cases, the option can be exercised only to the extent that it is vested at the time of termination of employment and only during the term of the option, except that the option will become 100% vested upon a termination of employment on account of retirement.

The following provisions shall apply in the event of a consultant option holder’s termination of services.  If the option holder’s services are terminated other than on account of cause or the option holder’s death, the option may be exercised during the remainder of the option term.  If the option holder’s services are terminated for cause, as determined by the Company, the option terminates immediately; however, if the agreement between the Company and the consultant provides for termination of the agreement for cause, cause will have the meaning set forth in the agreement.  If the option holder dies during the option period, the option may be exercised for 15 months after the option holder’s death.  In all cases, the option can be exercised only to the extent that it is vested at the time of termination and only during the term of the option.

Nontransferability.  Generally, NQOs granted under the Equity Incentive Plan are not transferable other than by will or by the laws of descent and distribution.  The Compensation and Benefits Committee may, however, permit a transfer of NQOs to certain members of the option holder’s family or to a trust or partnership of which certain members of the option holder’s family are the only beneficiaries or partners.  ISOs may not be transferred under any circumstances other than by will or by the laws of descent and distribution.

Change in Control.  Upon the occurrence of a “corporate transaction” (as defined in the Equity Incentive Plan), all outstanding options will become fully vested.  Consummation of the Transaction as currently contemplated would not constitute a corporate transaction that would cause accelerated vesting of options.  The successor to the Company may assume the options or substitute new options.  The Equity Incentive Plan provides that all assumptions or substitutions shall be made in compliance with Sections 409A and 424 of the Code.

Amendment and Termination.  Our Board may amend the Equity Incentive Plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment may adversely affect any option previously granted without the option holder’s consent.  The Equity Incentive Plan will terminate on April 10, 2022, unless sooner terminated by the Board.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the option holders and to the Company as of the date of this proxy statement.  The discussion does not address state, local, or foreign tax consequences nor does it address any estate or gift tax consequences.

The grant of an ISO or an NQO has no federal income tax consequences for the option holder or the Company.

An option holder will have no federal income tax consequences upon exercise of an ISO, except that the alternative minimum tax may apply.  If the option holder disposes of the Common Stock before the end of the ISO holding periods (two years from the date of grant and one year from the date of exercise),  the option holder recognizes ordinary income equal to the excess of (1) the fair market value of the Common Stock on the date the ISO was exercised or, if less, the amount received in the disposition of the Common Stock over (2) the exercise price for the ISO.  Generally, the Company will receive a tax deduction if the shares are disposed of before the ISO holding periods are met.  If the option holder disposes of the Common Stock after the end of the ISO holding periods, the option holder will recognize capital gain.  The Company does not receive a tax deduction for any capital gain income of the option holder.

When an NQO is exercised, the option holder will recognize ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price.  Generally, the Company will receive a tax deduction for that same amount.

Under Section 162(m) of the Code, the Company’s federal income tax deductions may be limited to the extent that total annual compensation in excess of $1 million is paid to the Company’s chief executive officer or any one of the three highest paid executive officers (other than the chief financial officer) who were employed by the Company on the last day of the taxable year.  However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by the Company’s shareholders, is not subject to this limitation on deductibility.  We have designed the Equity Incentive Plan with the intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

Shareholder Approval

The affirmative vote of the majority of the votes that could be cast at the annual meeting by the holders who are present in person or by proxy is required to approve the amendment to the Equity Incentive Plan.  The Board believes the amendment to the Equity Incentive Plan is in the best interests of the Company and its shareholders and is important in order to help assure the ability of the Company to continue to recruit and retain highly qualified employees and consultants.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE AMENDMENT OF THE EQUITY INCENTIVE PLAN.

PROPOSAL 7
Vote upon a Proposal to Approve the Amendment of the Stock Bonus Plan to Increase the Number of Shares Available for Grant by 300,000 Shares

The Board is seeking the approval of shareholders to an amendment to the Company’s Stock Bonus Plan (the “Stock Bonus Plan”) to increase the number of shares of Company common stock available for award by 300,000 shares. This amount is approximately 0.6% of the Company’s currently outstanding shares of common stock (0.3% if the Transaction is consummated). The amendment to increase the number of shares under the Stock Bonus Plan is included in this proxy statement as Annex F.

Purpose and Background of the Stock Bonus Plan

Our Board approved a Stock Bonus Plan (the “Stock Bonus Plan”) in 1985 to permit the grant of shares of Common Stock to employees and key consultants to the Company as additional compensation for services rendered.  As of July 12, 2016, there were 74,826 shares available for grant under the Stock Bonus Plan, which had previously been approved by the Company’s shareholders.  On August 30, 2016, our Board approved an amendment to the Stock Bonus Plan to increase the number of shares by an additional 300,000 shares, subject to the approval of the Company’s shareholders.

Shares granted under the Stock Bonus Plan, unlike stock options granted under the Equity Incentive Plan, have a measurable market value on the date of grant.  The Compensation and Benefits Committee believes the combination of awards under the Stock Bonus Plan and the Equity Incentive Plan is appropriate to accomplish the objectives of Company’s employee compensation and retention program.  Shares granted under the Stock Bonus Plan provide immediate value to the employee or consultant, with the issuance of fewer numbers of shares than would be needed to be awarded under the Equity Incentive Plan to provide similar value.  Awards under the Equity Incentive Plan, due to the nature of options and generally more shares covered by awards under this Plan, provide a greater “multiplier” on increases in the stock price of the Company’s Common Stock.  The Compensation and Benefits Committee believes having both types of awards available for compensation increases the flexibility of the Company’s compensation plans and reduces the amount of cash necessary to compensate the Company’s employees and consultants.

Similar to awards under the Equity Incentive Plan, grants of equity-based compensation to existing and potential employees under the Stock Bonus Plan is a significant tool that we can use in competing for and retaining highly qualified employees in a competitive job market where we routinely compete with large companies for personnel.  Equity-based compensation awards with multiple-year vesting periods can also serve as a powerful retention tool by requiring employees to remain with us over a number of years to earn the full amount of the compensation.

Because a substantial portion of the total compensation paid to our executives is equity-based compensation paid through grants of Common Stock under the Stock Bonus Plan, the Board has determined that it is in our best interests to further increase the number of shares of Common Stock available for grant under the Stock Bonus Plan.  If the shareholders do not approve this amendment to the Stock Bonus Plan, the Board expects to, upon exhausting the shares in the Stock Bonus Plan previously approved by the Company’s shareholders, to pay in cash the fair value of each executive’s annual compensation typically paid through the grant of common stock under the Stock Bonus Plan.  Consequently, a vote against this amendment will not have the effect of reducing the total amount of executive compensation, but rather will convert a noncash compensation cost to a compensation cost payable in cash.

For a discussion of dilution and other effects of the proposed amendment of the Stock Bonus Plan, see the section titled “Dilution, Burn Rate and Overhang of the Company’s Equity- Based Compensation Plans” above in Proposal 6.

Summary of the Stock Bonus Plan

The following paragraphs provide a summary of the principal features of the Stock Bonus Plan and do not purport to be complete and are subject to and qualified in its entirety by the actual terms of the plan.

Shares Subject to the Plan.   The number of shares of the Company’s Common Stock initially reserved for issuance under the Stock Bonus Plan, as amended, was 2,254,994.  If the amendment is adopted, there will be an aggregate 2,554,994 shares under the Stock Bonus Plan.

Adjustment of Shares.  The number of shares eligible for grant under the Stock Bonus Plan, the number of shares that may be granted to any individual, and the number of shares subject to a delegation of authority are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in Common Stock.  Shares of Common Stock that terminate or are canceled, are reacquired in accordance with plan provisions, together with shares of Common Stock that are used to pay withholding taxes, will again be available for option under the Stock Bonus Plan.

Participation.    The Stock Bonus Plan provides that shares of Common Stock may be granted to those employees and key consultants who are selected by the Compensation and Benefits Committee in its sole discretion and to non-employee directors who are selected by the Board in its sole discretion.  The Company currently considers certain of its employees and consultants to be eligible for the grant of shares of Common Stock under the Stock Bonus Plan.  As of August 30, 2016, there were approximately 64 eligible individuals.  The Stock Bonus Plan is a discretionary plan and, accordingly, it is not possible at present to determine the number of shares that may be granted to any individual during the term of the Stock Bonus Plan.  There is no minimum or maximum number of shares that may be issued to any eligible participant.

Administration.    The Stock Bonus Plan is administered as to grants to employees and key consultants by the Compensation and Benefits Committee and as to grants to non-employee directors by the Board.  The Stock Bonus Plan may be terminated at any time by resolution of the Board.  To the extent applicable, the Compensation and Benefits Committee must be structured at all times so it satisfies the “non-employee director” requirement of Rule 16b-3 under the Exchange Act.  In addition, to the extent that vesting of a grant is performance-based, we intend that the Compensation and Benefits Committee be structured so that it satisfies the “outside director” requirement of Section 162(m) of the Code.  The Compensation and Benefits Committee has the sole discretion to determine the employees and key consultants to whom Common Stock may be granted under the Stock Bonus Plan and the manner in which such shares will vest.  The Board has the sole discretion to determine to whom Common Stock may be granted and the manner in which it will vest.  Shares of Common Stock are granted by the Compensation and Benefits Committee to employees and key consultants in such numbers and at such times during the term of the Stock Bonus Plan as the Compensation and Benefits Committee and the Board, respectively, determine.  In making grants, the Compensation and Benefits Committee and the Board will take into account such factors as they may deem relevant in order to accomplish the Stock Bonus Plan’s purposes, including one or more of the following:  the extent to which performance goals have been met, the duties of the respective employees and consultants, and their present and potential contributions to the Company’s success.

The Stock Bonus Plan provides that the Compensation and Benefits Committee may delegate authority to specified officers of the Company to grant shares of Common Stock to our employees and key consultants; provided no grants of shares may be made by such specified officers to any employee or key consultant who is covered by Section 16(b) of the Exchange Act or to any employee who is, or who may become, subject to Section 162(m) of the Code.  At this time, the Compensation and Benefits Committee has not made such a delegation.

Restrictions.    The Compensation and Benefits Committee and the Board, respectively, determine the restrictions, if any, applicable to each grant of Common Stock under the Stock Bonus Plan.  The restrictions may include vesting over a specified period of time or the attainment of specified performance goals and objectives as determined by the Compensation and Benefits Committee or the Board of Directors.  The restrictions may vary among awards and grantees.

Change in Control.    All restrictions with respect to stock granted under the Plan lapse upon a “change in control” of the Company, unless the Compensation and Benefits Committee or the Board, as applicable, has provided otherwise when the Common Stock is granted.  A “change in control” occurs if (1) we are merged or consolidated with another company or reorganized (other than a bankruptcy reorganization) unless we are the surviving or continuing company and there is no change in the Common Stock, (2) substantially all of our business or assets are sold or transferred (unless we continue as the holding company of the entity or entities that continue our business) or a sale of more than 50% of our outstanding voting stock, (3) we are liquidated or dissolved, (4) at any time during a period of two consecutive years, persons who constituted the Board at the beginning of the period (including any new directors whose election by the Board or whose nomination was approved by a vote of more than two-thirds of the directors who were directors at the beginning of the period or whose election or nomination was previously so approved) cease for any reason to be a majority of the Board, or (5) there is any other transaction that the Board determines to be a change in control.  The proposed Transaction will be deemed a change in control under the Plan because the stock sold to Hybrid Kinetic will be more than 50% of our outstanding voting stock.

Termination of Services.    If a grantee dies or becomes disabled, Common Stock that is subject to restrictions will become fully vested as to a pro rata portion of each grant based on the ratio of the number of months of employment or service completed at termination of service from the date of the grant to the total number of months of service required for each grant to become fully vested.  The remaining portion of the restricted stock will be forfeited.  If the grantee terminates service after attaining age 65 (or if an employee terminates service under the retirement provisions of his employment agreement), the unvested shares will become fully vested. If a grantee terminates services for any other reason, all unvested shares will be forfeited.

Termination and Amendment of the Plan.  Our Board may amend the Stock Bonus Plan provided that shareholder approval is obtained where necessary or desirable, but no amendment may impair any award previously granted without the award holder’s consent.  The Plan will continue until it is terminated by a resolution of our Board.

Federal Income Tax Consequences

In general, the grant of Common Stock that is subject to restrictions on transfer and is subject to a substantial risk of forfeiture does not have tax consequences for the grantee.  The grantee will recognize ordinary compensation income in the taxable year in which the restrictions lapse and the Common Stock vests.  The compensation is generally equal to the fair market value of the Common Stock when it vests, unless the grantee has made the Section 83(b) election described below.  If the Common Stock is vested on the date of grant, then the recipient recognizes ordinary compensation income equal to the fair market value of the Common Stock on the date of grant.  The grantee’s basis, for purposes of determining gain or loss, on a later taxable disposition of the Common Stock is generally equal to the compensation recognized when the Common Stock vests, or, if the Common Stock is vested upon grant, when the Common Stock is granted.  In general, the gain or loss will be short-term or long-term capital gain or loss depending on how long the grantee holds the shares after they vest.  In general, the Company is entitled to a federal income tax deduction equal to the compensation recognized by the grantee, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

The grantee of Common Stock that is subject to restrictions can make an election under Section 83(b) of the Code to recognize ordinary compensation income at the time the Common Stock is granted in an amount equal to the fair market value of the Common Stock at the date of grant, without taking into account any restrictions.  In this situation, the Company is entitled to a federal income tax deduction equal to the amount of income recognized by the grantee.  The grantee’s basis for purposes of determining gain or loss on a later taxable disposition of the Common Stock is equal to the compensation recognized.  Generally, the gain or loss will be short-term or long-term capital gain or loss depending on how long the grantee holds the shares after they are granted.

Shareholder Approval

The affirmative vote of the majority of the votes that could be cast at the annual meeting by the holders who are present in person or by proxy is required to approve the amendment to the Stock Bonus Plan.  The Board believes the amendment to the Stock Bonus Plan is in the best interests of the Company and its shareholders and is important in order to help assure the ability of the Company to continue to recruit and retain highly qualified employees, consultants, and non-employee directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ADOPTION OF THE AMENDMENT TO THE STOCK BONUS PLAN.

PROPOSAL 8:
Ratification of Selection of Independent Auditors

The Audit Committee of the Board of Directors has selected Hein & Associates LLP, a registered public accounting firm, as the Company’s independent auditors for the fiscal year ending March 31, 2017, and has further directed management to submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Hein & Associates LLP was engaged as the Company’s auditors in August 2015. Representatives of Hein & Associates LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s governing documents, nor law, require shareholder ratification of the selection of Hein & Associates LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Hein & Associates LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

To be ratified, the proposal must be approved by the affirmative vote of a greater number of votes cast for the proposal than are cast against the proposal. If a ballot is called for, proxies in the accompanying form appointing the persons whose names are printed therein to act (unless the proxy form has been marked against or authority to vote is withheld) will be voted in favor of the proposal.

Independent Auditor’s Fees

The following table represents aggregate fees billed to the Company by Hein & Associates LLP and Grant Thornton LLP (our former auditors) for the fiscal years ended March 31, 2016 and 2015, respectively:

	2016	2015
Audit Fees (1)	$90,000	$170,000
Audit - Related Fees (2)	$8,015	$28,350
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)         Audit Fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and professional services rendered related to comfort letter procedures for stock offering and providing consent to include the Auditor’s opinion in registration statements.

(2)         Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported in Audit Fees and for a compliance audit required under the Company’s Grant with the U.S. Department of Energy.

All fees described above incurred in connection with services performed by Hein & Associates LLP and Grant Thornton LLP were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Hein & Associates LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit). The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Disagreements with Auditors

There have been no disagreements with Hein & Associates LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The Committee appointed the independent auditors Hein & Associates LLP to serve for the fiscal year ended March 31, 2016.  The Committee reviewed and discussed the financial statements included in the Quarterly Reports on Form 10-Q and the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2016 with Hein & Associates LLP.  The Audit Committee discussed with the independent auditors matters required to be discussed under applicable standards, including Auditing Standard No. 16.  The Committee also reviewed with management and the independent auditors the reasonableness of significant judgments and the clarity and quality of disclosures in the financial statements, not just the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  The independent auditors also provided to the Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board (“PCAOB”).  The Committee discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures required by the PCAOB, and considered whether the independent auditors’ provision of non-audit services is compatible with the auditors’ independence.

In accordance with the Audit Committee policy and applicable law, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Hein & Associates LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit).  Non-audit services, such as tax return preparation, are provided by service providers other than Grant Thornton LLP.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit and met with the auditors to discuss the results of their examinations, their consideration and testing of the Company’s internal controls as part of their audit, and the overall quality of the Company’s financial reporting.  The Committee also reviewed the Company’s disclosure controls.  Five Audit Committee meetings were held during the fiscal year.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2016 and filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:

Stephen J. Roy

Joseph P. Sellinger

John E. Sztykiel

, 2016

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

PROPOSALS BY SHAREHOLDERS

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by              , 2017 to UQM Technologies, Inc., Attn: Corporate Secretary, 4120 Specialty Place, Longmont, Colorado 80504.  Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders’ proposals and the provisions of our Bylaws.

Our Bylaws provide that any proposals by shareholders for the next annual meeting will not be acted on at the meeting unless notice thereof is received at our principal executive offices not less than 60 days or more than 90 days before the meeting.  Our Bylaws also provide that nominations to the Board of Directors for the 2016 annual meeting may not be made by shareholders unless written notice is received by the Secretary of the Company before         , 2017.  You should review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

If we are not notified of intent to present a proposal at our 2017 annual meeting by 60 calendar days before the 2017 meeting date, which we expect will be within 30 calendar days of            , 2017, we will have the right to exercise discretionary voting authority with respect to any proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any other matters.  If any other matters do properly come before the meeting, the proxy holders intend to vote the proxies held by them in accordance with their best judgment on such matters.

ANNUAL REPORT

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Company’s Fiscal Year 2016 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act.  Written requests for such Report should be directed to:

Secretary

UQM Technologies, Inc.

4120 Specialty Place

Longmont, Colorado 80504

Phone (303) 682-4900

The Company’s Annual Report on Form 10-K is also available on the Company’s web site at www.uqm.com or at the web site that the Securities and Exchange Commission maintains at www.sec.gov.

ANNEX A

STOCK ISSUANCE AND PURCHASE AGREEMENT

between

UQM TECHNOLOGIES, INC.

and

AMERICAN COMPASS, INC.

dated as of

June 28, 2016

A-i

A-ii

A-iii

STOCK ISSUANCE AND PURCHASE AGREEMENT

This Stock Issuance and Purchase Agreement (this “Agreement”), dated as of June 28, 2016, is entered into between UQM Technologies, Inc., a Colorado corporation (the “Company”), and American Compass, Inc., a California corporation (“Buyer”).

RECITALS

A.                                    The Company develops, manufactures and sells electric motors and power electronic controllers for the bus and automobile markets;

B.                                    Buyer is in the business of manufacturing and selling electric buses to the Chinese domestic market and desires to purchase electric motors and controllers and related systems from the Company for use in its buses, and is a 100% owned subsidiary of Hybrid Kinetic Group, Limited, a Bermuda company (“Parent”);

C.                                    Buyer desires to purchase 66,500,000 newly issued shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). Upon issuance of the Shares, Buyer will own approximately 54%, on a fully diluted basis, of the total outstanding shares of Common Stock of the Company;

D.                                    The Company wishes to issue and sell to Buyer, and Buyer wishes to purchase from the Company, the Shares, subject to the terms and conditions set forth herein;

E.                                     The Company is subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the shares of Common Stock listed for trading on the NYSE MKT LLC (“NYSE MKT”);

F.                                      In order for the Shares to be issued, (i) the Company’s shareholders holding two thirds of the outstanding shares of Common Stock must approve pursuant to the Colorado Business Corporation Act, as amended (“CBCA”), an amendment to the Company’s articles of incorporation in the form attached hereto as Exhibit C (the “Amended and Restated Articles of Incorporation”) to increase the authorized number of shares of Common Stock by 100,000,000 shares which will be an amount sufficient to permit the issuance of the Shares and amend other provisions thereof, and (ii) pursuant to the rules of NYSE MKT, the change of control of the Company that will result from Buyer’s purchase of the Shares must be approved by holders of a majority of the shares of Common Stock represented at the Company Shareholder Meeting (collectively, the “Company Shareholder Approval”).

G.                                    In order to induce Buyer to enter into this Agreement, concurrently with the execution of this Agreement, the Company, Buyer and the Escrow Agent (as hereinafter defined) have entered into that certain Escrow Agreement dated June 17, 2016 (the “Escrow Agreement”) attached hereto as Exhibit B, whereby Buyer has deposited in escrow an earnest money deposit toward purchase of the Shares pursuant to this Agreement.

H.                                   Pursuant to the terms of this Agreement and the Escrow Agreement, Buyer has deposited an amount equal to $3,000,000 (the “Deposit”) to an account to be maintained pursuant to the Escrow Agreement (the “Escrow Account”), which amount will be either applied to the purchase price of the Shares at the Closing or, upon certain conditions, returned to Buyer or converted into Common Stock, in either case pursuant to the terms and conditions of the Escrow Agreement and this Agreement.

I.                                        The Board of Directors of the Company (the “Company Board”) has determined (1) that it is in the best interest of the Company and its shareholders to issue and sell the Shares to Buyer pursuant to the terms and conditions of this Agreement (collectively, the “Transaction”) and (2) subject to the terms and conditions of this Agreement, to recommend the Transaction to the Company’s shareholders for the Company Shareholder Approval.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Articles of Incorporation” has the meaning set forth in the recitals.

“Benefit Plan” has the meaning set forth in Section 3.12(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City or Hong Kong are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Confidentiality Agreement” has the meaning set forth in Section 5.06.

“Buyer Nominees” has the meaning set forth in the definition of Post-Closing Board Composition.

“Buyer Approval” means all consents, permissions, authorizations and approval (including the approval from the shareholders of Parent at its general meeting (the “Parent Shareholder Approval”), the Hong Kong Stock Exchange and/or under the SEHK Listing Rules necessary for the compliance with the applicable laws, rules and regulations and giving effect to the transactions and arrangements contemplated under the Agreement.

“Bylaw Amendment” has the meaning set forth in Section 6.02(i).

“CBCA” has the meaning set forth in the recitals.

“CFIUS” means the Committee on Foreign Investment in the United States.

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“Closing Payment” has the meaning set forth in Section 2.03(a)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.02(a).

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.02(a).

“Company Balance Sheet” has the meaning set forth in Section 3.05(c).

“Company Board” has the meaning set forth in the recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.01(b).

“Company Intellectual Property” has the meaning set forth in Section 3.07(a).

“Company Material Contract” means any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) to which the Company is a party and which is currently in effect, whether or not filed by the Company with the SEC.

“Company Proxy Statement” has the meaning set forth in Section 3.17.

“Company SEC Documents” has the meaning set forth in Section 3.05(a).

“Company Shareholder Approval” has the meaning set forth in the recitals.

“Company Shareholder Meeting” means the meeting of the shareholders of the Company to be held to consider the adoption of this Agreement and the transactions contemplated hereunder, to amend the Company’s Articles of Incorporation (including, among other things, to increase the number of authorized shares of Common Stock) and to approve the issuance of the Shares pursuant to the rules of the NYSE MKT.

“Company Subsidiary” means UQM Properties, Inc., a Colorado corporation.

“Contract” means any contract, agreement, lease, loan, obligation, commitment, arrangement, understanding, instrument, whether oral or written.

“Conversion Shares” has the meaning set forth in Section 7.06(a).

“Customs” is defined in the definition of “Customs & International Trade Laws”.

“Customs & International Trade Laws” means any U.S. Law concerning the importation of merchandise, the export or re-export of products (including goods, software, technology and services), the terms and conduct of international transactions, and making or receiving international payments, including but not limited to the Tariff Act of 1930 as amended and other laws and programs administered or enforced by the U.S. Customs and Border Protection (“Customs”), the U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Act of 1979 as amended, the Export Administration Regulations, the International Emergency Economic Powers Act as amended, the Arms Export Control Act, the International Traffic in Arms Regulations, any other export controls administered by an agency of the United States Government, Executive Orders of the President of the United States regarding embargoes and restrictions on transactions with designated entities (including countries, terrorists, organizations and individuals), the embargoes and restrictions administered by the United States Office of Foreign Assets Control, the Money Laundering Control Act of 1986 as amended, requirements for the marking of imported merchandise, prohibitions or restrictions on the importation of merchandise made with the use of slave or child labor, the Foreign Corrupt Practices Act of 1977 as amended (“FCPA”) and other applicable anticorruption Laws, the anti-boycott regulations administered by the United States Department of Commerce, the anti-boycott regulations administered by the United States Department of the Treasury, legislation and regulations of the United States and other countries implementing the North American Free Trade Agreement (“NAFTA”) and other free trade agreements to which the United States is a party, antidumping and countervailing duty laws and regulations, and laws and regulations adopted by the governments or agencies of other countries concerning the ability of U.S. Persons to conduct business in those countries, restrictions by other countries on holding foreign currency or repatriating funds, or otherwise relating to the same subject matter as the United States statutes and regulations described above.

“Deposit” has the meaning set forth in the recitals.

“Disclosure Schedule” means the Disclosure Schedule delivered by the Company and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Employees” means those Persons employed by the Company immediately prior to the Closing.

“Employee Ageements” means an agreement to be executed by Employees covering restrictive covenants (in some cases), trade secrets, confidential information of the Company, work for hire and other matters, in form and substance acceptable to the Company and Buyer.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, hypothecation, assignment, preference or other similar encumbrance.

“End Date” has the meaning set forth in Section 7.02(a).

“Environmental Law” means any applicable Law, and any Governmental Order, Environmental Permit or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of human health, safety, welfare, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogues): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (“CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) under common control or treated as a single employer with Seller within the meaning of Section 414(b), 414(c), 414(m) or 414(o) of the Code.

“Escrow Account” has the meaning set forth in the Recitals hereto.

“Escrow Agent” means U.S. Bank National Association, or any Person who becomes successor thereto in accordance with the Escrow Agreement.

“Escrow Agreement” has the meaning set forth in the Recitals hereto.

“Exchange Act” has the meaning set forth in the recitals.

“FCPA” is defined in the definition of “Customs & International Trade Laws”.

“Financial Statements” has the meaning set forth in Section 3.05(e).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means any materials, chemical, compound, mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Law.

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: all patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, inventions, technology, know-how, formulae, trade secrets, confidential and proprietary information, computer software programs, domain names, and other intellectual property, and all registrations and applications for registration of any of the foregoing.

“Intellectual Property Rights” has the meaning set forth in Section 3.07(c).

“Knowledge of the Company” or “the Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Joseph Mitchell, David Rosenthal, Josh Ley or Adrian Schaffer after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Material Adverse Effect” means any event, occurrence, fact, condition or change (other than as contemplated by Section 3.06(b) of the Disclosure Schedule) that is materially adverse to (a) the business, results of operations, financial condition, assets and liabilities, or prospects of the Company, or (b) the ability of the Company to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates (provided that such conditions do not affect the Company to a materially greater extent than other Persons in such industry); (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules (including GAAP); (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

“NAFTA” is defined in the definition of “Customs & International Trade Laws”.

“Notice Period” has the meaning set forth in Section 5.02(d).

“NYSE MKT” has the meaning set forth in the recitals.

“Parent” has the meaning set forth in the recitals.

“Permits” means all permits, licenses, franchises, approvals, authorizations, and consents required to be obtained from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Board” means the board of directors of the Company immediately after the Closing.

“Post-Closing Board Composition” means the following, which shall become effective only upon the Closing, (i) acceptance of the resignation of one of the non-employee directors on the Company Board, (ii) a resolution to increase the size of the Post-Closing Board to nine members, (iii) the election of five members (the “Buyer Nominees”) to the Post-Closing Board designated by Buyer in writing to the Company at least 10 Business Days prior to the date the Company has notified Buyer that it intends to file with the SEC the Company Proxy Statement in definitive form, (iv) the qualification of the remaining members of the Post-Closing Board and the composition of applicable committees thereof shall satisfy the requirements of Rule 10A-3 under the Exchange Act and the applicable rules of NYSE MKT for a “controlled company” as defined therein, (v) the appointment as chairman of the Post-Closing Board of the Buyer Nominee designated by Buyer in the same written designation supplied pursuant to clause (iii) above, and (vi) the chief executive officer of the Company is a member of the Post-Closing Board. The intent of the parties is that the Post-Closing Board shall be comprised of five members designated by the Buyer, three independent members in accordance with the NYSE MKT standards and one insider of the Company.

“Proceeding” means any action, arbitration, mediation, audit, hearing, investigation (for which the Seller has received written notice), litigation or suit (whether civil, criminal, administrative or judicial, whether formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Purchase Price” has the meaning set forth in Section 2.02.

“Qualified Benefit Plan” has the meaning set forth in Section 3.12(c).

“Real Property” means the real property owned by Company Subsidiary, together with all buildings, structures and facilities located thereon.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and Buyer, substantially in the form attached hereto as Exhibit A, as such agreement may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Representatives” has the meaning set forth in Section 5.02(a).

“Schedule Supplement” has the meaning set forth in Section 5.15.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 3.05(a).

“SEHK Listing Rules” means, The Rules Governing the Listing of Securities on the Hong Kong Stock Exchange.

“Shares” has the meaning set forth in the Recitals.

“Share Purchase Price” has the meaning set forth in Section 2.02.

“Superior Proposal” means a bona fide written Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company’s consolidated assets or a majority of the outstanding Company Common Stock, that the Company Board determines in good faith (after consultation with outside legal counsel and the Company’s financial advisor) is more favorable from a financial point of view to the Company’s shareholders than the Transaction, taking into account (a) all financial considerations, (b) the identity of the third party making such Takeover Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal, (d) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Company Board and (e) any revisions to the terms of this Agreement and the Transaction proposed by the Buyer during the Notice Period set forth in Section 5.02(d).

“Takeover Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Buyer and its Affiliated) relating to any (a) direct or indirect acquisition of assets of the Company (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 25% or more of the fair market value of the Company’s consolidated assets or to which 25% or more of the Company’s net revenues on a consolidated basis are attributable, (b) direct or indirect acquisition of 25% or more of the voting equity interests of the Company, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 25% or more of the voting equity interests of the Company, (d) merger, consolidation, other business combination or similar transaction involving the Company, pursuant to which such Person would own 25% or more of the consolidated assets or net revenues of the Company, or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” has the meaning set forth in Section 7.05(b).

“Transaction” has the meaning set forth in the recitals.

“Transaction Consideration” means the Purchase Price together with the benefits inuring to the Company as a result of the execution.

ARTICLE II
PURCHASE AND SALE

Section 2.01.                         Purchase and Sale.  Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company the Shares for the consideration specified in Section 2.02.

Section 2.02.                         Purchase Price. The aggregate purchase price for the Shares shall be $47,880,000 (the “Share Purchase Price”), which equals $0.72 per Share.

Section 2.03.                         Transactions to be Effected at the Closing.

(a)                                 At the Closing, Buyer shall deliver to the Company:

(i)                                     an amount equal to the Purchase Price less the amount of the Deposit (the “Closing Payment”) by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Buyer no later than two Business Days prior to the Closing Date;

(ii)                                  the Registration Rights Agreement duly executed by Buyer; and

(iii)                               all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 6.03 of this Agreement.

(b)                                 At the Closing, the Company shall deliver to Buyer:

(i)                                     stock certificates evidencing the Shares, free and clear of all Encumbrances;

(ii)                                  the Registration Rights Agreement duly executed by the Company;

(iii)                               evidence that the Amended and Restated Articles of Incorporation approved pursuant to the Shareholders Approval have been duly filed with the Secretary of State of Colorado; and

(iv)                              all other agreements, documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 6.02 of this Agreement.

(c)                                  At the Closing, the Escrow Agent shall transfer the Deposit from the Escrow Account into the general account of the Company as payment of a portion of the Purchase Price.

(d)                                 By its terms, the Post Closing Board Composition shall become effective as of the Closing.

Section 2.04.                         Closing. Subject to the terms and conditions of this Agreement, the issuance, purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 1:00 p.m., Denver time, on the date that is no later than two Business Days after the last of the conditions to the Closing set forth in Article VI have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Sherman & Howard L.L.C., 633 17th Street, Suite 3000, Denver, Colorado 80202, or at such other time or on such other date or at such other place as the Company and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule, the Company represents and warrants to Buyer that the statements contained in this Article III are true and correct.

Section 3.01.                         Organization and Authority of the Company.

(a)                                 The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Colorado, and has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business, and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and, subject to, in the case of the consummation of the Transaction, receipt of the Company Shareholder Approval as contemplated by Section 5.03, to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company, subject only, in the case of consummation of the Transaction, to the receipt of the Company Shareholder Approval as contemplated by Section 5.03. The Company Shareholder Approval is the only vote or consent of the holders of the Company’s capital stock necessary to approve and consummate the Transaction. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)                                 The Company Board, by resolutions duly adopted and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Transaction, are fair to, and in the best interests of, the Company’s shareholders, (ii) directed that the Transaction contemplated by this Agreement be submitted to Company’s shareholders for their approval pursuant to the rules of the NYSE MKT, (iii) approved and adopted the Amended and Restated Articles of Incorporation, subject to the approval of holders of two thirds of the Company’s outstanding shares of Common Stock, and (iv) resolved to recommend that Company shareholder approve the Transaction as set forth in this Agreement and approved such amendment to the Company’s articles of incorporation (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the shareholders of the Company at the Company Shareholder Meeting.

Section 3.02.                         Capitalization.

(a)                                 The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, of which 48,333,180 shares are issued and outstanding, no shares were held in treasury or owned by the Company Subsidiary, 5,489,733 shares are reserved under the Company’s outstanding warrants, 2,530,837 shares are reserved for issuance upon exercise of the Company’s outstanding stock options granted to Company employees and directors under the Company’s Benefit Plans, and a total of 1,458,741 shares are reserved for future grants under the Company’s Benefit Plans (571,848 shares under the UQM 2012 Equity Incentive Plan, 435,935 shares under theUQM Stock Plan for Non-Employee Directors, 236,389 shares under the UQM Stock Bonus Plan and 214,569 shares under the UQM Employee Stock Pruchase Plan), in each case at the close of business on the date of this Agreement.  As of the close of business on the date of this Agreement, there are no other shares of Common Stock issued and outsanding or reserved for issuance and there are no other securities convertible into shares of Common Stock.  Assuming receipt of the Company Shareholder Approval as contemplated by Section 5.03 and filing of Articles of Amendment to the Company’s Articles of Incorporation to implement the increase of capital stock authorized by the Company Shareholder Approval, the authorized capital stock of the Company consists of 175,000,000 shares of Common Stock.  The issued and outstanding shares have been, and all shares which may be issued will be, duly authorized, are validly issued, fully paid and non-assessable. At the Closing, Buyer will receive good and marketable title to the Shares, free and clear of all Encumbrances. Section 3.02 of the Disclosure Schedule sets forth a true and complete list of all Stock Options, Warrants or other rights to purchase or receive shares of Common Stock outstanding as of the date of this Agreement, including the number of shares of Common Stock subject thereto, expiration dates and exercise prices thereof and the names of the holders thereof. The Company has not issued any capital stock since March 31, 2016, other than (i) pursuant to the exercise of employee stock options under the Company’s stock option plans, (ii) the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, (iii) the issuance of shares of Common Stock upon the exercise of warrants outstanding on March 31, 2016 and (iv) equity awards made to the officers and key employees of the Company as part of their annual compensation, as described in Section 3.02(a) of the Disclosure Schedule.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

(b)                                 Except as disclosed in the Company SEC Documents, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.  Except as set forth above in Section 3.02(a), (i) there are not issued, reserved for issuance or outstanding (A) any securities convertible into to exchangeable or exercisable for shares of capital stock of the Company or (B) any warrants, subscriptions, calls, options or other rights to acquire from the Company, or any obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and (ii) there are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities.

Section 3.03.                         Subsidiaries. Other than the Company Subsidiary, the Company has no direct or indirect subsidiaries.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Company Subsidiary, and such capital stock or other equity interests are free and clear of any liens, and all of the issued and outstanding shares of capital stock of the Company Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section 3.04.                         No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement, and (assuming receipt of the Company Shareholder Approval) the consummation of the Transaction, do not and will not: (a) result in a violation or breach of any provision of the articles of incorporation or by-laws of the Company; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company or any of its assets; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Company Material Contract, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the Transaction, except for such filings as may be required to be made to CFIUS or the NYSE MKT.

Section 3.05.                         SEC Filings; Financial Statements; No Undisclosed Liabilities.

(a)                                 The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since March 31, 2011 (the “Company SEC Documents”). The Company has made available to Buyer all such Company SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                                 Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c)                                  The audited balance sheet of the Company for the fiscal year ended March 31, 2016 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet”.  The Company does not have any liabilities (whether known or unknown, accrued, absolute, contingent or otherwise and whether due or to become due) other than liabilities that (i) are reflected or recorded on the Financial Statements (including in the notes thereto), (ii) were incurred since the date of the Financial Statements in the ordinary course of business, or (iii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)                                 The Company is not a party to, or has any commitment to become a party to, any off-balance sheet arrangement as such term is defined in Item 303 of Regulation S-K of the SEC.

(e)                                  The books and records of the Company are consistent in all material respects with the Company Balance Sheet and the related consolidated statements of cash flow and operations for the fiscal years ended March 31, 2016 which have been audited (collectively, the “Financial Statements”).  Except as required by GAAP, the Company has not, between the last day of its most recently ended fiscal year and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year.  Since March 31, 2011, the Company has not had any material dispute with any of its auditors regarding accounting matters or policies that is currently outstanding or that resulted (or would reasonably be expected to result) in an adjustment to, or any restatement of, the Financial Statements.  No current or former independent auditor for the Company has resigned or been dismissed from such capacity as a result of or in connection with any disagreement with the Company on a matter of accounting practices.

Section 3.06.                         Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company has been conducted in the ordinary course of business and there has not been or occurred:

(a)                                 any Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)                                 except as set forth in Section 3.06(b) of the Disclosure Schedule, any sale, lease, license or other disposition of any of the assets shown or reflected on the Company Balance Sheet (or any creation, assumption or incurrence of any Encumbrances upon such assets), except in the ordinary course of business and except for any assets having an aggregate value of less than $50,000;

(c)                                  incurrence of any indebtedness for borrowed money in excess of an aggregate amount of $50,000;

(d)                                 any entry into an employment agreement (or any amendment or modification of an employment agreement) providing for compensation in excess of $100,000, or any entry into any severance agreement or any labor, or union agreement or plan (or amendments of any such existing agreements or plan);

(e)                                  any hiring or termination of the employment of any executive of the Company with annual aggregate non-equity compensation, including target bonuses, in excess of $100,000;

(f)                                   except in the ordinary course of business, any (i) increase in the compensation or benefits payable to any Employee, (ii) modification of any severance policy applicable to any Employee resulting in any increase in the amount of severance payable to any such Employee (or expanding of the circumstances in which such severance is payable) or (iii) crediting of service in connection with any Benefit Plan to any Employee such that the total service credited to any such Employee exceeds the actual services of such Employee to the Company;

(g)                                  granting Employees and non-employee directors equity compensation awards under Benefit Plans greater than 818,000 shares of Common Stock in the aggregate;

(h)                                 acquisition of the assets, except in the ordinary course of business and except for any assets having an aggregate value of less than $50,000;

(i)                                     adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(j)                                    any liabilities required to be reflected in the Company Balance Sheet, disclosed in accordance with GAAP or disclosed in filings made with the SEC;

(k)                                 any alteration in the Company’s method of accounting or change of its auditors;

(l)                                     any dividend or distribution of cash or other property to the shareholders of the Company or purchase, redemption or any agreement to purchase or redeem any shares of the Common Stock or the declaration of any dividend or distribution of cash or other property;

(m)                             issuance of any equity securities to any officer, director of Affiliate of the Company, except pursuant to the existing Company equity plans;

(n)                                 make or change any election with respect to Taxes, amend any Tax Return, or agree to settle any claim or assessment in respect of Taxes for an amount materially in excess of the amount accrued or reserved with respect thereto on the Company Balance Sheet;

(o)                                 any (i) entering into any Contract other than any Contract that (1) was entered into in the ordinary course of business and (2) does not involve future payments by the Company of greater than $50,000 during any twelve (12) month period, (ii) material amendment to any Contract other than any amendment that (1) was effected in the ordinary course of business and (2) does not involve future payments by the Company of greater than $50,000 during any twelve (12) month period or (iii) any termination or waiver of any material right under any Contract other than in the ordinary course of business (excluding the expiration of any Contract in accordance with its terms); or

(p)                                 any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.07.                         Intellectual Property.

(a)                                 Section 3.07(a) of the Disclosure Schedule lists all patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, inventions, technology, confidential know-how, formulae, trade secrets, confidential and proprietary information, computer software programs, domain names, and other intellectual property, and all registrations and applications for registration of any of the foregoing owned by the Company. Except as would not have a Material Adverse Effect, the Company owns, has a license to use, or has the right to use all Intellectual Property necessary to conduct the business as currently conducted (the “Company Intellectual Property”).

(b)                                 Except as set forth in Section 3.07(b) of the Disclosure Schedule: (i) to the Company’s Knowledge, the Company Intellectual Property as currently licensed or used by the Company, and the Company’s conduct of its business as currently conducted, do not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Person; and (ii) to the Company’s Knowledge no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property.

(c)                                  The Company owns, or has rights to use, all patents, patent applications, industrial design rights, trademarks, trademark applications, service marks, service mark applications, mask works, trade names, trade secrets, inventions, technology, copyrights, licenses, confidential know-how, computer software programs, domain names, and other intellectual property rights and similar rights necessary or required for use in connection with its business as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  The Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement, except for those Intellectual Property Rights which expire on their own terms and not as a result of any action or inaction by Company.  Except as set forth in Section 3.07(c) of the Disclosure Schedule, the Company Intellectual Property Rights have been properly maintained and all applicable maintenance fees and renewal fees have been paid.  The Company has not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  All such Intellectual Property Rights are enforceable.  Except as set forth Section 3.07(c) of the Disclosure Schedule, the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.08.                         Real Estate and Personal Property.

(a)                                 Schedule 3.08 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests therein owned by the Company or Company Subsidiary. Company Subsidiary has good and marketable title in fee simple to the Real Property owned by it and the Company has good and marketable title in all personal property owned by the Company that is material to its business, in each case free and clear of all Encumbrances, except as disclosed on Section 3.08(a) of the Disclosure Schedule for Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. The Company does not lease any real property.

(b)                                 The buildings, material improvements, installations and facilities included in the Real Property are free of any material physical or mechanical defects with respect to their intended uses, and all building systems (including heating, ventilation, air-conditioning, elevator, other mechanical, electrical, sprinkler, life safety and plumbing systems) are in normal operating condition, ordinary wear and tear excepted.  All water, sewer, gas electric, telephone, drainage facilities and all other utilities required by law or by normal operation of the Real Property are paid for and adequate to service the Real Property in its present use and to permit compliance in all material respects with all requirements of law and normal usage of the Real Property as currently used by the Company.

(c)                                  The Company has not received written notice of any existing plan or study by any public authority or by any other person or entity that challenges or otherwise adversely affects the continuation of the use or operation of any Real Property and has no Knowledge of any such plan or study with respect to which it has not received written notice. To the Company’s Knowledge, there is no person or entity in possession of any Real Property other than the Company.  No third party has any right to acquire any of the Real Property or any interest therein, except as set forth on Section 3.08(a) of the Disclosure Schedule.

Section 3.09.                         Legal Proceedings; Governmental Orders.

(a)                                 Except as set forth in Section 3.09 of the Disclosure Schedule, there are no actions, suits, claims, investigations or other legal proceedings pending or, to the Company’s Knowledge, threatened against or by the Company affecting any of its properties or assets which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, or which, individually or in the aggregate, would reasonably be expected to affect the Company’s ability to perform its obligations under this Agreement or otherwise impede, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b)                                 Except as set forth in Section 3.09 of the Disclosure Schedule, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting (or, to the Company’s Knowledge, investigations involving) the Company or any of its properties or assets which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.10.                         Compliance With Laws; Permits.

(a)                                 Except as set forth in Section 3.10 of the Disclosure Schedule, the Company is in compliance with all Laws applicable to it or its business, operations, properties or assets, except where the failure to be in compliance, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Since March 31, 2011, the Company has not received any written notice to the effect that a Governmental Authority claimed or alleged that the Company was not in compliance with all Laws applicable to it, any of its properties or assets or any of its businesses or operations, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b)                                 All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect, except where the failure to obtain such Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. There has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both), any Permit, except for violations, defaults or events that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

Section 3.11.                         Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)                                 Each of the Company and the Company Subsidiary is, and has been, in compliance with all Environmental Laws, including by obtaining and complying with all Environmental Permits required under applicable Environmental Laws for the operation of the business of the Company as currently conducted.

(b)                                 The Company has not (i) generated, treated, handled, used, stored, caused or allowed the release or disposal of, arranged for the disposal of, or transported any Hazardous Materials, at, on, to or from (A) any Real Property, or (B) any property or facility which has been named, listed or nominated for potential listing, on any list of contaminated sites promulgated pursuant to CERCLA or any other Environmental Law; or (ii) to its Knowledge caused or allowed the exposure of any employee or any third party to any Hazardous Materials.

(c)                                  Neither the Company nor the Company Subsidiary has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or the Company Subsidiary, alleging any liability (including without limitation STRICT LIABILITY) under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Neither the Company nor the Company Subsidiary is subject to any Governmental Order from, or written agreement by or with, any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing.

Section 3.12.                         Employee Benefit Matters.

(a)                                 Section 3.12(a) of the Disclosure Schedule contains a true and complete list of each material pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, membership interest or membership interest-based, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, (i) which is maintained, sponsored, contributed to, or required to be contributed to by Company or any ERISA Affiliate, or (ii) under which Company or any ERISA Affiliate has any Liability, whether maintained, sponsored, or contributed to by the Company or ERISA Affiliate (each, a “Benefit Plan”). The Company has separately identified in Section 3.12(a) of the Disclosure Schedule each

Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to by Company or any ERISA Affiliate primarily for the benefit of employees outside of the United States (a “Non-U.S. Benefit Plan”).

(b)                                 With respect to each material Benefit Plan, the Company has made available accurate, current and complete copies of each of the following: (i) the plan document together with all amendments; (ii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements; (iii) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other material written communications (or a description of any material oral communications) relating to any Benefit Plan; (iv) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (v) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the two most recently filed Form 5500, with schedules and financial statements attached; (vi) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently completed plan years; (vii) the most recent nondiscrimination tests performed under the Code; and (viii) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan.

(c)                                  Each Benefit Plan and related trust complies with all applicable Laws and the terms of the Benefit Plan.  Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter or, with respect to a prototype or volume submitter plan, an opinion letter from the Internal Revenue Service to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxation under Sections 401(a) and 501(a) of the Code, and, to the Company’s Knowledge, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan.  All benefits, contributions and premiums required by and due under the terms of each Benefit Plan or applicable Law have been timely paid in accordance with the terms of such Benefit Plan, the terms of all applicable Laws and GAAP.

(d)                                 No Benefit Plan: (i) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; or (ii) is a “multi-employer plan” (as defined in Section 3(37) of ERISA).  Neither the Company nor any ERISA Affiliate: (i) has withdrawn from any pension plan under circumstances resulting (or expected to result) in a liability to the Pension Benefit Guaranty Corporation; or (ii) has engaged in any transaction which would give rise to a liability of the Company or Buyer under Section 4069 or Section 4212(c) of ERISA.  Nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject Company or any ERISA Affiliate to a material penalty under Section 502 of ERISA or to material tax or penalty under Section 4975 of the Code.

(e)                                  Other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment.

(f)                                   Except as set forth in Section 3.12(e) of the Disclosure Schedule, there is no pending or, to Company Knowledge, threatened action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(g)                                  Except as set forth in Section 3.12(f) of the Disclosure Schedule, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will: (i) result in the payment to any Employee, director or consultant of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Employee, director or consultant, except as a result of any partial plan termination resulting from this Agreement.  Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

Section 3.13.                         Employment Matters.

(a)                                 The Company is not a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its Employees. Since March 31, 2011, there has not been, nor, to the Company’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting the Company.

(b)                                 The Company is in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company, except to the extent non-compliance would not result in a Material Adverse Effect. There are no actions, suits, claims, investigations or other legal proceedings against the Company pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former employee of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.

Section 3.14.                         Taxes.

(a)                                 Except as set forth in Section 3.14 of the Disclosure Schedule:

(i)                                     The Company has filed (taking into account any valid extensions) all Tax Returns required to be filed by the Company. Such Tax Returns are true, complete and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. All material Taxes due and owing by the Company have been paid or accrued. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.  There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

(ii)                                  No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(iii)                               There are no ongoing or pending audits, actions, suits, claims, investigations or other legal proceedings by any taxing authority against the Company.

(iv)                              The Company is not a party to any Tax-sharing agreement.

(v)                                 All Taxes which the Company is obligated to withhold from amounts owing to any employee, creditor or third party have been withheld and paid.

(vi)                              The Company is not obligated to make any payments and is not a party to any agreement, contract, arrangement or plan that could result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local, or non U.S. Tax law).

(vii)                           The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(1)(A)(ii).

(viii)                        The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and has no liability for the Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or no-U.S. law), as a transferee or successor, by contract or otherwise.

(ix)                              The Company is not and has not been a party to any “reportable transaction,” as defined in Code Section 6707A(c)(1) and Treasury Regulation Section 1.601-4(b).

(x)                                 The Company has not been a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(xi)                              The Company has (i) complied with the requirements of Section 482 of the Code and the Treasury Regulations thereunder (and all comparable provisions of state, local or foreign law), and (ii) prepared and maintained adequate documentation in respect of transactions with related parties governed by Section 482 of the Code and the Treasury Regulations thereunder (and all comparable provisions of state, local or foreign Law).

(xii)                           The Company has not undergone an “ownership change” within the meaning of Section 382(g) of the Code.

(xiii)                        There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, credits or similar items of the Company under Section 269, 382, 383, 384 or 1502 of the Code and Treasury Regulations promulgated thereunder (and any comparable provisions of state, local and foreign Tax Law).

(xiv)                       The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of an amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax Law).

(xv)                          The Company has not agreed to or would reasonably be expected to be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any:  (i) change in method of accounting pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Tax Law by reason of a change in accounting method initiated by the Company for a Tax period ending on or prior to the Closing Date; (ii) closing agreement described in Section 7121 of the Code (or any corresponding or similar provision of federal, state, local, or foreign Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of federal, state, local or foreign Tax Law); or (v) election under Section 108(i) of the Code (or comparable provisions of state, local or foreign Tax Law).

Section 3.15.                         Material Contracts. The Company is not a party to, and none of its properties or assets is subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act, other than any Contract that is filed as an exhibit to Company SEC Documents. All the Company Material Contracts are valid and binding on the Company, enforceable against it in accordance with its terms, and are in full force and effect. Neither the Company nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of any Company Material Contract.  Neither the Company nor, to the Knowledge of the Company, any third party is in breach of or default (with or without notice or lapse of time or both) under, or has received written notice of breach, of any Company Material Contract, or has waived or failed to enforce any rights or benefits thereunder.

Section 3.16.                         Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  To the Company’s Knowledge, it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 3.17.                         Proxy Statement. None of the information included or incorporated by reference in the letter to the shareholders, notice of Company Shareholder Meeting, proxy statement and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Company Shareholder Meeting, will, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to any information supplied by Buyer expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.18.                         Fairness Opinion. The Company has received the written opinion of the Duff & Phelps, LLC and has provided a copy of such opinion to Buyer to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Transaction Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.19.                         Brokers. Except for BDA Advisors, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.20.                         Trade Law Compliance.

(a)                                 Company is in compliance with all applicable Customs & International Trade Laws, and at no time in the past five (5) years has the Company committed any material violation of the applicable Customs & International Trade Laws, and there are no material unresolved disputes or Proceedings concerning any liability of the Company with respect to any such Customs & International Trade Laws.

(b)                                 The Company has not received written notice that it is currently subject to any civil or criminal investigation, litigation, audit, compliance assessment, Customs-focused assessment, penalty proceeding or assessment, liquidated damages proceeding or claim, forfeiture or forfeiture action, record-keeping inquiry, assessment of additional duty for failure to properly mark imported merchandise, notice to properly mark merchandise or return merchandise to Customs custody, claim for additional Customs duties or fees, denial order, suspension of export privileges, U.S. Government sanction, or any other action, proceeding or claim by a government agency (domestic or foreign) involving or otherwise relating to any alleged or actual violation of the Customs &

International Trade Laws or relating to any alleged or actual non-payment of Customs duties, fees, taxes or other amounts owed pursuant to the applicable Customs & International Trade Laws, and in the past five (5) years, all Customs duties and fees, all other import duties and fees owed for merchandise imported by it or imported on its behalf into the United States, other than those disclosed in Section 3.20 of the Disclosure Schedule, have been paid by or on behalf of the Company

(c)                                  To the Company’s knowledge, the Company has not made or provided any material false statement or omission to any government agency (domestic or foreign) or to any purchaser of products, in connection with the exportation of commodities, software, or technical data (“items”) or the importation of merchandise, the valuation or classification of imported merchandise or exported items, the duty treatment of imported merchandise, the eligibility of imported merchandise for favorable duty rates or other special treatment, country-of-origin marking, NAFTA Certificates, marking and labeling requirements for textiles and apparel, other statements or certificates concerning origin, quota or visa rights, export licenses or other export authorizations, Electronic Export Information (formerly referred to as Shippers Export Declaration Forms), U.S.-content requirements, licenses or other approvals required by any government or agency, or any other requirement relating to the applicable Customs & International Trade Laws.

(d)                                 The Company has not, and, no director, officer, employee, agent, representative or other Person acting for or on behalf of the Company has directly or indirectly made, any contribution, gift, bribe, kickback or other payment, whether in the form of money, property or services, to a foreign official for an improper purpose, including (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of the Company or the Company, or (iv) or in any other manner or for any other purpose that violates the FCPA or other applicable anticorruption Laws.

(e)                                  Except for those records listed on Section 3.20 of the Disclosure Schedule, Company’s records, assets, products, software, and technology (i) are not defense articles or defense services subject to the International Traffic in Arms Regulations, (ii) have an Export Control Classification Number of EAR99, (iii) do not require a license to be exported to any countries with which it has previously conducted business, including without limitation the Peoples Republic of China, or to be disclosed to such countries’ nationals, including without limitation Chinese nationals, and (iv) do not require a license to be disclosed to Buyer, its parent company, or their Chinese national employees.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company that the statements contained in this Article IV are true and correct.

Section 4.01.                         Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of California. All the issued and outstanding capital stock of Buyer is owned by Parent. Buyer has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02.                         No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the charter and other organizational documents of Buyer or Parent; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer or Parent; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer or Parent is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer or Parent in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such consent, approval and/or filings as may be required by CFIUS, under the HSR Act, by the Hong Kong Stock Exchange or under the SEHK Listing Rules and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

Section 4.03.                         Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.04.                         Legal Proceedings.

(a)                                 There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby or otherwise impede, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b)                                 There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting (or, to Buyer’s Knowledge, investigations involving) Buyer or any Affiliate of Buyer which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

Section 4.05.                         Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 4.06.                         Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article III of this Agreement (including the related portions of the Disclosure Schedule); and (b) none of the Company, the Company or any other Person has made any representation or warranty as to the Company, the Company or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the Disclosure Schedule).

Section 4.07.                         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V
COVENANTS

Section 5.01.                         Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer, the Company shall: (a) conduct the business of the Company in the ordinary course of business; and (b) use commercially reasonable efforts to maintain and preserve intact the current organization, business and reputation of the Company and to preserve the rights, goodwill and relationships of its Employees, customers, suppliers, regulators and others having business relationships with the Company. From the date hereof until the Closing Date, except as consented to in writing by Buyer, the Company shall not cause or permit the Company to take any action that would cause any of the changes, events or conditions described in Section 3.06 to occur.  Without limiting the generality of the foregoing, from the date hereof until the Closing, except as consented to in writing by Buyer, the Company shall not (i) enter into or amend any employment, consulting, indemnification, severance or termination agreement with any Person, or any entry into any severance agreement or any labor, or union agreement or plan (or amendments of any such existing agreements or plan, (ii) establish, adopt, enter into or amend in any material respect any Benefit Plan except as required by applicable law, (iii) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary and usual course of business, under any Benefit Plan, (iv) hire as an employee, consultant or independent contractor any Person, or (v) make any change to the 2017 Fiscal Year Budget of the Company, a copy of which had been provided to Buyer.

Section 5.02.                         No Solicitation.

(a)                                 The Company shall not and shall not authorize or permit its directors, officers, employees, agents, advisors and investment bankers (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to (b), (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company to, afford access to the business, properties, assets, books or records of the Company to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal, or (ii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”). Subject to (b) neither the Company Board nor any committee thereof shall fail to make, withdraw, amend, modify or materially qualify, in a manner adverse to Buyer, the Company Board Recommendation, or recommend a Takeover Proposal, fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten Business Days after the commencement of such offer, or make any public statement inconsistent with the Company Board Recommendation, or resolve or agree to take any of the foregoing actions (any of the foregoing, a “Company Adverse Recommendation Change”).

(b)                                 Notwithstanding Section 5.02(a), prior to the receipt of the Company Shareholder Approval, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.02(c), (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited

Takeover Proposal in writing that the Company Board believes in good faith, after consultation with outside legal counsel and its other advisors, constitutes or would reasonably be expected to result in a Superior Proposal, (ii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement on terms no less favorable to the Company than the Buyer Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to Buyer), (iii) following receipt of and on account of a Superior Proposal, make a Company Adverse Recommendation Change, and/or (iv) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company Board from disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

(c)                                  The Company Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 5.02(b) unless the Company shall have delivered to Buyer a prior written notice advising Buyer that it intends to take such action. The Company shall notify Buyer promptly (but in no event later than 48 hours) after it obtains knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that would reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or for access to the business, properties, assets, books or records of the Company by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company shall keep Buyer fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Buyer with at least 48 hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Takeover Proposal. The Company shall promptly provide Buyer with a list of any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Buyer, copies of such information.

(d)                                 Except as set forth in this Section 5.02(d) the Company Board shall not make any Company Adverse Recommendation Change or enter into a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Company Shareholder Approval, the Company Board may make a Company Adverse

Recommendation Change or enter into a Company Acquisition Agreement (provided that the Company shall concurrently pay to Buyer the Termination Fee as provided in Section 7.05(b)), if: (i) the Company promptly notifies Buyer, in writing, at least three Business Days (the “Notice Period”) before making a Company Adverse Recommendation Change or entering into a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to make a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement; (ii) the Company attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal; (iii) the Company shall, and shall use its reasonable best efforts to cause its Representatives to, during the Notice Period, negotiate with Buyer in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Buyer, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three Business Days remains in the Notice Period subsequent to the time the Company notifies Buyer of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Company Board determines in good faith, after consulting with outside legal counsel and its other advisors, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Buyer during the Notice Period in the terms and conditions of this Agreement.

Section 5.03.                         Company Shareholder Meeting; Preparation of Proxy Materials.

(a)                                 Subject to the terms set forth in this Agreement, the Company shall take all actions necessary to duly call, give notice of, convene and hold the Company Shareholder Meeting as soon as reasonably practicable after the date of this Agreement but no later than 150 days after the date hereof, and, in connection therewith, the Company shall mail the Company Proxy Statement to the holders of Company Common Stock in advance of such meeting. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.02(b) hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.02 hereof, the Company shall use reasonable best efforts to (i) solicit from the holders of Common Stock proxies in favor of the approval of the Transaction and (ii) take all other actions necessary or advisable to secure the Company Shareholder Approval. The Company shall keep Buyer updated with respect to proxy solicitation results as requested by the Buyer. Once the Company Shareholder Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Shareholder Meeting without the consent of Buyer (other than (i) in order to obtain a quorum of its shareholders or (ii) as reasonably determined by the Company to comply with applicable Law). Notwithstanding anything contained herein to the contrary, the Company shall not be required to hold the Company Shareholder Meeting if this Agreement is terminated before the meeting is held.

(b)                                 In connection with the Company Shareholder Meeting, as soon as reasonably practicable following the date of this Agreement the Company shall prepare and file the Company Proxy Statement with the SEC. Buyer and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, Buyer will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Buyer a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s shareholders as promptly as reasonably practicable following filing with the SEC.  The Company agrees to consult with Buyer prior to responding to SEC comments with respect to the preliminary Company Proxy Statement.  Each of Buyer and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable (i) notify Buyer of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information and (ii) provide Buyer with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

Section 5.04.                         Deposit.  Prior to the execution of this Agreement, Buyer has paid, the Deposit in cash to the Escrow Agent to be held in the Escrow Account until such time as it is applied to the Purchase Price at the Closing or returned to Buyer or exchanged for Common Stock in accordance with Section 7.06. Any interest earned on the Deposit shall be the property of Buyer and shall be returned to Buyer at the Closing or any termination of this Agreement pursuant to Article 7.

Section 5.05.                         Access to Information.  Upon reasonable notice, and except as may otherwise be prohibited by applicable Law, the Company shall afford to Buyer and its Representatives, reasonable access during normal business hours during the period prior to the Closing to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Buyer (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Buyer may reasonably request; provided, however, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality. Without limiting the generality of the foregoing, as soon as practicable after the date hereof the Company shall provide reasonable access to the outside auditors of the Buyer for a site visit of the Company and provide any and all information and assistance reasonably requested by the Buyer in order for such auditors to complete the financial audit of the Company as required by the Hong Kong Stock Exchange and the SEHK Listing Rules.

Section 5.06.                         Confidentiality. Buyer and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Mutual Nondisclosure Agreement, dated October 7, 2013 between Buyer and the Company (the “Buyer Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.07.                         Post-Closing Board Composition Matters. At least two Business Days prior to the Closing, the Company shall deliver to Buyer (a) the written resignation, effective as of the Closing Date, of the current director of the Company who will not be on the Post-Closing Board, (b) resolutions of the Company Board reflecting any actions taken by the Company Board in connection with the Post-Closing Board Composition, which shall include increasing the size of the Company Board to nine members and electing the five Buyer Nominees to the Post-Closing Board, and (c) resolutions of the Company Board adopting the Bylaw Amendment.

Section 5.08.                         Post-Closing Board Corporate Governance Matters.

(a)                                 Following the Closing, the Post-Closing Board shall adopt such policies and procedures as necessary to ensure that any transactions between Buyer or its Affiliates, on the one hand, and the Company and its subsidiaries, on the other hand, will be approved by the Post-Closing Board consistent with their fiduciary duty to all of the Company’s shareholders and in compliance with requirements of the CBCA.  The Post-Closing Board shall ensure that the Company following the Closing properly discloses, pursuant to the rules and regulations of the SEC, any related party transactions.

(b)                                 Following the Closing, the Post-Closing Board shall adopt such policies and procedures as necessary to ensure that (i) the members of the audit committee of the Post-Closing Board satisfy the requirements of Rule 10A-3 under the Exchange Act and the applicable independence and audit committee composition rules of NYSE MKT, and (ii) the Company’s independent public auditors will continue to be appointed by the audit committee of the Post-Closing Board in compliance with the requirements of the NYSE MKT and SEC, including Rule 10A-3 under the Exchange Act.

(c)                                  Following the Closing, the Post-Closing Board shall adopt such policies and procedures as necessary to ensure that the appointment or removal of the principal accounting officer (as such term is defined by the SEC) of the Company is approved by a majority of members of the Post-Closing Board, which majority shall include a majority of the members of the audit committee that meets the requirements of Rule 10A-3 under the Exchange Act in furtherance of their responsibilities in oversight of the Company’s financial reporting.  The Parties agree that the principal accounting officer does not need to also be the Company’s principal financial officer.

Section 5.09.                         [Intentionally Omitted.]

Section 5.10.                         Management.  The management of the Company on the Closing Date shall continue as the management of the Company following the Closing Date, subject to such subsequent election or removal of such members of management as are approved by the Post-Closing Board or as otherwise provided pursuant to Section 5.08(c).  Following the Closing Date, the Company shall continue to honor the terms and agreements in its employment agreements with management.  The Company will use its reasonable efforts to maintain the continuity of its management as of the Closing Date through June 30, 2017.

Section 5.11.                         Director and Officer Indemnification and Insurance.

(a)                                 Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Company, as provided in the articles of incorporation or by-laws of the Company, in each case as in effect on the date of this Agreement, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

(b)                                 The Company shall, and Buyer shall cause the Company to (i) maintain in effect for a period of three years after the Closing Date, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Closing Date (provided that the Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Closing Date “tail” insurance policies with a claims period of six years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement).

(c)                                  The obligations of Buyer and the Company under this Section 5.11(c) shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 5.11(c) applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 5.11(c) applies shall be third-party beneficiaries of this Section 5.11(c), each of whom may enforce the provisions of this Section 5.11(c)).

(d)                                 In the event that following the Closing the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this Section 5.11(d).

Section 5.12.                         Operations Following Closing.

(a)                                 The headquarters of the Company shall remain in Colorado following the Closing for at least three years.  The Post-Closing Board shall take such efforts as are necessary to ensure that absent any material change, the Company’s core technology will remain in the United States and the Company’s primary research and development efforts continuing to be conducted at the Company’s Colorado facility, in each case for at least three years.

(b)                                 Following the Closing, the Company shall continue to support its current customers and to seek new customers on a world-wide basis for its products, under the oversight of the Post-Closing Board.

(c)                                  During the period commencing at the Closing and ending on the date which is 36 months from the Closing (or if earlier, the date of the employee’s termination of employment with the Company), the Company shall provide each Employee (other than those Employees with employment agreements with the Company) who remains employed immediately after the Closing and who signs an Employee Agreement (“Company Continuing Employee”) with: (i) base salary or hourly wages which are no less than the base salary or hourly wages provided by the Company immediately prior to the Closing; (ii) target bonus opportunities, if any, which are no less than the target bonus opportunities provided by the Company immediately prior to the Closing, provided that, at the discretion of Buyer, the Company may provide cash compensation in lieu of equity-based compensation; and (iii) retirement and welfare benefits that are no less favorable in the aggregate than those provided by the Company immediately prior to the Closing; provided, however, that nothing herein shall confer or be construed to confer on any such employee any right to continue in the employment of the Company or interfere in any way with the right of the Company to terminate the employment of such Company Continuing Employee at any time (with or without cause) or to modify such employee’s compensation or benefits at any time, subject to the terms of any applicable Benefits Plans or existing employment contracts. This Section 5.12(c) shall operate exclusively for the benefit of the parties to this Agreement and not for the benefit of any other Person, including, without limitation, any current, former or retired employee of the Company.

(d)                                 From the date hereof until the Closing, the Company shall use commercially reasonable efforts to have each Employee sign an Employee Agreement, in form agreed to by the Company and Buyer.

Section 5.13.                         Governmental Approvals and Other Third-party Consents.

(a)                                 Each party hereto shall, as promptly as possible, use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement including approval by CFIUS. Each party shall cooperate fully with the other party in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. Notwithstanding the foregoing, neither party hereto shall be required to agree to any divestitures, licenses, hold separate arrangements, mitigation agreements or similar matters, including covenants affecting business operating practices, if such divestitures, licenses, arrangements, agreements or similar matters, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, assets and liabilities (contingent or otherwise), taken together, or financial condition of either the Company or Buyer.

(b)                                 At the date that the parties determine is 45 days prior to the estimated Closing Date, the parties shall determine pursuant to the rules under the HSR Act the value of Common Stock to be held by Buyer as a result of the Transaction.  If required by the HSR Act based on the value of such Common Stock, each party hereto agrees to make as promptly as practicable an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and to supply as promptly as practicable to the appropriate Governmental Authority any additional information and documentary material that may be requested pursuant to the HSR Act.  If filings are required to be made pursuant to the HSR Act, each party shall be responsible for one half of the HSR Act filing fee pursuant to Section 8.01 of this Agreement.

(c)                                  The Company and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.04 of the Disclosure Schedule; provided, however, that the Company shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

Section 5.14.                         Reasonable Efforts to Satisfy Closing Conditions. From the date hereof until the Closing, each party hereto shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VI hereof.  In connection with the foregong under this Section 5.14, subject to the terms set forth in this Agreement, Buyer shall, and shall cause Parent to, take all actions necessary to duly call, give notice of, convene and hold a general meeting of Parent’s shareholders for the purpose of obtaining the Parent Shareholder Approval as soon as reasonably practicable after the date of this Agreement but no later than 150 days after the date hereof, and, in connection therewith, Parent shall take such actions as are required by applicable law and the rules of the Hong Kong Stock Exchange to secure the Parent Shareholder Approval.

Section 5.15.                         Supplement to Disclosure Schedule. From time to time prior to the Closing, the Company shall have the right (but not the obligation) to supplement or amend the Disclosure Schedule hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 6.02 have been satisfied.

Section 5.16.                         Public Announcements. The initial press releases by the Company and Buyer respectively with respect to this Agreement and the transactions contemplated hereby shall be mutually agreed to by the Company and Buyer and shall be issued as soon as practical following the execution of this Agreement and outside of NYSE MKT and Hong Kong Stock Exchange trading hours. Thereafter, unless otherwise required by applicable Law or NYSE MKT and Hong Kong Stock Exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.  Buyer and Company acknowledge (i) that a copy of this Agreement will be included, together with the initial press release of the Company, on a report on Form 8-K filed by the Company with the SEC no later than four Business Days following execution of this Agreement, (ii) that the Buyer will make a short announcement as soon as practical following the execution of this Agreement in connection with the suspension of trading of Buyer’s stock on the Hong Kong Stock Exchange, and (iii) that as soon as practical after the announcement described in clause (ii) above, Buyer will issue a press release filed with and approved by the Hong Kong Stock Exchange.

Section 5.17.                         Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.01.                         Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)                                 Each of the Company Shareholder Approval and the Buyer Approval shall have been obtained and notice of such approval provided to the other party.

(b)                                 The Company shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 3.04 and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.02 in each case, in form and substance reasonably satisfactory to Buyer and the Company, and no such consent, authorization, order and approval shall have been revoked.

(c)                                  No suit, action or other proceeding shall be pending before any Government Authority in which it sought to restrain or prohibit the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 6.02.                         Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)                                 The representations and warranties of the Company contained in Article III, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or words of similar import, shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(b)                                 the Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)                                  Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, that each of the conditions set forth in (a) and (b) have been satisfied.

(d)                                 Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions set forth herein, including, but not limited to, election of the Buyer Nominees, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (ii) receipt of the Company Shareholder Approval.

(e)                                  The Company shall have delivered, or caused to be delivered, to Buyer stock certificates evidencing the Shares, free and clear of Encumbrances.

(f)                                   The Company shall have delivered to Buyer an executed Registration Rights Agreement, substantially in the form attached hereto as Exhibit A.

(g)                                  The Company shall have taken such actions so that the Buyer Nominees shall have been appointed to the Post-Closing Board, all in accordance with the organizational documents of the Company and in compliance with all applicable Laws, including the Securities Act and the Exchange Act.

(h)                                 Buyer shall have received from Sherman & Howard L.L.C., counsel to the Company, an opinion dated as of the Closing Date substantially in the form attached hereto as Exhibit D.

(i)                                     The Company Board shall have adopted the Amendment to Bylaws of the Company substantially in the form attached hereto as Exhibit E to be effective at Closing (the “Bylaw Amendment”).

(j)                                    The issued shares of Common Stock remaining listed for trading on the NYSE MKT at all times from the date of this Agreement and up to the date of fulfillment or waiver (the “Fulfillment Date”) of the last in time to be fulfilled of the Closing Conditions in this Article VI (other than this condition), save for:

A.                                    any suspension or suspensions not exceeding 15 trading days of the NYSE MKT in aggregate in the preceding 12 months for whatever cause; or

B.                                    any suspension in connection with the clearance of any public announcements or circulars in connection with this Agreement or the transactions contemplated hereunder; and

C.                                    no written notification being received on or before the Fulfilment Date from NYSE MKT to the effect that the trading of the Common Stock will or may be withdrawn or objected to as a result of Closing or in connection with the terms of this Agreement.

Section 6.03.                         Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a)                                 The representations and warranties of Buyer contained in Article IV, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or words of similar import, shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

(b)                                 Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)                                  the Company shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in (a) and (b) have been satisfied.

(d)                                 the Company shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the Transaction and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby.

(e)                                  Buyer shall have delivered to the Company cash in an amount equal to the Closing Payment by wire transfer in immediately available funds, to an account or accounts designated at least two Business Days prior to the Closing Date by the Company in a written notice to Buyer.

ARTICLE VII
TERMINATION

Section 7.01.                         Termination By Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date (notwithstanding any receipt of Company Shareholder Approval) by mutual written consent of Buyer and the Company.

Section 7.02.                         Termination By Either Buyer or the Company. This Agreement may be terminated by either Buyer or the Company at any time prior to the Closing Date (notwithstanding receipt of the Company Shareholder Approval):

(a)                                 if the Company Shareholder Approval has not been received on or prior to 180 days after the date hereof, which may be extended by mutual consent of the parties hereto (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Company Shareholder Approval to be received on or before the End Date;

(b)                                 if the Buyer Approval has not been received on or prior to the End Date; provided, however, that the right to terminate this Agreement pursuant to this

Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Buyer Approval to be received on or before the End Date;

(c)                                  if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Transaction or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(c) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Law or Governmental Order;

(d)                                 if approval from CFIUS for this Transaction has not been received on or prior to the End Date; or

(e)                                  if notification is required to be filed pursuant to the HSR Act and the waiting period with respect to such notification has not expired or early termination for such waiting period has not been received by the End Date.

(f)                                   if the condition to Closing set forth in Section 6.01(c) is not reasonably capable of being satisfied or on or prior to the End Date; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(f) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, such failure.

Section 7.03.                         Termination By Buyer. This Agreement may be terminated by Buyer at any time prior to the Closing Date (notwithstanding receipt of the Company Shareholder Approval):

(a)                                 if (i) a Company Adverse Recommendation Change shall have occurred, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Company shall have breached or failed to perform in any material respect any of the covenants and agreements set forth in Section 5.02 or failed to call or hold the Company Shareholder Meeting by the End Date, (iv) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Buyer and the Company shall not have sent to its shareholders pursuant to Rule 14e-2 under the Securities Act, within ten Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company Board Recommendation and recommending that shareholders reject such tender offer or exchange offer, or (v) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this Section 7.03(a); or

(b)                                 if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach would give rise to the failure of a condition to the Closing set forth in Section 6.02(a) or Section 6.02(b), as applicable, and such breach is not cured by the Company within 20 days following receipt of written notice of such breach from Buyer, or if a condition to Closing set forth in Section 6.02(a) and Section 6.02(b) is not reasonably capable of being satisfied or on or prior to the End Date.

Section 7.04.                         Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Closing Date (notwithstanding, in the case of (b) immediately below, receipt of the Company Shareholder Approval):

(a)                                 if prior to the receipt of the Company Shareholder Approval, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 5.02 hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement;

(b)                                 if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, which breach would give rise to the failure of a condition to the Closing set forth in Section 6.03(a) or Section 6.03(b), as applicable, and such breach is not cured by the Buyer within 20 days following receipt of written notice of such breach from the Company, or if a condition to Closing set forth in Section 6.03(a) or Section 6.03(b) is not reasonably capable of being satisfied or on or prior to the End Date.

Section 7.05.                         Notice of Termination; Effect of Termination.

(a)                                 The party desiring to terminate this Agreement pursuant to Section 7.02, Section 7.03 or Section 7.04 shall deliver written notice of such termination to the other party hereto specifying with particularity the reason for such termination, and any such termination shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, employee, agent or Representative of such party) to any other party hereto, except (i) with respect to Section 5.06, this Section 7.05, Section 7.06 and Article VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

(b)                                 In the event that this Agreement is terminated:

(i)                                     by Buyer pursuant to Section 7.03(a), or

(ii)                                  by Buyer pursuant to Section 7.03(b) and all conditions to Closing set forth in Sections 6.01 and 6.03 have been satisfied or duly waived, other than conditions which, by their nature, are to be satisfied on the Closing Date and other than Sections 6.01 (a) and (b) to the extent such actions have not yet been completed or occurred, or

(iii)                               by the Company pursuant to Section 7.04(a), or

(iv)                              by Buyer or the Company pursuant to Section 7.02(a) and (A) prior to the time of such termination a Takeover Proposal had been publicly announced or otherwise communicated to the Company and (B) within six (6) months of such termination, the Company enters into a binding agreement with respect to, or consummates, the transaction contemplated by such Takeover Proposal then the Company shall pay to Buyer an amount in cash equal to $3,000,000 (the “Termination Fee”), which shall be payable within five Business Days after such termination (except that in the case of clause (iv) above, the payment of the Termination Fee shall be made upon the earlier of the consummation of such transaction and the 90th day following the entering into by the Company of the binding agreement described therein) by wire transfer of immediately available funds.

Section 7.06.                         Treatment of Deposit Following Termination.

(a)                                 If this Agreement is terminated by either Buyer or the Company pursuant to Section 7.01, as a condition to such termination the parties shall have determined whether the Deposit is to be returned by the Company to Buyer or whether the Deposit shall be retained by the Company in exchange for the Company’s issuance of a shares of Common Stock equal to the amount of the Deposit divided by the Exchange Price (the “Conversion Shares”), and delivery by the Company to the Buyer of an executed Registration Rights Agreement substantially in the form attached hereto as Exhibit A with respect to the Conversion Shares, which issuance of Conversion Shares and delivery of the Registration Rights Agreement shall be effected no later than five Business Days following the date of termination of the Agreement.  As used in this Section 7.06, the “Exchange Price” shall mean (i) $0.60 per share of Common Stock if the VWAP Price is equal to or less than $0.60 per share, (ii) the VWAP Price per share of Common Stock if the VWAP Price is greater than $0.60 per share and less than $0.72 per share, or (iii) $0.72 per share of Common Stock if the VWAP Price is equal to or greater than $0.72, in each case as adjusted for any stock split, stock reverse split, stock dividend, or similar transactions that took place between the date hereof and the date of such termination.  As used herein, “VWAP Price” shall mean the volume weighed average of the closing per share market price of Common Stock, as reported on the NYSE MKT, for the 90-day period immediately preceding the date of the termination of the Agreement.

(b)                                 If this Agreement is terminated:

(i)                                     by the Company or Buyer pursuant to Section 7.02(a), Section 7.02(b), Section 7.02(c) or Section 7.02(f), or

(ii)                                  by Buyer pursuant to Section 7.03, or

(iii)                               by the Company pursuant to Section 7.04 (unless subject to clause (d) below),

then the Escrow Agent shall return the Deposit plus interest to Buyer (by wire transfer of immediately available funds) within five Business Days following the date of such termination.

(c)                                  If this Agreement is terminated by the Company pursuant to Section 7.02(d) or Section 7.02(e) and all conditions to Closing set forth in Sections 6.01 and 6.02 have been satisfied or duly waived, other than conditions which, by their nature, are to be satisfied on the Closing Date and other than Sections 6.01 (a) and (b) to the extent such actions have not yet been completed or occurred, the Escrow Agent shall pay the Deposit to the Company (by wire transfer of immediately available funds) in exchange for the Company’s issuance of Conversion Shares and delivery to Buyer of an executed Registration Rights Agreement substantially in the form attached hereto as Exhibit A with respect to the Conversion Shares, which issuance of Conversion Shares and delivery of the Registration Rights Agreement shall be effected no later than five Business Days following the date of termination of the Agreement. Except as set forth in Section 7.06(e), the exchange of the Deposit for Conversion Shares under this Section 7.06(c) shall be the exclusive remedy for the Company under this Agreement in the event this Agreement is terminated by the Company pursuant to Section 7.02(d) or Section 7.02(e).

(d)                                 If this Agreement is terminated by the Company pursuant to Section 7.04(b) and all conditions to Closing set forth in Sections 6.01 and 6.02 have been satisfied or duly waived, other than conditions which, by their nature, are to be satisfied on the Closing Date and other than Sections 6.01 (a) and (b) to the extent such actions have not yet been completed or occurred, the Escrow Agent shall pay the Deposit to the Company (by wire transfer of immediately available funds) within five Business Days following the date of termination of the Agreement. Except as set forth in Section 7.06(e), the payment of the Deposit to the Company under this Section 7.06(d) shall be the exclusive remedy for the Company under this Agreement in the event this Agreement is terminated by the Company pursuant to Section 7.04(b).

(e)                                  The Company hereby agrees that any and all liability of Buyer (other than fraud and willful misconduct on the part of Buyer or any of its Representatives) in connection with any breach (actual or alleged) of any representation, warranty, covenant or agreement hereunder shall terminate upon the return, exchange or payment of the Deposit pursuant to this Section 7.06, and the Company hereby waives any claim it may have against Buyer in connection with such breach.

ARTICLE VIII
MISCELLANEOUS

Section 8.01.                         Expenses. Except as otherwise expressly provided in Section 5.13(b), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that (a) Buyer and the Company shall each be responsible for one-half of all filing and other similar fees payable in connection with any filings or submissions under the HSR Act, (b) Buyer shall be responsible for the entire amount of any cost of counsel selected by Buyer to advise with respect to the CFIUS application and approval process in connection with the Transaction, but each party shall be responsible for its own costs in preparing necessary material for the CFIUS submission; (c) the Company shall be responsible for the fee associated with the fairness opinion delivered to the board of directors of the Company related to the transactions contemplated by this Agreement, (d) the Company shall pay all amounts payable to BDA Advisors, Inc., and (e) the Company shall pay all amounts payable to the NYSE MKT or any other out-of-pocket expenses incurred by the Company.

Section 8.02.                         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested); or (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to the Company:	UQM Technologies, Inc.
4120 Specialty Place
Longmont, CO 80504
(303) 682-4933
Facsimile: 303-682-4933
jmitchell@uqm.com
Attn: Chief Executive Officer

with a copy to:	Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, CO 80202
Facsimile: (303) 298-0940: gjensen@shermanhoward.com
Attn: Garth B. Jensen

If to Buyer:	American Compass, Inc.
800 E. Colorado Blvd.
Suite 888
Pasadena, CA 91101
Telephone: 626-683-9210
Facsimile: 626-683-0693
E-mail: jimmy_wang_la@yahoo.com

with a copy to:	Locke Lord LLP
Terminus 200
3333 Piedmont Road NE, Suite 1200
Atlanta, GA 30305
Facsimile: (404) 872-5547
tim.xia@lockelord.com
Attn: Tim Xia, Esq.

Section 8.03.                         Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedule and Exhibits mean the Articles and Sections of, and Disclosure Schedule and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedule and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 8.04.                         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05.                         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06.                         Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

Section 8.07.                         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.08.                         No Third-party Beneficiaries. Except as provided in Section 5.11, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09.                         Amendment. At any time prior to the Closing Date, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Company Shareholder Approval, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self regulatory organization would require further approval by the holders of Common Stock without such approval.

Section 8.10.                         Extension; Waiver. At any time prior to the Closing Date, Buyer or the Company may (a) extend the time for the performance of any of the obligations of the other party(ies), (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Section 8.11.                         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction).

(b)                                 ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE CITY AND COUNTY OF LOS ANGELES, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11(c).

Section 8.12.                         Specific Performance.  The Company hereby acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by the Company could not be adequately compensated by monetary damages alone and that the parties hereto would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity (including monetary damages), Buyer shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief, to prevent breaches or threatened breaches of any of the provisions of this Agreement without posting any bond or other undertaking. The Company agrees that it will not contest the appropriateness of specific performance as a remedy.

Section 8.13.                         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UQM Technologies, Inc.

By	/s/ Joseph Mitchell
Name: Joseph Mitchell
Title: President and Chief Executive Office

American Compass, Inc.

By	/s/ C. Huang
Name: Charles Huang
Title: Director

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

(Annex A:  Exhibit A to Purchase Agreement)

REGISTRATION RIGHTS AGREEMENT

among

UQM TECHNOLOGIES, INC,

and

AMERICAN COMPASS, INC.

dated as of

[•], 2016

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2016, is made by and among UQM Technologies, Inc., a Colorado corporation (the “Company”), and American Compass, Inc., a California company (the “Stockholder”). The Company and the Stockholder are sometimes referred to herein individually as a “Party” and together as the “Parties”.

RECITALS

A.                                    This Agreement is entered into in connection with that certain Stock Issuance and Purchase Agreement between and among the Company and the Stockholder, dated of even date herewith (the “Purchase Agreement”), which provides for, among other things, the issuance and sale by the Company to the Stockholder of the Company’s common stock, par value $.01 per share, which upon issuance will represent a majority of the total issued and outstanding shares of common stock of the Company, on a fully diluted basis;

B.                                    Subject to the terms and conditions herein, the Stockholder and the Company desire to enter into this Agreement to provide for certain rights and obligations of the Stockholder and the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.                         Definitions.  (a) As used in this Agreement, the following terms have the following meanings:

“Affiliate” means with respect to any Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  It being understood and agreed that, for purposes hereof, neither the Company nor any subsidiary of the Company shall be deemed to be an Affiliate of the Stockholder.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York City or Hong Kong are authorized or obligated by law or executive order to close.

“Common Stock” means common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the

Company after the date hereof in respect of, in exchange for, or in substitution of, Common Stock, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“Company” has the meaning set forth in the preamble.

“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock and (iii) any options, warrants or other rights to acquire Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Public Offering” means an underwritten public offering of Registrable Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Shares until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing a restricted legend and such Shares may be resold without subsequent registration under the Securities Act.  For the avoidance of doubt, the Stockholder’s Registrable Securities shall include the Conversion Shares as such term is defined in the Purchase Agreement.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of Company Securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(i)), (vii) reasonable fees and expenses of any special experts retained by the Company (including independent international consultants) in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Stockholder, including its counsel, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) transfer taxes and costs of insurance, if any.

“Registration Statement” means a registration statement in the form required to register the resale of Registrable Shares under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 (or any successor provisions) promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means shares of Common Stock.

“Stockholder” has the meaning set forth in the preamble.

“Transfer” means (a) a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of Common Stock, or any legal or beneficial interest therein, including the grant of an option or other right or the grant of any interest that would result in the Stockholder no longer having the power to vote, or cause to be voted, the Stockholder Common Stock, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law or (b) any agreement to take or commit to any of the foregoing actions; and “Transferred,” “Transferee,” “Transferor,” and “Transferability” shall each have a correlative meaning. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest held by the Stockholder or its Affiliate, of all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Common Stock for purposes of this Agreement.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

(b)                                 Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Company	Preamble
Damages	2.05
Demand Registration	2.01(a)
Indemnified Party	2.07
Indemnifying Party	2.07
Inspectors	2.04(h)
Maximum Offering Size	2.01(b)
Piggyback Registration	2.02(a)
Records	2.04(h)
Registering Stockholders	2.01(a)
Requesting Stockholder	2.01(a)

Section 1.02.                         Other Definitional and Interpretative Provisions.

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)                                  The term “including” is not limiting and means “including without limitation.”

(d)                                 The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)                                  Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II
REGISTRATION RIGHTS

Section 2.01.                         Demand Registration. (a) If at any time following the Closing of the Purchase Agreement, the Company shall receive a request (a “Demand Notice”) from the Stockholder (referred to herein as the “Requesting Stockholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least 2 Business Days prior to the anticipated pricing date of the offering relating to such Demand Registration to any other stockholders having similar rights and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)                                     all Registrable Securities for which the Requesting Stockholder has requested registration under this Section 2.01; and

(ii)                                  subject to the restrictions set forth in Sections 2.01(d) and 2.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Stockholder that any stockholders with rights to request registration (all such stockholders, together with the Requesting Stockholder, and any stockholders participating in a Piggyback Registration pursuant to Section 2.02, the “Registering Stockholders”) have requested the Company to register by request received by the Company within one (1) Business Day after such Registering Stockholders receive the Company’s notice of the Demand Registration;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that, subject to Section 2.01(c), the Company shall not be obligated to effect more than one Demand Registration within a 12 month period requested by the Stockholder; and further provided, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered in the aggregate is reasonably expected to result in gross cash proceeds in excess of $10,000,000.  The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effectuated.

(b)                                 A Demand Registration shall not be deemed to have occurred:

(i)                                     unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); or

(ii)                                  if the Maximum Offering Size is reduced in accordance with Section 2.01(e) such that less than 50% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(c)                                  If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Registering Stockholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)                                     first, all Registrable Securities of the Stockholder; and

(ii)                                  second, all Registrable Securities requested to be included in such registration by any other Registering Stockholder or Person, including the Company (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Registering Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Registering Stockholder).

(d)                                 Upon notice to each Registering Stockholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if i) an investment banking firm of recognized national standing shall advise the Company and the Registering Stockholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company, the preparation of which had then been commenced or ii) the Company is in possession of material non-public information, and the Company reasonably believes that the disclosure of such information during the period specified in such notice would not be in the best interests of the Company.

Section 2.02.                         Piggyback Registration. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8, S-4 or F-4, or any successor forms, relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall promptly notify the Stockholder in writing of its intention to do so, which notice shall set forth such Stockholder’s rights under this Section 2.02 and shall offer the Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as the

Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b).  Upon the request of the Stockholder made within ten (10) Business Day after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by the Stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Stockholder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (1) if such registration involves an underwritten Public Offering, the Stockholder must sell its requested Registrable Securities to the underwriters selected as provided in Section 2.04(f)(i) on the same terms and conditions as apply to the Company, and (2) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall promptly give notice to the Stockholder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)                                 If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(c) shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such stockholders who intend to be included in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)                                     first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii)                                  second, all Registrable Securities of the Stockholder and other stockholders who have demand registration rights (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Stockholder and any other stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each); and

(iii)                               third, all Registrable Securities requested to be included in such registration by any stockholders, who do not have demand registration rights (allocated, if necessary for the offering not to exceed the Maximum Offering Size).

Section 2.03.                         Lock-Up Agreements.  If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Stockholder representative who is a director or executive officer of the Company shall effect any public sale or distribution, including any sale pursuant to Rule 144, of Registrable Securities during the period beginning 14 days prior to the anticipated pricing of the offering until 180 days following the pricing of the offering (subject to customary “booster-shot” extensions and exceptions to be agreed upon with the lead-managing underwriter for the Public Offering).

Section 2.04.                         Registration Procedures. Whenever the Stockholder requests that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the following procedures shall apply:

(a)                                 The Company shall use all commercially reasonable efforts to cause such registration to become effective under the Securities Act and remain continuously effective (including by supplementing and amending such Registration Statement to be current and in conformity with the Securities Act and the policies, rules and regulations of the SEC to the extent necessary to ensure that it is available for resales of the Registrable Securities) until the earlier of (x) the date on which all Registrable Securities have been sold pursuant to such Registration Statement and (y) the date on which all Registrable Securities are eligible for resale under Rule 144 promulgated under the Securities Act (without regard to the volume limitations contained in Rule 144(e))(the “Effectiveness Period”); and

(b)                                 The Company shall effect any Demand Registration on Form S-3 (except if the Company is not then eligible to register for resale the Common Stock on Form S-3, in which case such Demand Registration Statement shall be effected on Form S-1 or another appropriate form for such purpose pursuant to the Securities Act) and if the Company becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3A or any equivalent or successor form under the Securities Act (if available to the Company).

(c)                                  Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such stockholder.  The Stockholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to the Stockholder and the Company shall use its reasonable best efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)                                 After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(e)                                  The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Registering Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such stockholder to consummate the disposition of the Registrable Securities owned by such stockholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f)                                   The Company shall immediately notify each Registering Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

(g)                                  The Stockholder shall have the right, in its sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise of a Demand Registration.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(h)                                 Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by the Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records (including technical information), pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  The Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public.  The Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(i)                                     The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Stockholder or the managing underwriter therefor reasonably requests.

(j)                                    The Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(f), the Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(f), and, if so directed by the Company, the Stockholder shall deliver to the Company all copies, other than any permanent file copies then in the Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(f) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(f).

(k)                                 The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

Section 2.05.                         Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Stockholder, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Stockholder provided in this Section 2.05.

Section 2.06.                         Indemnification by the Stockholder.  The Stockholder hereby agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Stockholder, but only with respect to information furnished in writing by or on behalf of the Stockholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.  The Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.06.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  The Stockholder shall not be liable under this Section 2.06 for any Damages in excess of the net proceeds realized by the Stockholder in the sale of Registrable Securities of the Stockholder to which such Damages relate.

Section 2.07.                         Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.08.                         Participation in Public Offering.  The Stockholder shall not participate in any Public Offering hereunder unless such Stockholder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.09.                         Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and the Stockholder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.10.                         Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after the date hereof, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144;

(b)                                 use its reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, for so long as the Company is subject to the Exchange Act; and

(c)                                  furnish to the Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Stockholder to sell any Registrable Securities without registration.

Section 2.11.                         No Transfer of Registration Rights. None of the rights of the Stockholder under this Article 2 shall be assignable by the Stockholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144, except a transfer to an Affiliate of the Stockholder or in connection with the transfer of all Common Stock held by the Stockholder to a third party.

ARTICLE III
MISCELLANEOUS

Section 3.01.                         Term.  This Agreement shall terminate upon the earlier of (a) twenty (20) years after the closing date of the Purchase Agreement, (b) the time at which all Company Securities are held by Persons other than the Stockholder, including, without limitation, such Transfer permitted by Section 2.11, and (c) the time at which all Registrable Securities have been sold in accordance with one or more Registration Statements; provided that the following provisions shall survive any such termination: (3) the provisions of Sections 2.04, 2.05, 2.06, 2.07 and 2.09 with respect to any offering of Registrable Securities completed before the date the Stockholder ceased to own any Company Securities, and Article 3.

Section 3.02.                         Binding Effect; Assignability; Benefit.  (a)  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)                                 Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.03.                         Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company or the Stockholder at the address set forth below:

If to the Company:	UQM Technologies, Inc.
4120 Specialty Place
Longmont, CO 80504
Facsimile: 303-682-4933
jmitchell@uqm.com
Attn: Chief Executive Officer

with a copy to:	Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, CO 80202
Facsimile: (303) 298-0940
gjensen@shermanhoward.com
Attn: Garth B. Jensen

If to Buyer:	American Compass, Inc.
800 E. Colorado Blvd.
Suite 888
Pasadena, CA 91101
Telephone: 626-683-9210
Facsimile: 626-683-0693
E-mail: jimmy_wang_la@yahoo.com
Attn: Jimmy Wang

with a copy to:	Locke Lord LLP
Terminus 200
3333 Piedmont Road NE, Suite 1200
Atlanta, GA 30305
Facsimile: (404) 872-5547
tim.xia@lockelord.com
Attn: Tim Xia, Esq.

Section 3.04.                         Waiver; Amendment. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the Company with approval of the Board of Directors (including a majority of directors who are not Buyer Nominees (as such term is defined in the Purchase Agreement)) and the Stockholder.  In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective.

Section 3.05.                         Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of Colorado, excluding any conflict-of-laws rule or principle (whether of Colorado or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 3.06.                         Jurisdiction.  Each of the parties (a) consents to submit itself to the personal jurisdiction of the District Court in the State of Colorado in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such Court. Each Party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 3.03 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 3.07.                         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or the Stockholder may file an original counterpart or a copy of this Section 3.07 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 3.08.                         Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond.

Section 3.09.                         Counterparts; Effectiveness.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original.

Section 3.10.                         Entire Agreement.  This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 3.11.                         Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 3.12.                         [Future Grants. The Company shall not grant to any third party any registration rights without the prior written consent of the Stockholder, so long as any of the registration rights under this Agreement remains in effect.](1)

(1)  Section 3.12 shall only apply only in the event of a Closing under the Purchase Agreement and shall not apply to Conversion Shares as such term is defined in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

THE COMPANY:

By:
Name:

Title:

THE STOCKHOLDER:

American Compass, Inc.

By:
Name:

Title:

EXHIBIT B

ESCROW AGREEMENT

(Annex A:  Exhibit B to Purchase Agreement)

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of June 17, 2016 (“Escrow Agreement”), is by and among UQM Technologies, Inc., a Colorado corporation (“Seller”);  American Compass, Inc., a California corporation (“Purchaser”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent hereunder (“Escrow Agent”).

BACKGROUND

A.  Purchaser and Seller have entered into confidential negotiations relating to potentially entering into a Stock Issuance and Purchase Agreement (the “Underlying Agreement”), pursuant to which Purchaser is purchasing shares of Seller.  Pursuant to a Letter Agreement between Seller and Purchaser of even date (the “Letter Agreement”) Purchaser has agreed to deposit the Escrow Funds (defined below) in a segregated escrow account to be held by Escrow Agent pursuant to the Letter Agreement and if the Seller and Purchaser enter into the Underlying Agreement, the Escrow Funds shall serve as earnest money thereunder.

B.  Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

C.  Purchaser and Seller have appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Escrow Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.                                      Definitions.  The following terms shall have the following meanings when used herein:

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Joint Written Direction” shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any other action pursuant to this Escrow Agreement.

“Purchaser Representative” shall mean the person(s) so designated on Schedule C hereto or any other person designated, in a writing signed by Purchaser and delivered to Escrow Agent and the Seller Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

“Purchaser Written Direction” shall mean a written direction executed by the Purchaser Representative and directing Escrow Agent to disburse all of the Escrow Funds to Purchaser.

“Representatives” shall mean the Seller Representative and the Purchaser Representative.

“Seller Representative” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Seller and delivered to Escrow Agent and the Purchaser Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

2.                                      Appointment of and Acceptance by Escrow Agent.  Purchaser and Seller hereby appoint Escrow Agent to serve as escrow agent hereunder.  Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.  Upon execution of the Underlying Agreement, if ever, Seller and Purchaser shall jointly notify Escrow Agent, who shall continue to hold the Escrow Funds as earnest money under the Underlying Agreement.

3.                                      Deposit of Escrow Funds.  Simultaneously with the execution and delivery of this Escrow Agreement, Purchaser will transfer the Escrow Funds in the amount of USD Three Million Dollars (USD $3,000,000.00) by wire transfer of immediately available funds, to an account designated by Escrow Agent.

4.                                      Disbursements of Escrow Funds.

a.                                      If the Underlying Agreement is not fully executed, Escrow Agent shall disburse Escrow Funds at any time and from time to time upon receipt of, and in accordance with, a Purchaser Written Direction.  Such Purchaser Written Direction shall contain complete payment instructions, including wiring instructions or an address to which checks shall be sent.  If Purchaser sends Escrow Agent a Purchaser Written Direction, it shall also send such to Seller simultaneously.

b.                                      After execution of the Underlying Agreement, Escrow Agent shall disburse Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction.  Such Joint Written Direction shall contain complete payment instructions, including wiring instructions or an address to which a check shall be sent.

c.                                       Prior to any disbursement, Escrow Agent shall have received reasonable identifying information regarding the recipient such that Escrow Agent may comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service (“IRS”) Form W-9 or original IRS Form W-8, as applicable.  All disbursements of funds from the Escrow Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to Section 11 and Section 12 below.

5.                                      Suspension of Performance; Disbursement into Court.  If, at any time, (i) there shall exist any dispute between Purchaser, Seller or the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) Purchaser and Seller have not, within 10 calendar days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.                                      suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed.

b.                                      petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Purchaser, Seller or the Representatives, their respective owners, shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6.                                      [reserved]

7.                                      Investment of Funds.  Based upon Purchaser’s and Seller’s prior review of investment alternatives, in the absence of further specific written direction to the contrary, the Escrow Agent is directed to initially invest and reinvest the Escrow Funds in the investment vehicle indicated on Schedule B hereto.  The Representatives may provide written instructions changing the investment of the Escrow Funds to the Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following:  (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America; (b) U.S. dollar denominated deposit accounts and certificates of deposits issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which such deposits are either (i) insured by the Federal Deposit Insurance Corporation or a similar governmental agency, or (ii) with domestic commercial banks which have a rating on their short- term certificates of deposit on the date of purchase of “A-1” or “A-l+” by S&P or “P-1” by Moody’s and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating of the bank); (c) repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or (d) institutional money market funds, including funds managed by Escrow Agent or any of its affiliates; provided that the Escrow Agent will not be directed to invest in investments that the Escrow Agent in its sole discretion determines are not consistent with the Escrow Agent’s policy or practices.  Purchaser and Seller acknowledge that the Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.

If Escrow Agent has not received a written instruction from the Representatives at any time that an investment decision must be made, Escrow Agent is directed to invest the Escrow Funds, or such portion thereof as to which no written investment instruction has been received, in the investment indicated on Schedule B hereto.  All investments shall be made in the name of Escrow Agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Purchaser and Seller, sell or liquidate any of the foregoing investments at any time for any disbursement of Escrow Funds permitted or required hereunder.  All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds.  Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds.  With respect to any Escrow Funds received by Escrow Agent after twelve o’clock, p.m., Central Standard Time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in St. Paul, Minnesota and the New York Stock Exchange are open for business.

8.                                      Resignation of Escrow Agent.  Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Purchaser and Seller specifying a date when such resignation shall take effect.  Upon any such notice of resignation, Purchaser and Seller jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation.  If the Purchaser and Seller fail to appoint a successor Escrow Agent within such time, the Escrow Agent shall have the right to petition a court of competent jurisdiction to appoint a successor Escrow Agent, and all costs and expenses (including without limitation attorneys’ fees) related to such petition shall be paid jointly and severally by Purchaser and Seller.  The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

9.                                      Binding Effect; Successors.  This Escrow Agreement shall be binding upon the parties hereto and their respective heirs, executors, successors or assigns.  If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Escrow Agreement) to another corporation, Escrow Agent shall so notify the Purchaser and Seller and the successor or transferee corporation without any further act shall be the successor Escrow Agent for all purposes.

10.                               Liability of Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  The Escrow Agent has no fiduciary or discretionary duties of any kind. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the sole cause of any loss to the Purchaser or Seller.  Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement.  Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action.  Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel.  Purchaser and Seller, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.  Purchaser and Seller agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder.

The Escrow Agent is authorized, in its sole discretion, to comply with final orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11.                               Indemnification of Escrow Agent.  From and at all times after the date of this Escrow Agreement, Purchaser and Seller, jointly and severally, shall, to the fullest extent permitted by law, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Purchaser, Seller and the Representatives, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance in connection with this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of an Indemnified Party. Purchaser and Seller further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such Indemnified Party in connection with the enforcement of Purchaser’s and Seller’s indemnification obligations hereunder. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Purchaser and Seller jointly and severally.   The obligations of Purchaser and Seller under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

The parties agree that neither the payment by Purchaser or Seller of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Purchaser and Seller, the respective rights and obligations of Purchaser and Seller under the Underlying Agreement.

12.                               Compensation of Escrow Agent

(a)                                 Fees and Expenses.  Purchaser shall be responsible for compensating Escrow Agent on demand for its services hereunder in accordance with Schedule A attached hereto.  The obligations of Purchaser and Seller under this Section 12 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

(b)                                 Disbursements from Escrow Funds to Pay Escrow Agent.  Escrow Agent is authorized to, and may disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification hereunder).  Escrow Agent shall notify Purchaser and Seller of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish Purchaser and Seller copies of related invoices and other statements.

(c)                                  Security and Offset.  Purchaser, Seller and the Representatives hereby grant to Escrow Agent and the Indemnified Parties a security interest in, lien upon and right of offset against the Escrow Funds with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder).  If for any reason the Escrow Funds are insufficient to cover such compensation and reimbursement, Purchaser and Seller shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

13.                               Representations and Warranties.  Purchaser and Seller each respectively make the following representations and warranties to Escrow Agent:

(a)                                 it has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; and this Escrow Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms; and

(b)                                 each of the applicable persons designated on Schedule C attached hereto have been duly appointed to act as authorized representatives hereunder and individually have full power and authority to execute and deliver any Joint Written Direction or Purchaser Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as authorized representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party, provided that any change in designation of such authorized representatives shall be provided by written notice delivered to each party to this Escrow Agreement.

14.                               Identifying Information.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent requires documentation to verify its formation and existence as a legal entity. The Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The parties acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any other legislation or regulation to which Escrow Agent is subject, in a timely manner.

15.                               Consent to Jurisdiction and Venue.  In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree to the personal jurisdiction by and venue in the state and federal courts in the State of New York and waive any objection to such jurisdiction or venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

16.                               Notices.  All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt or (v) via email by way of a PDF attachment thereto of a manually executed document.  Notice shall be effective upon receipt except for notice via email, which shall be effective only when the recipient, by return email or notice delivered by other method provided for in this Section 16, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 16.) Such notices shall be sent to the applicable party or parties at the address specified below:

If to Purchaser or Purchaser Representative at:

American Compass, Inc.

800 E. Colorado Blvd.

Suite 888

Pasadena, CA 91101

Telephone:  626-683-9210

Facsimile:   626-683-0693

E-mail:        jimmy_wang_la@yahoo.com

with copy to:

Tim Xia, Esq.

Locke Lord LLP

3333 Piedmont Road NE

Suite 1200, Terminus 200

Atlanta, GA 30305

Telephone:  404-870-4698

Facsimile:  404-872-5547

E-mail:  tim.xia@lockelord.com

If to Seller or Seller Representative at:

UQM Technologies, Inc.

4120 Specialty Place

Longmont, CO 80504

Telephone:  303-682-4933

Facsimile:  303-682-4933

E-mail:  jmitchell@uqm.com

ATTN:  Chief Executive Officer

with a copy to:

Sherman & Howard L.L.C.

633 Seventeenth Street

Suite 3000

Denver, CO 80202

Facsimile: 303-298-0940

E-mail: gjensen@shermanhoward.com

ATTN:  Garth B. Jensen

If to the Escrow Agent at:

U.S. Bank National Association, as Escrow Agent

ATTN:  Paul L. Henderson

1349 W. Peachtree Street, NW

Suite 1050

Two Midtown Plaza

Atlanta, GA 30309

Telephone:  404-965-7218

Facsimile:  404-365-7946

E-mail:        Paul.Henderson1@usbank.com

or to such other address as each party may designate for itself by like notice and unless otherwise provided herein shall be deemed to have been given on the date received.

17.                               Optional Security Procedures.  In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If the Escrow Agent is unable to contact any of the designated representatives identified in Schedule C, the Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Purchaser’s or Seller’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Purchaser and Seller agree that the Escrow Agent may at its option record any telephone calls made pursuant to this Section. The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Purchaser or Seller to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. Purchaser and Seller acknowledge that these optional security procedures are commercially reasonable.

18.                               Amendment, Waiver and Assignment.  None of the terms or conditions of this Escrow Agreement may be changed, waived, modified, discharged, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Escrow Agreement. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. Except as provided in Section 9 hereof, this Escrow Agreement may not be assigned by any party without the written consent of the other parties.

19.                               Severability.  To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

20.                               Governing Law.  This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

21.                               Entire Agreement, No Third Party Beneficiaries.  This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds. Nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

22.                               Execution in Counterparts, Facsimiles.  This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. The delivery of copies of this Escrow Agreement and any Joint Written Instruction and their respective signature pages by PDF or facsimile transmission shall constitute effective execution and delivery as to the parties and may be used in lieu of originals for all purposes.

23.                               Termination.  This Escrow Agreement shall terminate upon the distribution of all the Escrow Funds pursuant to any applicable provision of this Escrow Agreement, and Escrow Agent shall thereafter have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

24.                               Dealings.  The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Purchaser or Seller and become pecuniarily interested in any transaction in which the Purchaser or Seller may be interested, and contract and lend money to the Purchaser or Seller and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Purchaser or Seller or for any other entity.

25.                               Brokerage Confirmation Waiver.  Purchaser and Seller acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant either the right to receive brokerage confirmations for certain security transactions as they occur, Purchaser and Seller specifically waive receipt of such confirmations to the extent permitted by law.  The Escrow Agent will furnish the Purchaser and Seller periodic cash transaction statements that include detail for all investment transactions made by the Escrow Agent.

26.                               Tax Reporting.  Escrow Agent shall have no responsibility for the tax consequences of this Agreement and Purchaser and Seller shall consult with independent counsel concerning any and all tax matters.  Purchaser and Seller shall provide Escrow Agent Form W-9 and an original Form W-8, as applicable, for each payee, together with any other documentation and information requested by Escrow Agent in connection with Escrow Agent’s reporting obligations under applicable IRS regulations. If such tax documentation is not so provided, Escrow Agent shall withhold taxes as required by the IRS. Purchaser and Seller have determined that any interest or income on Escrow Funds shall be reported on an accrual basis and deemed to be for the account of Purchaser.  Purchaser and Seller shall prepare and file all required tax filings with the IRS and any other applicable taxing authority; provided that the parties further agree that:

(a)                                 Escrow Agent IRS Reporting.  Purchaser shall accurately provide the Escrow Agent with all information requested by the Escrow Agent in connection with the preparation of all applicable Form 1099 and Form 1042-S documents with respect to all distributions as well as in the performance of Escrow Agent’s reporting obligations under the Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act or other applicable law or regulation.

(b)                                 Withholding Requests and Indemnification.  Purchaser and Seller jointly and severally agree to (i) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement, (ii) request the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations, and (iii) indemnify and hold the Escrow Agent harmless pursuant to Section 11 hereof from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Escrow Agent.

(c)                                  Imputed Interest.  To the extent that IRS imputed interest regulations apply, Purchaser and Seller shall so inform Escrow Agent, provide Escrow Agent with all imputed interest calculations and direct Escrow Agent to disburse imputed interest amounts as Purchaser and Seller deem appropriate. Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information.

27.                               WAIVER OF TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY

CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR (2) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY SUCH PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A CONSENT BY ALL PARTIES TO A TRIAL BY THE COURT.

28.                               Publicity.  No party will (a) use any other party’s proprietary indicia, trademarks, service marks, trade names, logos, symbols, or brand names, or (b) otherwise refer to or identify any other party in advertising, publicity releases, or promotional or marketing publications, or correspondence to third parties without, in each case, securing the prior written consent of such other party.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

Seller:

UQM Technologies, Inc.

By:	/s/ David Rosenthal
Name:	David Rosenthal
Title:	CFO

Purchaser:

American Compass, Inc.

By:	/s/ Jimmy Wang
Name:	Jimmy Wang
Title:	C.E.O.

U.S. BANK NATIONAL ASSOCIATION
as Escrow Agent

By:	/s/ Paul L. Henderson
Name:	Paul L. Henderson
Title:	Assistant Vice President

SCHEDULE A

For

Escrow Agreement by and among UQM Technologies, Inc. and American Compass, Inc.

Administrative Fees Bill Annually

Acceptance Fee	Waived

The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at closing.

One-Time Escrow Agent fee	$1,000.00

Account administration fee covers the routine duties of escrow agent associated with the administration of the account.  Administration fees are payable in advance.

Direct Out of Pocket Expenses

Reimbursement of expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.	At Cost

Extraordinary Services

Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule.  A reasonable charge will be assessed based on the nature of the service and the responsibility involved.  At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification.  Fees are subject to change at our discretion and upon written notice.  Fees paid in advance will not be prorated.  The fees set forth above and any subsequent modifications thereof are part of your agreement.  Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice.  In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to you directly.  Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity.  We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SCHEDULE B

U.S. BANK NATIONAL ASSOCIATION

MONEY MARKET ACCOUNT AUTHORIZATION FORM
DESCRIPTION AND TERMS

The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

U.S. BANK, WHEN ACTING AS AN INDENTURE TRUSTEE OR IN A SIMILAR CAPACITY, IS NOT REQUIRED TO REGISTER AS A MUNICIPAL ADVISOR WITH THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF COMPLYING WITH THE DODD-FRANK WALL STREET REFORM & CONSUMER PROTECTION ACT. INVESTMENT ADVICE, IF NEEDED, SHOULD BE OBTAINED FROM YOUR FINANCIAL ADVISOR.

AUTOMATIC AUTHORIZATION

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account. The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

SCHEDULE C

Each of the following person(s) is a Seller Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Purchaser’s behalf (only one signature required):

Joseph Mitchell	/s/ Joseph Mitchell	xxx-xxx-xxxx
Name	Specimen signature	Telephone No

David Rosenthal	/s/ David Rosenthal	xxx-xxx-xxxx
Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following language:)

The following person not listed above is authorized for call-back confirmations:

Name	Telephone Number

Each of the following person(s) is a Purchaser Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Seller’s behalf (only one signature required):

Jimmy Wang	/s/ Jimmy Wang	xxx-xxx-xxxx
Name	Specimen signature	Telephone No

Jason Xu	/s/ Jason Xu	xxx-xxx-xxxx
Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following language:)

The following person not listed above is authorized for call-back confirmations

Neil Dickson	xxx-xxx-xxxx
Name	Telephone No

EXHIBIT C

FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

(Annex A:  Exhibit C to Purchase Agreement)

FORM OF AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

UQM TECHNOLOGIES, INC.

The undersigned corporation, incorporated December 7, 1967 under the laws of Colorado, hereby adopts the following amended and restated articles of incorporation:

ARTICLE I

The name of the corporation is UQM Technologies, Inc.

ARTICLE II

The corporation shall have perpetual existence.

ARTICLE III

The purposes of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of Colorado.

ARTICLE IV

The authorized capital stock of the corporation is 150,000,000 shares of common stock with a par value of $.01 per share.  The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

ARTICLE V

Cumulative voting in the election of directors shall not be permitted.

ARTICLE VI

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than three.

ARTICLE VII

Meetings of shareholders may be held at such time and place as the bylaws shall provide.  At all meetings of shareholders, one-third of all shares entitled to vote shall constitute a quorum.

ARTICLE VIII

The vote to approve (i) an amendment to the articles of incorporation of the corporation, (ii) a plan or merger or a plan of share exchange, (iii) the sale, lease, exchange or other disposition of substantially all of the corporation’s property other than in the usual and regular course of business, or (iv) a proposal to dissolve the corporation as contemplated by Colorado Revised Statutes Section 7-114-102, shall require the approval of a majority of the votes entitles to be cast on the matter in the case of a single voting group or, if required by Colorado law, by the approval of each voting group entitled to vote separately on the matter by a majority of the votes entitles to be cast on the matter for that voting group.

ARTICLE IX

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding a majority of the then outstanding shares entitled to vote with respect to the subject matter thereof, subject to the provisions of the Colorado Business Corporation Act and the corporation’s bylaw

ARTICLE X

No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

ARTICLE XI

The corporation shall indemnify and advance expenses to any person who is or was a director of the corporation to the maximum extent now or hereafter permitted by the Colorado Business Corporation Act or any successor law.  The corporation shall indemnify and advance expenses to any person who is or was an officer of the corporation to the same extent as if such person were a director.  The corporation may, in its discretion, but shall not be obligated to, indemnify any person who is or was an officer, agent or employee of the corporation to a greater extent than a director.  No amendment to or repeal of this Article shall adversely affect the rights of any person who is or was a director or officer of the corporation in respect of acts or omissions occurring prior to the effective date of the amendment or repeal

ARTICLE XII

No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the amended and restated articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the restated and amended articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.  Nothing contained in these amended and restated articles of incorporation will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything in these articles of incorporation be construed to deprive any director of any right he may have for contribution from any other directors or other person.

Exhibit D

[Letterhead of Sherman & Howard L.L.C.]

, 2016

[Buyer]

Re:                             UQM Technologies, Inc.

Ladies and Gentlemen:

We have acted as counsel to UQM Technologies, Inc., a Colorado corporation (the “Company”), in connection with the Stock Issuance and Purchase Agreement (the “Agreement”), dated as of           , 2016, among the Company, [Hybrid Kinetic Group, Limited] and                .  This opinion is being delivered pursuant to Section 6.02(h) of the Agreement.  All capitalized terms which are defined in the Agreement shall have the same meanings when used herein, unless otherwise specified.

In connection with this opinion, we have examined the Agreement.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation of the Company as filed with the Office of the Secretary of State of the State of Colorado [on the date hereof]  and the Bylaws of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”).  If any document we examined in printed, word processed or similar form has been filed with the Commission on Edgar, we have assumed that the document so filed is identical to the document we examined except for formatting changes.

The opinions expressed herein are limited solely to the federal law of the United States, and the law of the State of Colorado.  Our opinions herein reflect only the application of applicable Colorado State law (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of each such State and (B) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such State, as to which we express no opinion) and the Federal laws of the United States of America (excluding the federal securities,  environmental, employee benefit, pension, tax and antitrust laws, as to which we express no opinion).  The opinions set forth herein are made as of the date hereof and are subject to, and

(Annex A:  Exhibit D to Purchase Agreement)

may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                      The Shares which are being issued on the date hereof pursuant to the Agreement have been duly authorized when issued and delivered by the Company pursuant to the Agreement against payment of the consideration set forth in the Agreement, will be validly issued, fully paid and nonassessable.

2.                                      The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, with a par value of $.01 per share.

3.                                      The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company.

4.                                      The execution, delivery and performance by the Company of the Agreement and the consummation of the Transaction, do not and will not: (a) result in a violation or breach of any provision of the Amended and Restated Articles of Incorporation or Bylaws of the Company; (b) result in a violation or breach of any provision of applicable Federal or Colorado State law, rule or regulation that we, based on our experience, recognize as being applicable to the Company in a transaction of this type; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any material agreement of the Company. For purposes of the foregoing, we have assumed that the only material agreements of the Company are those listed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2016.

We do not render any opinions except as set forth above. This opinion letter is being delivered by us solely for your benefit pursuant to the provisions of Section 6.02(h) of the Agreement.  By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose, including by you, without our prior written consent in each instance.

Very truly yours,

EXHIBIT E

FORM OF BYLAW AMENDMENT

(Annex A:  Exhibit E to Purchase Agreement)

AMENDMENT NUMBER 1

TO THE BYLAWS OF

UQM TECHNOLOGIES, INC.

This Amendment Number 1 (the “Amendment”) to the Bylaws (the “Bylaws”) of UQM Technologies, Inc. (the “Corporation”) is dated as of     , 2016.

WHEREAS, Section 2.13 of the Bylaws requires unanimous written consent of the shareholders to take action without a meeting; and

WHEREAS, the board of directors of the Corporation (the “Board of Directors”) deems it to be in the best interst of the Corporation that shareholders be permitted to take action without a meeting upon the written consent of a majority of the shareholders.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the above premises, each of the parties hereto agrees as follows:

1.              Section 2.10 of the Bylaws shall be amended and restated in its entirety as follows:

“Extraordinary Matters.”  Notwithstanding the provisions of Section 2.09, the vote to approve (i) an amendment to the articles of incorporation of the corporation, (ii) a plan or merger or a plan of share exchange, (iii) the sale, lease, exchange or other disposition of substantially all of the corporation’s property other than in the usual and regular course of business, or (iv) a proposal to dissolve the corporation as contemplated by Colorado Revised Statutes Section 7-114-102, shall require the approval of a majority of the votes entitles to be cast on the matter in the case of a single voting group or, if required by Colorado law, by the approval of each voting group entitled to vote separately on the matter by a majority of the votes entitles to be cast on the matter for that voting group.

2.              Section 2.13 of the Bylaws shall be amended and restated in its entirety as follows:

“Action Without a Meeting.  (a) Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding a majority of the then outstanding shares entitled to vote with respect to the subject matter thereof.  Such consent (which may be signed in counterparts) shall have the same force and effect as a vote of holders of a majority of the then outstanding shares entitled to vote thereon and may be stated as such in any document.  Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein shall be effective when holders of a majority of the shares entitled to vote theron have signed the consent.  The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.  All consents signed pursuant to this Section 2.13 shall be delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records. (b) If action is taken under subsection (a) of this section with less than unanimous consent of all shareholders entitled to vote upon the action, the corporation or shareholders taking the action shall, upon receipt by the corporation of all writings necessary to effect the action, give notice of the action to all shareholders who were entitled to vote upon the action but who have not consented to the action in the manner provided in subsection (a) of this section. The notice shall contain or be accompanied by the same material, if any, that would have been required to be given to shareholders in or with a notice of the meeting at which the action would have been submitted to the shareholders.”

3.              That on an after the date of this Amendment, except as otherwise specifically amended herein, the Bylaws remain in full force and effect, and this Amendment and the Bylaws shall be read, taken, and construed as one and the same instrument.

4.              This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

5.              This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

6.              The parties hereby incorporate the recitals herein and make them a part hereof.

[Signature Page Follows]

This Amendment is adopted by the undersigned as of the date first written above.

Being all of the directors of
UQM Technologies, Inc.

ANNEX B

[Letterhead of Duff & Phelps]

Confidential	June 28, 2016

UQM Technologies, Inc.
4120 Specialty Place
Longmont, CO 80504

Ladies and Gentlemen:

UQM Technologies, Inc. (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Board of Directors (the “Board of Directors”) of the Company (solely in their capacity as members of the Board of Directors) to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the public stockholders of the Company of the Consideration (as defined below) to be received by the Company in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

It is Duff & Phelps’ understanding that the Company and Hybrid Kinetic Group, Limited, a Hong Kong company (“Buyer”) intend to enter into a Stock Issuance and Purchase Agreement (the “Purchase Agreement”), the latest draft of which Duff & Phelps has reviewed is dated June 20, 2016.  The Purchase Agreement provides, among other things, that the following transaction will be effected pursuant to the terms and subject to the conditions set forth therein (the “Proposed Transaction”): (i) the Company shall issue 66,500,000 shares of the Company’s Common Stock (the “Purchased Stock”) to Buyer and (ii), as consideration for the issuance of the Purchased Stock, the Company shall receive $47,880,000 in the aggregate (the “Consideration”).  Upon issuance, the Purchased Stock will constitute a majority of the total issued and outstanding shares of Common Stock of the Company on a fully diluted basis.  The terms and conditions of the Proposed Transaction are more fully set forth in the Purchase Agreement.

For purposes of this Opinion, Common Stock means the Company’s common stock, par value $0.01 per share.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances.  Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular.  Duff & Phelps’

procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.              Reviewed the following documents:

a.              The Company’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended March 31, 2013 through March 31, 2016;

b.              Other internal documents relating to the history, current operations, and probable future outlook of the Company, including financial projections for the Company, provided to us by Management (the “Management Projections”);

c.               Documents related to the Proposed Transaction, including a draft, dated as of June 20, 2016, of the Purchase Agreement;

d.              A letter dated June 28, 2016 from Management which made certain representations as to historical financial statements, the Management Projections and the underlying assumptions;

2.              Discussed the information referred to above and the background and other elements of the Proposed Transaction with Management;

3.              Reviewed the historical trading price and trading volume of the Company’s common stock;

4.              Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant and an analysis of selected transactions that Duff & Phelps deemed relevant; and

5.              Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate with respect to the Company or otherwise.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1.              Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Management, and did not independently verify such information;

2.              Relied upon the fact that the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.              Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions;

4.              Assumed that information supplied and representations made by Management are substantially accurate regarding the Company and the Proposed Transaction;

5.              Assumed that the representations and warranties made in the Purchase Agreement are substantially accurate;

6.              Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

7.              Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

8.              Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Purchase Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

9.              Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.  Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof.  This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise).  Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Purchase Agreement and the Proposed Transaction, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Proposed Transaction.  This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice.  Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons or with respect to the fairness of any such compensation.

This Opinion is furnished solely for the use and benefit of the Board of Directors in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration received is the best possibly attainable under any circumstances; instead, it merely states whether the Consideration is within a range suggested by certain financial analyses.  The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.  This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated May 11, 2016 (the “Engagement Letter”).  This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Board of Directors and will receive a fee for its services.  No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated.  Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to the Board of Directors that it is prepared to deliver its Opinion.  Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Consideration paid to the Company in the Proposed Transaction is fair from a financial point of view to the Company’s stockholders (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, LLC

ANNEX C

FORM OF AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

UQM TECHNOLOGIES, INC.

The undersigned corporation, incorporated December 7, 1967 under the laws of Colorado, hereby adopts the following amended and restated articles of incorporation:

ARTICLE I

The name of the corporation is UQM Technologies, Inc.

ARTICLE II

The corporation shall have perpetual existence.

ARTICLE III

The purposes of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of Colorado.

ARTICLE IV

The authorized capital stock of the corporation is 150,000,000 shares of common stock with a par value of $.01 per share.  The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

ARTICLE V

Cumulative voting in the election of directors shall not be permitted.

ARTICLE VI

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than three.

ARTICLE VII

Meetings of shareholders may be held at such time and place as the bylaws shall provide.  At all meetings of shareholders, one-third of all shares entitled to vote shall constitute a quorum.

C-1

ARTICLE VIII

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding a majority of the then outstanding shares entitled to vote with respect to the subject matter thereof, subject to the provisions of the Colorado Business Corporation Act and the corporation’s bylaw

ARTICLE IX

No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

ARTICLE X

The corporation shall indemnify and advance expenses to any person who is or was a director of the corporation to the maximum extent now or hereafter permitted by the Colorado Business Corporation Act or any successor law.  The corporation shall indemnify and advance expenses to any person who is or was an officer of the corporation to the same extent as if such person were a director.  The corporation may, in its discretion, but shall not be obligated to, indemnify any person who is or was an officer, agent or employee of the corporation to a greater extent than a director.  No amendment to or repeal of this Article shall adversely affect the rights of any person who is or was a director or officer of the corporation in respect of acts or omissions occurring prior to the effective date of the amendment or repeal

ARTICLE XI

No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the amended and restated articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the restated and amended articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.  Nothing contained in these amended and restated articles of incorporation will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything in these articles of incorporation be construed to deprive any director of any right he may have for contribution from any other directors or other person.

C-2

ANNEX D

FORM OF FIRST AMENDED AND RESTATED AMENDMENT TO

ARTICLES OF INCORPORATION

OF

UQM TECHNOLOGIES, INC.

UQM Technologies, a Colorado corporation (the “corporation”), hereby certifies as follows

1.                                      The name of the corporation is UQM Technologies, Inc.

2.                                      The Amended and Restated Articles of Incorporation of the corporation are hereby amended as follows:

a.                                      Articles VIII, IX, X and XI are renumbered, respectively, as Articles IX, X, XI and XII.

b.                                      A new Article VIII is added to read in its entirety as follows:

ARTICLE VIII

The vote to approve (i) an amendment to the articles of incorporation of the corporation, (ii) a plan or merger or a plan of share exchange, (iii) the sale, lease, exchange or other disposition of substantially all of the corporation’s property other than in the usual and regular course of business, or (iv) a proposal to dissolve the corporation as contemplated by Colorado Revised Statutes Section 7-114-102, shall require the approval of a majority of the votes entitles to be cast on the matter in the case of a single voting group or, if required by Colorado law, by the approval of each voting group entitled to vote separately on the matter by a majority of the votes entitles to be cast on the matter for that voting group.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to the Articles of Incorporation of the Corporation to be filed with the Secretary of State of Colorado.

UQM TECHNOLOGIES, INC.

By:
Name:
Title:

D-1

AMENDMENT TO

UQM TECHNOLOGIES, INC.

2012 EQUITY INCENTIVE PLAN

WHEREAS, Article XI of the UQM Technologies, Inc. 2012 Equity Incentive Plan (the “Plan”) provides that the Board of Directors (the “Board”) of UQM Technologies, Inc. (the “Company”) has the power and right to amend the Plan; and

WHEREAS, Article XI of the Plan further provides that no amendment to the Plan may become effective without approval of the amendment by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements; and

WHEREAS, Section 4.1 of the Plan provides that the maximum aggregate number of Shares that may be issued under the Plan pursuant to Options and the maximum number of Shares that may be issued as Incentive Options may be increased from time to time by approval of the Board and by the shareholders of the Company.

NOW THEREFORE, the Board hereby amends the Plan by the adoption of the following amendment, which is effective upon the approval of the shareholders of the Company:

1.                                      Section 4.1 of the Plan is hereby amended to read as follows:

4.1                               Number of Shares.  The maximum aggregate number of Shares that may be issued under the Plan pursuant to Options is 4,600,000 Shares. The maximum number of Shares that may be issued under Incentive Options is 4,600,000 Shares.  The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company.  Such maximum numbers may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, shareholder approval is required.  The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

2.                                      All other provisions of the Plan shall remain unchanged.

In witness whereof, this Amendment is executed as of the     day of      , 2016.

UQM Technologies, Inc.

By:

Name:

Title:

E-1

AMENDMENT TO

UQM TECHNOLOGIES, INC.

STOCK BONUS PLAN

WHEREAS, Article XII of the UQM Technologies, Inc. Stock Bonus Plan (the “Plan”) provides that the Board of Directors (the “Board”) of UQM Technologies, Inc. (the “Company”) has the power and right to amend the Plan; and

WHEREAS, Article XII of the Plan further provides that no amendment to the Plan may become effective without approval of the amendment by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements; and

WHEREAS, Section 4.1 of the Plan provides the maximum aggregate number of Shares may be increased from time to time by approval of the Board and by the stockholders of the Company.

NOW THEREFORE, the Board hereby amends the Plan by the adoption of the following amendment, which is effective upon the approval of the shareholders of the Company:

1.                                      The first sentence of Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

The maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards is 1,854,994.

2.                                      All other provisions of the Plan shall remain unchanged.

In witness whereof, this Amendment  is executed as of the     day of         , 2016.

UQM Technologies, Inc.

By:

Name:

Title:

F-1